                                                                    EXHIBIT 10.1


                        CREDIT AND SECURITY AGREEMENT


                                  dated as of


                                AUGUST 19, 1998


                                     among


                             THOMASTON MILLS, INC.,
                                  as Borrower,

                           THOMASTON MILLS FSC, INC.,
                            as Subsidiary Guarantor

                               NATIONSBANK, N.A.
                             SUNTRUST BANK, ATLANTA
                            AND WACHOVIA BANK, N.A.
                                   as Lenders

                            SUNTRUST BANK, ATLANTA,
                            as Administrative Agent
                             and Syndication Agent,

                              WACHOVIA BANK, N.A.,
                     as Special Issuer, Documentation Agent
                              and Collateral Agent

                                      and

                   SUNTRUST EQUITABLE SECURITIES CORPORATION,
                          as Arranger and Lead Manager

                               TABLE OF CONTENTS


                               CREDIT AGREEMENT

ARTICLE 1

DEFINITIONS..............................................................................................2

SECTION 1.01.     Definitions............................................................................2

SECTION 1.02.     Accounting Terms and Determinations...................................................28

SECTION 1.03.     References............................................................................28

SECTION 1.04.     Use of Defined Terms..................................................................29

SECTION 1.05.     Terminology...........................................................................29

ARTICLE 2

THE CREDIT..............................................................................................30

SECTION 2.01.     Commitments to Lend...................................................................30

SECTION 2.02.     Method of Borrowing...................................................................35

SECTION 2.03.     Notes.................................................................................36

SECTION 2.04.     Maturity of Loans.....................................................................37

SECTION 2.05.     Interest Rates........................................................................38

SECTION 2.06.     Fees..................................................................................41

SECTION 2.07.     Optional Termination or Reduction of Commitments......................................43

SECTION 2.08.     Mandatory Reduction and Termination of Commitments....................................43

SECTION 2.09.     Optional Prepayments..................................................................44



                                      (i)

SECTION 2.10.     Mandatory Prepayments.................................................................44

SECTION 2.11.     General Provisions as to Payments.....................................................46

SECTION 2.12.     Computation of Interest and Fees......................................................48

SECTION 2.13.     All Loans to Constitute One Obligation................................................49

SECTION 2.14.     Reimbursement Obligations Generally; Duties of Issuers................................49

SECTION 2.15.     Participations in Certain Letter of Credit Obligations................................50

SECTION 2.16.     Payment of Reimbursement Obligations..................................................51

SECTION 2.17.     Indemnification and Exoneration in Respect of Letters of Credit.......................52

SECTION 2.18.     Subsidiary Guaranty...................................................................53

ARTICLE 3

COLLATERAL..............................................................................................56

SECTION 3.01.     Grant of Security Interest............................................................56

SECTION 3.02.     Lockbox; Collateral Reserve Account...................................................56

SECTION 3.03.     Further Assurances....................................................................57

ARTICLE 4

REPRESENTATIONS AND WARRANTIES..........................................................................57

SECTION 4.01.     Corporate Existence and Power.........................................................57

SECTION 4.02.     Corporate and Governmental Authorization; No Contravention............................58

SECTION 4.03.     Binding Effect........................................................................58

SECTION 4.04.     Financial Information.................................................................58

SECTION 4.05.     No Litigation.........................................................................59

SECTION 4.06.     Compliance with ERISA.................................................................59

SECTION 4.07.     Compliance with Laws; Payment of Taxes................................................59



                                      (ii)

SECTION 4.08.     Force Majeure.........................................................................59

SECTION 4.09.     Investment Company Act................................................................59

SECTION 4.10.     Public Utility Holding Company Act....................................................59

SECTION 4.11.     Ownership of Property; Liens..........................................................60

SECTION 4.12.     No Default............................................................................60

SECTION 4.13.     Full Disclosure.......................................................................60

SECTION 4.14.     Environmental Matters.................................................................60

SECTION 4.15.     Capital Stock.........................................................................60

SECTION 4.16.     Margin Stock..........................................................................61

SECTION 4.17.     Insolvency............................................................................61

SECTION 4.18.     Insurance.............................................................................61

SECTION 4.19.     Possession of Permits.................................................................61

SECTION 4.20.     Labor Disputes........................................................................62

SECTION 4.21.     Surety Obligations....................................................................62

SECTION 4.22.     Restrictions..........................................................................62

SECTION 4.23.     Leases................................................................................62

SECTION 4.24.     Trade Relations.......................................................................62

SECTION 4.25.     Capital Structure.....................................................................62

SECTION 4.26.     Y2K Plan..............................................................................63

SECTION 4.27.     Federal Taxpayer Identification Number................................................63

SECTION 4.28.     Bona Fide Accounts....................................................................63

SECTION 4.29.     Good Title to Collateral..............................................................63

SECTION 4.30.     Right to Assign and Grant Security Interest...........................................63



                                     (iii)

SECTION 4.31.     Trade Styles..........................................................................63

SECTION 4.32.     Account Debtor Capacity and Solvency..................................................64

SECTION 4.33.     Proceedings with Respect to Accounts..................................................64

SECTION 4.34.     Location of Collateral................................................................64

SECTION 4.35.     Material Contracts....................................................................64

SECTION 4.36.     Survival of Representations and Warranties............................................64

ARTICLE 5

COVENANTS...............................................................................................64

SECTION 5.01.     Information...........................................................................64

SECTION 5.02.     Inspection of Property, Books and Records.............................................67

SECTION 5.03.     Maintenance of Existence and Management...............................................68

SECTION 5.04.     Dissolution...........................................................................68

SECTION 5.05.     Consolidations, Mergers and Sales of Assets...........................................68

SECTION 5.06.     Use of Proceeds.......................................................................69

SECTION 5.07.     Compliance with Laws; Payment of Taxes................................................69

SECTION 5.08.     Insurance; Net Casualty/Insurance Proceeds............................................69

SECTION 5.09.     Change in Fiscal Year.................................................................70

SECTION 5.10.     Maintenance of Property...............................................................70

SECTION 5.11.     Material Contracts....................................................................70

SECTION 5.12.     Environmental Matters.................................................................70

SECTION 5.13.     Environmental Release.................................................................71

SECTION 5.14.     Transactions with Affiliates..........................................................71

SECTION 5.15.     No Other Subsidiaries.................................................................71



                                      (iv)

SECTION 5.16.     Restricted Payments...................................................................71

SECTION 5.17.     Investments...........................................................................71

SECTION 5.18.     Permitted Liens.......................................................................72

SECTION 5.19.     Restrictions on Ability of Borrower and Subsidiaries to Pay Dividends.................73

SECTION 5.21.     Minimum Consolidated EBITDA...........................................................73

SECTION 5.22.     Funded Debt/EBITDA Ratio..............................................................74

SECTION 5.23.     Leverage Ratio........................................................................74

SECTION 5.24.     Minimum Consolidated Tangible Net Worth...............................................74

SECTION 5.25.     Permitted Debt........................................................................74

SECTION 5.26.     Limitation on Issuance and Sale of Capital Stock of Subsidiaries......................75

SECTION 5.27.     Change of Principal Place of Business or Location of Collateral.......................75

SECTION 5.28.     Physical Inventories..................................................................75

SECTION 5.29.     Inventory Returns.....................................................................76

SECTION 5.30.     Preservation of Intangibles Collateral................................................76

SECTION 5.31.     Records Respecting Collateral.........................................................76

SECTION 5.32.     Reports Respecting Collateral.........................................................76

SECTION 5.33.     Collateral Location Waivers...........................................................77

SECTION 5.34.     Updates to Appraisals.................................................................77

SECTION 5.35.     Payment of Taxes On and Use of Collateral.............................................77

SECTION 5.36.     Dispositions of Equipment Collateral..................................................77

SECTION 5.37.     Changes to Taxpayer Identification Number.............................................78

SECTION 5.38.     Discounts and Allowances..............................................................78

SECTION 5.39.     Taxes Owing with Respect to Accounts..................................................78



                                      (v)

SECTION 5.40.     Capital Expenditures and Operating Leases.............................................78

SECTION 5.41.     Consultants...........................................................................78

ARTICLE 6

DEFAULTS................................................................................................79

SECTION 6.01.     Events of Default.....................................................................79

SECTION 6.02.     Notice of Default.....................................................................82

SECTION 6.03.     Remedies with Respect to Collateral...................................................82

SECTION 6.04.     Power of Attorney.....................................................................84

ARTICLE 7

THE AGENTS AND THE LENDERS..............................................................................84

SECTION 7.01.     Appointment; Powers and Immunities....................................................84

SECTION 7.02.     Reliance by Agents....................................................................86

SECTION 7.03.     Defaults..............................................................................86

SECTION 7.04.     Rights of Each Agent and its Affiliates as a Lender...................................86

SECTION 7.05.     Indemnification.......................................................................86

SECTION 7.06.     Payee of Note Treated as Owner........................................................87

SECTION 7.07.     Nonreliance on Agents, Issuers or Other Lenders.......................................87

SECTION 7.08.     Failure to Act........................................................................87

SECTION 7.09.     Resignation of Agent..................................................................88

SECTION 7.10.     Joinder of Lenders....................................................................88

SECTION 7.11.     Agreements Regarding Collateral.......................................................88

SECTION 7.12.     Agent Field Audits....................................................................89

SECTION 7.13.     Designation of Co-Collateral Agent....................................................89



                                      (vi)

SECTION 7.14.     Replacement of Certain Lenders............................ ...........................90

ARTICLE 8

CHANGE IN CIRCUMSTANCES; COMPENSATION...................................................................90

SECTION 8.01.     Basis for Determining Interest Rate Inadequate or Unfair..............................90

SECTION 8.02.     Illegality............................................................................91

SECTION 8.03.     Increased Cost and Reduced Return.....................................................91

SECTION 8.04.     Base Rate Loans Substituted for Affected Euro-Dollar Loans............................93

SECTION 8.05.     Compensation..........................................................................93

ARTICLE 9

CONDITIONS TO BORROWINGS AND ISSUANCE OF LETTERS OF CREDIT..............................................94

SECTION 9.01.     Conditions to Initial Borrowing and Issuance of any Letter of Credit..................94

SECTION 9.02.     Conditions to All Borrowings and Issuances of Letters of Credit.......................96

ARTICLE 10

MISCELLANEOUS...........................................................................................97

SECTION 10.01.    Notices...............................................................................97

SECTION 10.02.    No Waivers............................................................................97

SECTION 10.03.    Expenses; Documentary Taxes...........................................................97

SECTION 10.04.    Indemnification.......................................................................98

SECTION 10.05.    Setoff; Sharing of Setoffs............................................................98

SECTION 10.06.    Amendments and Waivers................................................................99

SECTION 10.07.    No Margin Stock Collateral...........................................................100

SECTION 10.08.    Successors and Assigns...............................................................100

SECTION 10.09.    Confidentiality......................................................................102



                                     (vii)

SECTION 10.10.    Representation by Lenders...........................................................103

SECTION 10.11.    Obligations Several.................................................................103

SECTION 10.12.    Georgia Law.........................................................................103

SECTION 10.13.    Severability........................................................................103

SECTION 10.14.    Interest............................................................................103

SECTION 10.15.    Interpretation......................................................................104

SECTION 10.16.    WAIVER OF JURY TRIAL; CONSENT TO JURISDICTION.......................................105

SECTION 10.17.    Counterparts........................................................................105

SECTION 10.18.    Source of Funds -- ERISA............................................................105

SECTION 10.19.    Credit Inquiries....................................................................105

SECTION 10.20.    Consequential Damages...............................................................105

SECTION 10.21.    Entire Agreement....................................................................105

SECTION 10.22.    Continuing Effect...................................................................106

EXHIBITS:

                  EXHIBIT A-1    -   Form of Revolving Loan Note
                  EXHIBIT A-2    -   Form of Term Loan Note
                  EXHIBIT B      -   Form of Borrower's Opinion
                  EXHIBIT C      -   Form of Agent's Opinion
                  EXHIBIT D      -   Form of Assignment and Acceptance
                  EXHIBIT E      -   Form of Notice of Borrowing
                  EXHIBIT F      -   Form of Borrowing Base Certificate
                  EXHIBIT G      -   Form of Compliance Certificate
                  EXHIBIT H      -   Form of Closing Certificate
                  EXHIBIT I      -   Form of Officer's Certificate
                  EXHIBIT J      -   Form of Waiver and Agreement
                  EXHIBIT K      -   Form of Telephone Instruction Letter
                  EXHIBIT L      -   Form of Commercial Letter of Credit Request
                  EXHIBIT M      -   Form of Collateral Disclosure Certificate
                  EXHIBIT N      -   Form of Pledge Agreement
                  EXHIBIT O      -   Form of Negative Pledge Agreement
                  EXHIBIT P-1    -   Form of In-Line Standby Letter of Credit Request
                  EXHIBIT P-2    -   Form of Notice of In-Line Standby Letter of Credit



                                     (viii)

SCHEDULES:

         SCHEDULE 2.01(b)     -   Existing In-Line Standby Letters of Credit
         SCHEDULE 2.01(f)     -   Existing Commercial Letters of Credit
         SCHEDULE 4.05        -   Litigation
         SCHEDULE 4.14        -   Environmental Matters
         SCHEDULE 4.20        -   Labor Disputes
         SCHEDULE 4.21        -   Surety Obligations
         SCHEDULE 4.22        -   Restrictions
         SCHEDULE 4.23        -   Leases
         SCHEDULE 4.25        -   Capital Structure
         SCHEDULE 4.35        -   Material Contracts
         SCHEDULE 5.14        -   Transactions With Affiliates
         SCHEDULE 5.25        -   Existing Debt



                                      (ix)

                         CREDIT AND SECURITY AGREEMENT


Preamble. THIS CREDIT AND SECURITY AGREEMENT (hereinafter, together with all schedules and exhibits hereto, and any supplements, additions, modifications or amendments thereto made from time to time called this "Agreement"), dated as of August 19, 1998 (the "Closing Date"), is made by and among THOMASTON MILLS, INC., a Georgia corporation (hereinafter, together with its successors and permitted assigns called the "Borrower"); THOMASTON MILLS FSC, INC., a U.S. Virgin islands corporation (hereafter, together with its successors and permitted assigns, called "FSC"); NATIONSBANK, N.A., a national banking association (hereinafter, together with its successors and permitted assigns, called "NationsBank"; NationsBank, together with SunTrust and Wachovia, each as hereinafter defined, called collectively, the "Lenders" and, individually, a "Lender"); SUNTRUST BANK, ATLANTA, a Georgia banking corporation (hereinafter, together with its successors and permitted assigns, called "SunTrust"), individually and as "Administrative Agent" and "Syndication Agent" (as those terms are hereinafter defined), on behalf of the Lenders; WACHOVIA BANK, N.A., a national banking association (hereinafter, together with its successors and permitted assigns, called "Wachovia"), as "Special Issuer," "Documentation Agent" and "Collateral Agent" (as those terms are hereinafter defined), on behalf of the Lenders; and SUNTRUST EQUITABLE SECURITIES CORPORATION, a Tennessee corporation (hereinafter, together with its successors and permitted assigns called "SunTrust Equitable Securities"), as "Arranger" and "Lead Manager" (as those terms are hereinafter defined), on behalf of the Lenders.

                  The Borrower and the Lenders, together with SunTrust, as agent for the Lenders, are parties to a certain Amended and Restated Revolving Credit and Term Loan Agreement, dated as of November 5, 1993 (which, as amended or modified to the Closing Date is called herein the "Prior Loan Agreement") pursuant to which the Lenders agreed to extend credit and other financial accommodations to the Borrower. The Lenders and the Borrower have agreed to supersede and replace the Prior Loan Agreement with this Agreement pursuant to which all loans and other financial accommodations arising under the Prior Loan Agreement will be refinanced, certain additional loans and financial accommodations heretofore made by the Lenders, individually, will be either refinanced or retired, FSC and each other Subsidiary will be added as parties, and security interests will be granted by the Borrower and each such Subsidiary in all, or substantially all, of its assets and properties (excluding real estate) to secure all debts and liabilities arising from the foregoing.

                  NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the parties hereto, each intending to be legally bound, hereby agree as follows:

                                   ARTICLE 1

                                  DEFINITIONS

                  SECTION 1.01.     Definitions. The terms as defined in this
SECTION 1.01 shall, for all purposes of this Agreement and any amendment hereto (except as herein otherwise expressly provided), have the meanings set forth herein:

                  "Accounts Receivable Collateral" means and includes all accounts, instruments, and chattel paper, including, without limitation, all rights of an Obligor to payment for goods sold or leased, or to be sold or to be leased, or for services rendered or to be rendered, howsoever evidenced or incurred, and together with all returned or repossessed goods and all books, records, computer tapes, programs and ledger books arising therefrom or relating thereto, all whether now owned or hereafter acquired or arising.

                  "Account Debtor" means the Person who is obligated on any of the Accounts Receivable Collateral or otherwise is obligated as a purchaser or lessee of any of the Inventory Collateral.

                  "Adjusted London Interbank Offered Rate" has the meaning set forth in SECTION 2.05(c).

                  "Administrative Agent" means SunTrust, acting in such capacity hereunder.

                  "Affected Lender" has the meaning set forth in SECTION 7.14.

                  "Affiliate" of any relevant Person means (i) any Person that directly, or indirectly through one or more intermediaries, controls the relevant Person (a "Controlling Person"), (ii) any Person (other than the relevant Person or a Subsidiary of the relevant Person) which is controlled by or is under common control with a Controlling Person, or (iii) any Person (other than a Subsidiary of the relevant Person) of which the relevant Person owns, directly or indirectly, five percent (5%) or more of the common stock or equivalent equity interests. As used herein, the term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

                  "Agents" means, collectively, the Administrative Agent, the Documentation Agent, the Syndication Agent, the Collateral Agent, the Lead Manager and the Arranger. "Agent" shall refer, individually, thereto.

                  "Agents' Letter Agreement" means, individually and collectively, that certain letter agreement (or each such letter agreement, if there is more than one), dated as of the Closing Date, between the Borrower and the Agents (or an Agent) relating to the structure of the credit facilities provided for under this Agreement, and certain fees from time to time payable by the Borrower to the Agents (or such Agent), together with all amendments and supplements thereto.

                  "Aggregate Real Properties" has the meaning given to such term in SECTION 4.14.

                  "Aggregate Revolving Loan Commitments" means the sum of all the Revolving Loan Commitments which, as of the Closing Date, equals Forty-Five Million Dollars ($45,000,000).

                  "Aggregate Revolving Loan Amount Outstanding" means at any time the sum of the aggregate principal amount outstanding under the Revolving Loans.

                  "Agreement" has the meaning given to such term in the Preamble to this Agreement.

                  "Applicable Margin" has the meaning set forth in SECTION 2.05(a).

                  "Arranger" means SunTrust Equitable Securities, acting in such capacity hereunder.

                  "Assignee" has the meaning set forth in SECTION 10.08(c).

                  "Assignment and Acceptance" means an Assignment and Acceptance executed in accordance with SECTION 10.08(c) in the form attached hereto as EXHIBIT D.

                  "Authority" has the meaning set forth in SECTION 8.02.

                  "Balances Collateral" means all property of each Obligor left with any Agent, any Issuer or any Lender or in the possession, custody or control now or hereafter of any Agent, any Issuer or any Lender, all deposit accounts of each Obligor now or hereafter opened with any Agent, any Issuer or any Lender, all certificates of deposit issued by any Agent, any Issuer or any Lender to an Obligor, and all drafts, checks and other items deposited in or with any Agent, any Issuer or any Lender by any Obligor for collection now or hereafter, including, without limitation, all such items described in SECTION 10.05.

                  "Bankruptcy Code" means Title 11 of the United States Code, as it may be amended from time to time.

                  "Base Rate" means for any Base Rate Loan for any day, the rate per annum equal to the higher as of such day of (i) the Prime Rate, or
(ii) one-half of one percent (1/2%) above the Federal Funds Rate. For purposes of determining the Base Rate for any day, changes in the Prime Rate or the Federal Funds Rate shall be effective on the date of each such change.

                  "Base Rate Loan" means a Loan which bears (or is to bear) interest at a rate based upon the Base Rate, and is to be made as a Base Rate Loan pursuant to the applicable Notice of Borrowing, SECTION 2.02(f), or
ARTICLE 8, as applicable.

                  "Borrower" has the meaning given to such term in the Preamble to this Agreement.

                  "Borrowing" means a borrowing hereunder consisting of Loans and Refunding Loans made to the Borrower at the same time by all of the Lenders, in the case of a Revolving Loan Borrowing or a Term Loan Borrowing, in each case pursuant to ARTICLE 2. A Borrowing is a "Revolving Loan Borrowing" if such Loans are Revolving Loans, a "Term Loan Borrowing" if such Loans are Term Loans, a "Syndicated Borrowing" if such Loans are Syndicated Loans, a "Euro-Dollar Borrowing" if such Loans are Euro-Dollar Loans, and a "Base Rate Borrowing" if such Loans are Base Rate Loans.

                  "Borrowing Base" means the following sum:

                  (i) an amount equal to eighty-five percent (85%) of the dollar value of Eligible Accounts as of the date of determination; plus

                  (ii) an amount equal to fifty percent (50%) of the dollar value of the Eligible Inventory consisting of finished goods, valued at the lower of cost (on a first-in, first-out basis) or market value, as of the date of determination; plus

                  (iii) an amount equal to seventy percent (70%) of the dollar value of the Eligible Inventory consisting of raw baled cotton, valued at the lower of cost (on a first-in, first-out basis) or market value, as of the date of determination; plus

                  (iv) an amount equal to fifty percent (50%) of the dollar value of the Eligible Inventory consisting of raw materials (including purchased greige fabric), other than raw baled cotton, valued at the lower of cost (on a first-in, first-out basis) or market value, as of the date of determination; plus

                  (v) an amount equal to thirty percent (30%) of the dollar value of Eligible Inventory consisting of work in process inventory (not stored with processors) constituting full bolts of finished roll stock available to sew, valued at the lower of cost (on a first-in, first-out basis) or market value, as of the date of determination; plus

                  (vi) an amount equal to thirty percent (30%) of the dollar value of Eligible Inventory consisting of work in process inventory (not stored with processors) constituting set assemblies for open stock singles and set assemblies for open stock sets, valued at the lower of cost (on a first-in, first-out basis) or market value, as of the date of determination; plus

                  (vii) an amount equal to fifty percent (50%) of the dollar value of Eligible Inventory consisting of work in process inventory (not stored with processors) constituting greige sheeting stored at finishing, valued at the lower of cost (on a first-in, first-out basis) or market value, as of the date of determination; plus

                  (viii) an amount equal to thirty percent (30%) of the dollar value of Eligible Inventory consisting of work in process inventory constituting greige sheeting stored with processors, valued at the lower of cost (on a first-in, first-out basis) or market value, as at the date of determination; minus

                  (ix) reserves in the aggregate amount of all Letter of Credit Obligations in respect of Commercial Letters of Credit outstanding from time to time; minus

                  (x) a fixed and continuing reserve in the amount of Ten Million Dollars ($10,000,000), as such reserve may be reduced from time to time by the Collateral Agent, subject to the approval or at the direction of the Required Lenders; minus

                  (xi) reserves in the aggregate amount of all Third Party Claims, or such lesser amount as the Collateral Agent may, either in its discretion or at the direction of the Required Lenders, establish from time to time, unless and except to the extent that a Third Party has executed and delivered to the Collateral Agent a Waiver Agreement; minus

                  (xii)    the aggregate amount of any Special Reserves; minus

                  (xiii) such other reserves as the Collateral Agent may, or at the direction of the Required Lenders will, establish from time to time by written notice to the Borrower and the Lenders.

                  "Borrowing Base Certificate" means a certificate in the form attached hereto as EXHIBIT F.

                  "Capital Stock" means any nonredeemable capital stock of the Borrower or any Subsidiary (to the extent issued to a Person other than the Borrower), whether common or preferred.

                  "Casualty" means any act or occurrence of any kind or nature that results in damage, loss or destruction to any Collateral.

                  "CERCLA" means the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. ss. 9601 et seq. and its implementing regulations and amendments.

                  "CERCLIS" means the Comprehensive Environmental Response Compensation and Liability Inventory System established pursuant to CERCLA.

                  "Certified Public Accountants" means the Borrower's certified public accountants as of the Closing Date or such other firm of nationally recognized independent certified public accountants which may be retained by the Borrower hereafter for the purpose of auditing its financial statements.

                  "Change of Law" has the meaning set forth in SECTION 8.02.

                  "Closing Certificate" has the meaning set forth in SECTION 9.01(e).

                  "Closing Date" has the meaning given to such term in the Preamble to this Agreement.

                  "Code" means the Internal Revenue Code of 1986, as amended, or any successor federal tax code.

                  "Collateral" means (i) the assets and properties of the Obligors in which the Collateral Agent, for the benefit of the Lenders, is granted a security interest pursuant to SECTION 3.01, and (ii) the Pledged Stock pledged to the Collateral Agent pursuant to the Pledge Agreement.

                  "Collateral Agent" means Wachovia, acting in such capacity hereunder.

                  "Collateral Disclosure Certificate" means the Collateral Disclosure Certificate, dated as of the Closing Date, substantially in the form of EXHIBIT M, executed by the Borrower on behalf of each Obligor and containing disclosure of information pertaining to the Collateral.

                  "Collateral Locations" means the respective chief executive office of the Borrower and each other Obligor and those additional locations, if any, of the Borrower and each other Obligor set forth and described in the Collateral Disclosure Certificate.

                  "Collateral Reserve Account" means each non-interest bearing, demand deposit account which the Borrower is required to open and maintain with the Collateral Agent or a Lender for the benefit of the Collateral Agent pursuant to the requirements of SECTION 3.02.

                  "Commercial Letter of Credit Commitment" means, (i) with respect to Wachovia only, the amount set forth as its "Commercial Letter of Credit Commitment" opposite its name on its signature page to this Agreement, and (ii) as to any Lender which enters into any Assignment and Acceptance with Wachovia or an Assignee of Wachovia hereafter, the amount of such Lender's Commercial Letter of Credit Commitment after giving effect to such Assignment and Acceptance.

                  "Commercial Letters of Credit" means Letters of Credit issued by the Special Issuer for the account of the Borrower pursuant to SECTION 2.01(f).

                  "Commitment" means a Revolving Loan Commitment, a Term Loan Commitment, a Pike Facility Bonds Standby Letter of Credit Commitment, the Prudential Notes Standby Letter of Credit Commitment and the Commercial Letter of Credit Commitment; and "Commitments" shall refer, collectively, to the foregoing.

                  "Compliance Certificate" has the meaning set forth in
SECTION 5.01(c).

                  "Condemnation" means any taking of title, of use, or of any other property interest under the exercise of the power of eminent domain, whether temporarily or permanently, by any governmental authority or by any Person acting under governmental authority.

                  "Condemnation Awards" means any and all judgments, awards of damages (including, but not limited to, severance and consequential damages), payments, proceeds, settlements, amounts paid for a taking in lieu of Condemnation, or other compensation heretofore or hereafter made, including interest thereon, and the right to receive the same, as a result of, or in connection with, any Condemnation or threatened Condemnation.

                  "Consolidated Debt" means, at any date, the Debt of the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP as of such date.

                  "Consolidated EBITDA" means the sum of the following, calculated on a consolidated basis in accordance with GAAP for the Borrower and its Consolidated Subsidiaries, for the relevant fiscal period: (i) Consolidated Net Income; plus (ii) depreciation and amortization expense; plus (iii) Consolidated Interest Expense; plus (iv) income tax expense included in determining Consolidated Net Income.

                  "Consolidated EBITDAR" means the sum of the following, calculated on a consolidated basis in accordance with GAAP for the Borrower and its Consolidated Subsidiaries, for the relevant fiscal period: (i) Consolidated EBITDA; plus (ii) all payment obligations of the Borrower and its Consolidated Subsidiaries under all operating leases and operating rental agreements (other than between or among the Borrower and its Consolidated Subsidiaries); minus
(iii) the aggregate amount of all capital expenditures of the Borrower and its Consolidated Subsidiaries not financed by Purchase Money Liens.

                  "Consolidated Excess Cash Flow" means for any period, (i) Consolidated Net Income for such period; plus (ii) to the extent deducted (or minus to the extent included) in determining such Consolidated Net Income for such period, non-cash items of income and expense (including, without limitation, depreciation, amortization, deferred tax expense and other similar non-cash charges); minus (iii) any gain (or plus any loss) from asset sales to the extent included (or deducted) in determining Consolidated Net Income for such period; minus (iv) capital expenditures made in such period; minus (v) any increase in the average of the Net Working Investment at the end of each Fiscal Quarter ended during such period, when compared with the average of the Net Working Investment at the end of each Fiscal Quarter during the corresponding period immediately prior thereto; minus (vi) all principal payments scheduled to be made during such period on the Term Loans and the Prudential Notes.

                  "Consolidated Fixed Charges" means the sum of the following, calculated on a consolidated basis in accordance with GAAP for the Borrower and its Consolidated Subsidiaries: (i) Consolidated Interest Expense for the relevant fiscal period, plus (ii) all payment obligations of the Borrower and its Consolidated Subsidiaries for such period under all operating leases and operating rental agreements (other than between or among the Borrower and its Consolidated Subsidiaries), plus (iii) the current portion of long term Debt outstanding as of the last day of the relevant fiscal period coming due in the next twelve (12) months as reflected on the Borrower's and its Consolidated Subsidiaries' most recent quarterly financial statements submitted to the Lenders pursuant to SECTION 5.01(b), plus
(iv) the aggregate amount of all Restricted Payments paid in the relevant fiscal period.

                  "Consolidated Funded Debt" means, at any date, the Funded Debt of the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Interest Expense" means, for any relevant fiscal period, interest, whether expensed or capitalized, in respect of Debt of the Borrower or any of its Consolidated Subsidiaries outstanding during such period, determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Liabilities" means the sum of (i) all liabilities that, in accordance with GAAP, should be classified as liabilities on a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries, and (ii) to the extent not included in clause (i) of this definition, all Redeemable Preferred Stock of the Borrower and its Consolidated Subsidiaries.

                  "Consolidated Net Income" means, for any relevant fiscal period, the Net Income of the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP, but excluding extraordinary items.

                  "Consolidated Subsidiary" means, at any date, any Subsidiary or other entity the accounts of which, in accordance with GAAP, should be consolidated with those of the Borrower in its consolidated financial statements as of such date.

                  "Consolidated Tangible Net Worth" means, at any time, Stockholders' Equity, less the sum of the value, as set forth or reflected on the most recent consolidated balance sheet of the Borrower and its Consolidated Subsidiaries, prepared in accordance with GAAP, of: (A) any surplus resulting from any write-up of assets subsequent to its Fiscal Year ended June 28, 1997;
(B) all assets which would be treated as intangible assets for balance sheet presentation purposes under GAAP, including without limitation goodwill (whether representing the excess of cost over book value of assets acquired, or otherwise), trademarks, trade names, copyrights, patents and technologies, unamortized debt discount and expense and unamortized capitalized startup costs; (C) to the extent not included in clause (B) of this definition, any amount at which shares of Capital Stock of the Borrower appear as an asset on the balance sheet of the Borrower and its Consolidated Subsidiaries; (D) loans or advances to stockholders, directors, officers or employees; (E) to the extent not included in (B) of this definition, deferred expenses (excluding, however, deferred taxes); and (F) Affiliate and shareholder loans of the Borrower.

                  "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under section 414 of the Code.

                  "Credit Documents" means this Agreement, the Notes, the Security Documents, the Collateral Disclosure Certificate, any other certificate agreement, document or instrument evidencing, relating to or securing the Obligations, and any other agreement, document or instrument delivered from time to time in connection with this Agreement, the Notes, the Security Documents or the Obligations, as such agreements, documents and instruments may be amended or supplemented from time to time.

                  "Debt" of any Person means at any date, without duplication,
(i) all obligations of such Person for borrowed money, (ii) all payment obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable and accrued expenses arising in the ordinary course of business, (iv) all obligations of such Person as lessee under capital leases or leases for which such Person retains tax ownership of the property subject to a lease, (v) all obligations of such Person to reimburse any bank or other Person in respect of amounts payable under a banker's acceptance, (vi) all Redeemable Preferred Stock of such Person (in the event such Person is a corporation), (vii) all obligations of such Person to reimburse any bank or other Person in respect of amounts paid or undrawn amounts available to be paid under a letter of credit or similar instrument, (viii) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, (ix) all obligations of such Person with respect to interest rate protection agreements, foreign currency exchange agreements or other hedging arrangements, other than commodity hedging agreements entered into by such Person as risk protection rather than as an investment (each valued as the termination value thereof computed in accordance with a method approved by the International Swap Dealers Association and agreed to by such Person in the applicable agreement, if any), and (x) all Debt of others Guaranteed by such Person.

                  "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

                  "Default Rate" means, with respect to any Loan or other Obligation, on any day, the higher of (i) the sum of three percent (3%) plus the then highest interest rate (including the Applicable Margin) which may be applicable to such Loan or other Obligation hereunder (irrespective of whether any such type of Loans or other Obligations are actually outstanding hereunder) or (ii) the sum of three percent (3%) plus the Base Rate.

                  "Documentation Agent" means Wachovia, acting in such capacity hereunder.

                  "Dollars" or "$" means dollars in lawful currency of the United States of America.

                  "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in the State of Georgia are authorized by law to close.

                  "Eligible Accounts" means that portion of the Accounts Receivable Collateral of each Obligor consisting of trade accounts receivable actually owing to such Obligor by its Account Debtors subject to no counterclaim, defense, setoff or deduction, provided, in each of the foregoing cases, that such Accounts Receivable Collateral is at all times subject to a duly perfected, first priority security interest in favor of the Collateral Agent, subject only to any Permitted Encumbrances excluding, however, in any event, any such account:

                  (i) with respect to which any portion thereof is more than sixty (60) days past due or more than ninety (90) days past invoice date;

                  (ii) which is owing by any Subsidiary or other Affiliate of an Obligor;

                  (iii) which is owing by any Account Debtor having twenty-five percent (25%) or more in face value of its then existing accounts with the Obligor more than sixty (60) days past due;

                  (iv) the assignment of which is subject to any requirements set forth in the Assignment of Claims Act;

                  (v) which is owing by any Account Debtor whose accounts, in face amount, with the Obligors exceed ten percent (10%) of such Borrower's Eligible Accounts, but only to the extent of such excess;

                  (vi) which is owed by, billed to, or will be paid by an Account Debtor not located in the United States or Canada (excluding Quebec), unless such account is secured by a letter of credit that is issued or confirmed by a bank acceptable to the Collateral Agent that is in form and substance acceptable to the Collateral Agent and payable in the full amount of the account in freely convertible U.S. Dollars at a place of payment within the United States, and, if requested by the Collateral Agent, such letter of credit, or amounts payable thereunder, is collaterally assigned to the Collateral Agent;

                  (vii) which is subject to a "bill and hold" arrangement (as to which the Account Debtor has been invoiced but the goods have not yet been shipped), but only to the extent that the aggregate face amount thereof, as to all Obligors, is in excess of Three Million Dollars ($3,000,000) (or such lesser amount which the Collateral Agent establishes either in its discretion or at the direction of the Required Lenders, by written notice from time to time to the Borrower);

                  (viii) which is owing by any Account Debtor which is the subject (as debtor) of any voluntary or involuntary case or proceeding under any bankruptcy, insolvency or other similar law or as to which a trustee, receiver, liquidator, custodian or other similar official has been appointed for it or for any substantial part of its property; provided, however, that the post-petition accounts of any Account Debtor which is then the subject (as debtor) of any Chapter 11 proceeding under the federal Bankruptcy Code shall be exempted from the foregoing limitation, so long as such proceeding is continuing;

                  (ix) which arises from the sale of any Inventory Collateral that is not Eligible Inventory pursuant to clause (iii) of the proviso contained in the definition of "Eligible Inventory";

                  (x) with respect to which the Collateral Agent determines either in its discretion or at the direction of the Required Lenders, that collection of such account is insecure, or that payment thereof is doubtful or will be delayed by reason of such Account Debtor's financial condition or that the prospect of payment or performance by such Account Debtor is or will be impaired;

                  (xi) with respect to which the Account Debtor's executive offices are located in the State of New Jersey, Minnesota, Indiana or any other state imposing similar conditions to the right of a creditor to collect accounts, unless (A) the Obligor in question has filed a notice of business activities report, or such other similar report required by such state, with the appropriate officials of such state for the then current year, or (B) such Account Debtor has substantial assets located, respectively, outside of the States of New Jersey, Minnesota, Indiana or such other state, as the case may be;

                  (xii) which is owed by, billed to, or will be paid by an Account Debtor located in the State of Alabama or any other state the laws of which deny creditors access to its courts in the absence of qualification to do business as a foreign corporation in such state or in the absence of the filing of any required reports with such state, unless the Obligor has qualified as a foreign corporation authorized to do business in Alabama or such other state or has filed such required reports;

                  (xiii) which is subject to any Lien other than a Permitted Encumbrance;

                  (xiv) except as otherwise provided in clause (vii) above, which arises from (A) the sale of goods which have not been delivered and accepted by the Account Debtor, or (B) services which have not been performed by the Obligor and accepted by the Account Debtor;

                  (xv) which is owing by any Account Debtor with respect to which the Obligor in question has determined for any reason not to continue selling goods to or performing services for on open account;

                  (xvi) which is evidenced by chattel paper or an instrument of any kind, or has been reduced to judgment;

                  (xvii) with respect to which the Obligor in question has made an agreement with the Account Debtor (A) for any deduction therefrom, except for discounts or allowances which are made in the ordinary course of business for prompt payment and which discounts or allowances are reflected in the calculation of the face amount of each invoice related to such Account, but only to the extent of such deduction, or (B) to extend the time of payment thereof beyond the period set forth in clause (i) in this definition;

                  (xviii) which arises from a retail sale of goods to a Person who is purchasing the same primarily for personal, family or household purposes; or

                  (xix) which the Collateral Agent determines either in its discretion or at the direction of the Required Lenders, not to be eligible for purposes hereof.

                  "Eligible Inventory" means the gross dollar value of Inventory Collateral of each Obligor consisting of: (a) raw materials (including purchased greige fabric); (b) work in process consisting of full bolts of finished roll stock available to sew, set assemblies for open stock singles and set assemblies for open stock sets and greige sheeting stored at finishing; and (c) finished goods, subject to no further processing and held for sale in the ordinary course of such Obligor's business to its customers and not Affiliates of such Obligor; provided, however, in each of the foregoing cases, that such Inventory Collateral:

                  (i) is at all times subject to a duly perfected, first priority security interest in favor of the Collateral Agent, subject only to any Permitted Encumbrances;

                  (ii)     is in good and saleable condition;

                  (iii) is not on consignment from or subject to any "guaranteed sale," "sale-or-return," "sale-on-approval" or repurchase agreement with any supplier;

                  (iv) does not constitute returned goods in transit to customers;

                  (v) does not constitute obsolete, repossessed, discontinued, shopworn, damaged or slow-moving goods (it being understood that, without limitation, any goods not sold within one (1) year from date of manufacture or purchase shall be deemed "slow moving"), or goods of substandard quality; e.g., "seconds";

                  (vi) conforms in all respects to the warranties and representations with respect to Inventory Collateral set forth herein;

                  (vii) is not subject to a negotiable document of title (unless issued or endorsed, and delivered to the Collateral Agent);

                  (viii) is not subject to any license or other agreement that limits or restricts the Borrower's or the Collateral Agent's right to sell or otherwise dispose of such inventory;

                  (ix) is located at a Collateral Location situated within the United States or Canada (excluding Quebec) on premises owned by the Borrower or with respect to which the Collateral Agent holds a Waiver Agreement as to which the Borrower and each Third Party which is party thereto is then in compliance; provided, however, that, only for a period of not more than thirty (30) days after the Closing Date, Inventory Collateral which otherwise constitutes Eligible Inventory under this definition shall not be considered ineligible solely due to Borrower's failure to comply with this clause (ix) in respect of one or more Third Parties which are processors having greige sheeting in their possession;

                  (x) meets all standards imposed by any governmental agency or authority, including, without limitation, as to its production, acquisition or importation;

                  (xi) is not produced in violation of the Fair Labor Standards Act and is not subject to the "hot goods" provisions contained in 29 U.S.C. ss. 215;

                  (xii)    is located at a Collateral Location; and

                  (xiii) which the Collateral Agent has not determined, either in its discretion or at the direction of the Required Lenders, to be ineligible for purposes hereof.

                  "Environmental Authority" means any foreign, federal, state, local or regional government that exercises any form of jurisdiction or authority under any Environmental Requirement.

                  "Environmental Authorizations" means all licenses, permits, orders, approvals, notices, registrations or other legal prerequisites for conducting the business of the Borrower or any Subsidiary required by any Environmental Requirement.

                  "Environmental Judgments and Orders" means all judgments, decrees or orders arising from or in any way associated with any Environmental Requirements, whether or not entered upon consent, or written agreements with an Environmental Authority or other entity arising from or in any way associated with any Environmental Requirement, whether or not incorporated in a judgment, decree or order.

                  "Environmental Liabilities" means any liabilities, whether accrued, contingent or otherwise, arising from and in any way associated with any Environmental Requirements.

                  "Environmental Notices" means notice from any Environmental Authority or by any other person or entity, of possible or alleged noncompliance with or liability under any Environmental Requirement, including without limitation any complaints, citations, demands or requests from any Environmental Authority or from any other person or entity for correction of any violation of any Environmental Requirement or any investigations concerning any violation of any Environmental Requirement.

                  "Environmental Proceedings" means any judicial or administrative proceedings arising from or in any way associated with any Environmental Requirement.

                  "Environmental Releases" means releases as defined in CERCLA or under any applicable state or local environmental law or regulation.

                  "Environmental Requirements" means any legal requirement relating to health, safety or the environment and applicable to the Borrower or any Subsidiary or the Aggregate Real Properties, including but not limited to any such requirement under CERCLA or similar state legislation and all federal, state and local laws, ordinances, regulations, orders, writs, decrees and common law.

                  "Equipment Collateral" means all equipment and fixtures of each Obligor, whether now owned or hereafter acquired, wherever located, including, without limitation, all machinery, furniture, furnishings, leasehold improvements, computer equipment, books and records, motor vehicles, forklifts, rolling stock, dies and tools used or useful in each Obligor's business operations, excluding, however, any Excluded Equipment.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor law. Any reference to any provision of ERISA shall also be deemed to be a reference to any successor provision or provisions thereof.

                  "Euro-Dollar Business Day" means any Domestic Business Day on which dealings in Dollar deposits are carried out in the London interbank market.

                  "Euro-Dollar Loan" means a Loan which bears or is to bear interest at a rate based upon the Adjusted London Interbank Offered Rate, and to be made as a Euro-Dollar Loan pursuant to the applicable Notice of Borrowing.

                  "Euro-Dollar Reserve Percentage" has the meaning set forth in
SECTION 2.05(c).

                  "Event of Default" has the meaning set forth in SECTION 6.01.

                  "Excess Borrowing Availability" means, at any time, the amount (if any) by which the aggregate amount of the Borrowing Base exceeds the then outstanding Working Capital Obligations.

                  "Excess Cash Flow Payments" means an amount equal to seventy-five percent (75%) of Consolidated Excess Cash Flow as calculated from the Borrower's annual audited consolidated financial statements, furnished to the Lenders in accordance with SECTION 5.01(a); provided, however, in the event that the Borrower fails to deliver such financial statements to the Lenders as and when required, or the Administrative Agent determines in the exercise of its good faith and reasonable discretion that such financial statements do not accurately reflect the Borrower's consolidated financial position for the period covered, the Administrative Agent may estimate, in its discretion, the amount of Excess Cash Flow Payment for such period.

                  "Excluded Equipment" means (i) any equipment subject to a Purchase Money Lien as to which the purchase money creditor holding such Lien prohibits other Liens thereon without its prior consent, unless and until either
(A) such creditor grants such consent or (B) the Debt secured by such Lien has been fully paid and satisfied; and (ii) any equipment with respect to which the rights of possession and use of an Obligor are created pursuant to a lease which does not create a security interest, unless and until such time (if any) as such Obligor acquires title to such equipment from the lessor or the lessor abandons its rights and claims thereto.

                  "Executive Office" means the chief executive office address of the Borrower and each other Obligor designated as such in the Collateral Disclosure Certificate.

                  "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the next higher 1/100th of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided, however, that (i) if the day for which such rate is to be determined is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to the Administrative Agent on such day on such transactions, as determined in good faith by the Administrative Agent.

                  "Fees" means, collectively, all fees and charges (excluding interest) payable to the Agents, the Issuers and the Lenders pursuant hereto, including, particularly, those set forth and described in SECTION 2.06.

                  "Fiscal Month" means any fiscal month of the Borrower and its Consolidated Subsidiaries.

                  "Fiscal Quarter" means any fiscal quarter of the Borrower and its Consolidated Subsidiaries.

                  "Fiscal Year" means any fiscal year of the Borrower and its Consolidated Subsidiaries.

                  "Fixed Charge Coverage Ratio" means the ratio of Consolidated EBITDAR to Consolidated Fixed Charges.

                  "ForEx Contract" means each "spot" or "forward" foreign currency exchange agreement entered into from time to time between or among the Borrower, any Subsidiary and any Lender.

                  "ForEx Obligations" means any and all settlement obligations, fees, charges, liabilities and other obligations owed to any Lender under any ForEx Contracts issued by it.

                  "FSC" has the meaning given to such term in the Preamble to this Agreement.

                  "Funded Debt," for any Person, means: (i) all Debt of such Person, other than Debt of the types described in clause (ix) of the definition of "Debt"; and (ii) all accounts payable of such Person which are more than sixty (60) days past due and not in dispute.

                  "Funded Debt/EBITDA Ratio" means the ratio of Consolidated Funded Debt to Consolidated EBITDA, calculated as to Funded Debt as of the Fiscal Quarter just ended and calculated as to Consolidated EBITDA for the Fiscal Quarter just ended and the immediately preceding three (3) Fiscal Quarters.

                  "GAAP" means generally accepted accounting principles in the United States of America applied on a basis consistent with those which, in accordance with SECTION 1.02, are to be used in making the calculations for purposes of determining compliance with the terms of this Agreement.

                  "Guarantee" or "Guaranty," by any Person, means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to secure, purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to provide collateral security, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the terms "Guarantee" and "Guaranty" shall not include endorsements for collection or deposit in the ordinary course of business. The terms "Guarantee" or "Guaranty", used as a verb, shall have corresponding meanings.

                  "Guaranteed Obligations" has the meaning given to such term in
SECTION 2.17(a).

                  "Hazardous Materials" includes, without limitation, (a) solid or hazardous waste, as defined in the Resource Conservation and Recovery Act of 1980, 42 U.S.C. ss. 6901 et seq. and its implementing regulations and amendments, or in any applicable state or local law or regulation, (b) "hazardous substance", "pollutant", or "contaminant" as defined in CERCLA, or in any applicable state or local law or regulation, (c) gasoline, or any other petroleum product or by-product, including, crude oil or any fraction thereof,
(d) toxic substances, as defined in the Toxic Substances Control Act of 1976, or in any applicable state or local law or regulation and (e) insecticides, fungicides, or rodenticides, as defined in the Federal Insecticide, Fungicide, and Rodenticide Act of 1975, or in any applicable state or local law or regulation, as each such Act, statute or regulation may be amended from time to time.

                  "In-Line Standby Letters of Credit" shall mean Letters of Credit issued by the Administrative Agent for the account of the Borrower or any Subsidiary pursuant to SECTION 2.01(b).

                  "Intangibles Collateral" shall mean all general intangibles of each Obligor, whether now existing or hereafter acquired or arising, including, without limitation, all copyrights, royalties, tax refunds, rights to tax refunds, trademarks, trade names, service marks, patent and proprietary rights, blueprints, drawings, designs, trade secrets, plans, diagrams, schematics and assembly and display materials relating thereto, all customer lists, all books and records and all computer software and programs, and all goodwill of each Obligor associated therewith.

                  "Interest Period" means: with respect to each Euro-Dollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the first, second or third month thereafter, as the Borrower may elect in the applicable Notice of Borrowing; provided that:

                  (a) any Interest Period (subject to paragraph (c) below) which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

                  (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall, subject to paragraph (c) below, end on the last Euro-Dollar Business Day of the appropriate subsequent calendar month; and

                  (c) no Interest Period may be selected which begins before the Termination Date and would otherwise end after the Termination Date.

                  "Interest Rate Protection Agreement" means an interest rate hedging or protection agreement entered into by and between the Borrower and any of the Lenders, together with all exhibits, schedules, extensions, renewals, amendments, substitutions and replacements thereto and thereof.

                  "Inventory Collateral" means all inventory of each Obligor, whether now owned or hereafter acquired, wherever located, including, without limitation, all goods of each Obligor held for sale or lease or furnished or to be furnished under contracts of service, all goods held for display or demonstration, goods on lease or consignment, spare parts, repair parts, returned and repossessed goods, all raw materials, work-in-process, finished goods and supplies used or consumed in such Obligor's business, together with all documents, documents of title, dock warrants, dock receipts, warehouse receipts, bills of lading or orders for the delivery of all, or any portion, of the foregoing; provided, however, that "Inventory Collateral" shall not include goods which are placed by the owner thereof on consignment with an Obligor in compliance with Section 2-326 of the Uniform Commercial Code of the applicable jurisdiction.

                  "Investment" means any investment in any Person, whether by means of purchase or acquisition of obligations or securities of such Person (including, without limitation, interest rate protection, foreign currency or other hedging arrangements to be held by such Person as an investment), capital contribution to such Person, loan or advance to such Person, making of a time deposit with such Person, Guarantee or assumption of any obligation of such Person or otherwise.

                  "Issuer" means either the Administrative Agent or the Special Issuer.

                  "Joint Venture" means any Person which is primarily engaged in some aspect of the business of the Borrower or any Consolidated Subsidiary, or in which any Borrower has made an equity Investment: (i) which is not a Subsidiary, and (ii) in which such Borrower owns twenty percent (20%) or more of the beneficial interests therein.

                  "Lead Manager" means SunTrust Equitable Securities, acting in such capacity hereunder.

                  "Lender" or "Lenders" has the meaning given to such term in the Preamble to this Agreement.

                  "Lending Office" means, as to each Lender, its office located at its address set forth on the signature pages hereof (or identified on the signature pages hereof as its Lending Office) or such other office as such Lender may hereafter designate as its Lending Office by notice to the Borrower and the Administrative Agent.

                  "Letter of Credit" means an In-Line Standby Letter of Credit, the Pike Facility Bond Standby Letter of Credit, the Prudential Notes Standby Letter of Credit or a Commercial Letter of Credit.

                  "Letter of Credit Application Agreement" shall mean, with respect to a Letter of Credit, such form of application therefor (whether in a single or several documents and whether existing prior to on or after the Closing Date) as an Issuer may employ in the ordinary course of business for its own account, whether or not providing for collateral security, with such modifications thereto as may by agreed upon by such Issuer and the Borrower and are not materially adverse to the interests of the Lenders generally; provided, however, that in the event of any conflict between the terms of any Letter of Credit Application Agreement and the term of this Agreement, the terms of this Agreement shall control.

                  "Letter of Credit Fees" means, collectively, Standard Letter of Credit Fees and Special Letter of Credit Fees.

                  "Letter of Credit Obligations" shall mean, at any particular time, in reference to any, or all Letters of Credit, as the case may be, the sum of (a) the Reimbursement Obligations at such time, (b) the aggregate maximum amount available for drawing under the Letters of Credit at such time and (c) the aggregate maximum amount available for drawing under Letters of Credit the issuance of which has been authorized by an Issuer but which have not yet been issued.

                  "Leverage Ratio" means the ratio of Consolidated Liabilities to Consolidated Tangible Net Worth.

                  "Lien" means, with respect to any asset, any mortgage, deed to secure debt, deed of trust, lien, pledge, charge, security interest, security title, preferential arrangement which has the practical effect of constituting a security interest, encumbrance, or servitude of any kind in respect of such asset to secure or assure payment of a Debt or a Guarantee, whether by consensual agreement or by operation of statute or other law, or by any agreement, contingent or otherwise, to provide any of the foregoing. For the purposes of this Agreement, the Borrower or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

                  "Loan" means a Base Rate Loan, a Euro-Dollar Loan, a Revolving Loan, a Term Loan, a Refunding Loan or a Syndicated Loan; and "Loans" means Base Rate Loans, Euro-Dollar Loans, Revolving Loans, Term Loans, Refunding Loans and Syndicated Loans, or any or all of them, as the context shall require.

                  "London Interbank Offered Rate" has the meaning set forth in
SECTION 2.05(c).

                  "Margin Stock" means "margin stock" as defined in Regulations T, U or X.

                  "Material Adverse Effect" means, with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination, or claim or contest by the Borrower demanding the same, in any litigation, arbitration, or governmental investigation or proceeding), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences, whether or not related, a material adverse change in, or a material adverse effect upon, any of (a) the financial condition, operations, business, properties or prospects of the Borrower or any Subsidiary, (b) the rights and remedies of the Agents, the Issuers or the Lenders under the Credit Documents, the Collateral Agent's security interest and Lien against the Collateral, or the ability of the Borrower, any Obligor or any other Person obligated under a Guarantee of the Obligations to perform its obligations with respect to the Obligations or under the Credit Documents to which it is a party (including, without limitation, the repudiation, revocation or any attempt to do the same by the Borrower or Person obligated under a Guarantee of the Obligations), as applicable, or (c) the legality, validity or enforceability of any Credit Document.

                  "Material Contract" means any contract, lease, instrument, guaranty or license, or other arrangement (other than any of the Credit Documents), whether written or oral, to which the Borrower or any of the Subsidiaries is a party as to which the breach, nonperformance, cancellation or failure to renew by any party thereto could have a Material Adverse Effect.

                  "Moody's" means Moody's Investor Service, Inc.

                  "Multiemployer Plan" shall have the meaning set forth in
SECTION 4001(a)(3) of ERISA.

                  "NationsBank" shall have the meaning given to such term in the Preamble to this Agreement.

                  "Negative Pledge Agreement" means the Negative Pledge Agreement, in substantially the form of EXHIBIT O, made by the Borrower in favor of the Collateral Agent in respect of its real property (and interests in real property).

                  "Net Cash Proceeds" means, in each case as set forth in a statement in reasonable detail delivered by the Borrower to the Administrative
Agent:

                  (i) with respect to the disposition of assets by the Borrower or any Subsidiary, the excess, if any, of (1) the cash proceeds received in connection with such disposition over (2) the sum of (A) the principal amount of any Debt (other than the Obligations) which is secured by such asset and which is required to be repaid in connection with the disposition thereof, plus (B) the reasonable out-of-pocket expenses incurred by the Borrower or such Subsidiary, as the case may be, in connection with such disposition, plus (C) so long as no Event of Default is in existence, provision for taxes, including income taxes, attributable to the disposition of such asset;

                  (ii) with respect to any cash proceeds received by the Borrower or a Subsidiary in respect of the issuance of any Capital Stock or the incurrence of any Debt for money borrowed (except Debt secured by Purchase Money Liens), all such cash proceeds, after deducting therefrom all reasonable and customary costs and expenses incurred by the Borrower or Subsidiary directly in connection with the issuance of such Capital Stock or the incurrence of such Debt for money borrowed.

                  "Net Casualty/Insurance Proceeds", when used with respect to any Condemnation Awards or insurance proceeds allocable to the Collateral, means the gross proceeds from any Casualty or Condemnation remaining after payment of all expenses (including attorneys' fees) incurred in the collection of such gross proceeds.

                  "Net Income" means, as applied to any Person for any period, the aggregate amount of net income of such Person, after taxes, for such period, as determined in accordance with GAAP.

                  "Net Working Investment" means, at any date (i) the consolidated current assets (excluding cash and cash equivalents) of the Borrower and its Consolidated Subsidiaries, minus (ii) consolidated current liabilities (excluding Debt) of the Borrower and its Consolidated Subsidiaries, all determined in accordance with GAAP as of such date.

                  "Notes" means each of the Revolving Loan Notes and the Term Loan Notes, or any or all of them, as the context shall require, together with all amendments, consolidations, modifications, renewals, and supplements thereto.

                  "Notice of Borrowing" has the meaning set forth in SECTION
2.02.

                  "Obligations" means all Debts, liabilities and obligations of the Borrower and each Subsidiary Guarantor: (i) to the Agents or the Lenders, incurred or arising from time to time under or pursuant to this Agreement and each of the Credit Documents, including principal, interest, fees, costs and indemnification amounts and any and all extensions or renewals thereof in whole or in part; (ii) to the Issuers, all Letter of Credit Obligations; (iii) to any Lender or Affiliate thereof, under any Interest Rate Protection Agreement with such Lender or Affiliate (including, without limitation, any premature termination or breakage costs); (iv) to any Lender or Affiliate thereof, under any ForEx Contract with such Lender or Affiliate; and (v) to any Lender or Affiliate thereof, incurred or arising under or in connection with any banking or related transactions, services or functions performed for any Obligor in connection with the conduct of such Obligor's business (including extensions of credit giving rise to any Debt not related to this Agreement or any of the Credit Documents, the incurrence of which is permitted hereunder or otherwise consented to in writing by the Required Lenders).

                  "Obligors" means, collectively, the Borrower and each Subsidiary Guarantor.

                  "Officer's Certificate" has the meaning set forth in SECTION 9.01(f).

                  "Operating Income" means, as applied to the Borrower and its Consolidated Subsidiaries for any relevant fiscal period, their operating income for such period, calculated in the same manner as used to calculate operating income in Borrower's audited financial statements for the Fiscal Year ended June 28, 1997.

                  "Overadvance Loan" has the meaning set forth in SECTION
2.01(a).

                  "Participant" has the meaning set forth in SECTION 10.08(b).

                  "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

                  "Performance Pricing Determination Date" has the meaning set forth in SECTION 2.05(a).

                  "Permitted Encumbrances" means the Liens and encumbrances set forth and described in SECTION 5.18.

                  "Person" means an individual, a corporation, a limited liability company, a partnership, an unincorporated association, a trust or any other entity or organization, including, but not limited to, a government or political subdivision or an agency or instrumentality thereof.

                  "Pike Facility Bonds" means the "$3,700,000 Development Authority of Pike County Tax-Exempt Adjustable Mode Industrial Development Revenue Bonds (Thomaston Mills, Inc. Project), Series 1995," heretofore issued by The Development Authority of Pike County, Georgia, in connection with, and to finance the expansion of, the Borrower's Pike County, Georgia manufacturing facility.

                  "Pike Facility Bonds Standby Letter of Credit" means Letter of Credit No. LC870-007344, heretofore issued by the Special Issuer in favor of First-Citizens Bank & Trust Company, as trustee for the holders of the Pike Facility Bonds, in the initial face amount of Three Million Eight Hundred Eighty-Five Thousand Dollars ($3,885,000); together with any extensions or renewals thereof, or amendments, supplements or additions thereto, whether now or hereafter existing.

                  "Pike Facility Bonds Standby Letter of Credit Commitment" means, with respect to each Lender, (i) the amount set forth as its Pike Facility Bonds Standby Letter of Credit of Commitment opposite the name of such Lender on the signature pages hereof, and (ii) as to any Lender which enters into any Assignment and Acceptance (whether as transferor Lender or as Assignee thereunder), the amount of such Lender's Pike Facility Bonds Standby Letter of Credit Commitment after giving effect to such Assignment and Acceptance.

                  "Plan" means at any time an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under SECTION 412 of the Code and is either (i) maintained by a member of the Controlled Group for employees of any member of the Controlled Group or
(ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five (5) plan years made contributions.

                  "Pledge Agreement" means the Pledge Agreement, dated as of the Closing Date, substantially in the form of EXHIBIT N, executed by the Borrower in favor of the Collateral Agent.

                  "Pledged Stock" means the capital stock of each Subsidiary of the Borrower described in and pledged pursuant to the Pledge Agreement.

                  "Prior Loan Agreement" has the meaning given to such term in the Preamble to this Agreement.

                  "Prime Rate" refers to that interest rate so denominated and set by the Administrative Agent from time to time as an interest rate basis for borrowings. The Prime Rate is but one of several interest rate bases used by the Administrative Agent. The Administrative Agent lends at interest rates above and below the Prime Rate.

                  "Prudential" means The Prudential Insurance Company of
America.

                  "Prudential Note Agreement" means the Note Agreement, dated as of December 15, 1992, made between Prudential and the Borrower, as amended or modified from time to time, in respect of the Prudential Notes.

                  "Prudential Notes" means the 7.94% Senior Notes due December 15, 2004, aggregating Fifteen Million Dollars ($15,000,000) in original principal amount, issued to Prudential by the Borrower pursuant to the Prudential Note Agreement.

                  "Prudential Notes Standby Letter of Credit" means the Letter of Credit in the face amount of Thirteen Million Two Hundred Seven Thousand Twenty-Seven Dollars ($13,207,027) issued by the Special Issuer for the account of the Borrower to Prudential as beneficiary on the Closing Date in respect of the Prudential Notes.

                  "Prudential Notes Standby Letter of Credit Commitment" means,
(i) with respect to Wachovia only, the amount set forth as its "Prudential Notes Standby Letter of Credit Commitment" opposite its name on its signature page to this Agreement, and (ii) as to any Lender which enters into any Assignment and Acceptance with Wachovia or an Assignee of Wachovia hereafter, the amount of such Lender's Prudential Notes Standby Letter of Credit Commitment after giving effect to such Assignment and Acceptance.

                  "Purchase Money Lien" means any Lien (including a negative pledge arrangement) granted by the Borrower or any Subsidiary from time to time to vendors or financiers of equipment to secure the payment of the purchase price thereof so long as (i) such Liens extend only to the specific equipment so purchased, (ii) secure only such deferred payment obligation and related interest, fees and charges and no other Debt, and (iii) are promptly released upon the payment in full of such purchase price and related interest, fees and charges.

                  "Redeemable Preferred Stock" of any Person means any preferred stock issued by such Person which is at any time prior to the Termination Date either (i) mandatorily redeemable (by sinking fund or similar payments or otherwise) or (ii) redeemable at the option of the holder thereof.

                  "Refunding Loan" means a new Syndicated Loan made on the day on which (i) an outstanding Syndicated Loan is maturing as a refinancing thereof, or (ii) a Base Rate Borrowing is being converted to a Eurodollar Borrowing, if and to the extent that the proceeds thereof are used entirely for the purpose of refinancing such maturing Loan or Loan being converted, and provided that the maturing Loan or Loan being converted is of the same type as the new Loan (that is, both are Revolving Loans or Term Loans), excluding, however, any difference between the amount of such maturing Loan or Loan being converted and any greater amount being borrowed on such day and actually either being made available to the Borrower pursuant to SECTION 2.02(c) or remitted to the Administrative Agent as provided in SECTION 2.11, in each case as contemplated in SECTION 2.02(d).

                  "Regulation T" means Regulation T of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

                  "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

                  "Regulation X" means Regulation X of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

                  "Reimbursement Obligations" means the reimbursement or repayment obligations of the Borrower to an Issuer arising with respect to any and all Letters of Credit, including, without limitation, all contingent liabilities in respect of Letters of Credit issued by not drawn upon and all unpaid reimbursement liabilities in respect of Letters of Credit in which drawings have been made, and all interest, fees, charges, indemnification amounts, costs and expenses associated therewith.

                  "Reported Net Income" means, for any period, the Net Income of the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP.

                  "Required Lenders" means at any time Lenders having at least fifty-one percent (51%) of the aggregate amount of the Commitments or, if the Commitments are no longer in effect, Lenders holding at least fifty-one percent (51%) of the aggregate outstanding principal amount of the sum of the Notes and the Letter of Credit Obligations; provided, however, that such calculation shall be made without including the Commitment of or principal amount of Notes held by any Lender which is in default with respect to any of its obligations to the Agents, the Issuers, the Borrower or any other Lender. As of the Closing Date, the Lenders have the following percentages of the aggregate amount of the
Commitments: (i) SunTrust, thirty-seven and 28/100ths percent (37.28%); (ii) Wachovia, forty-five and 66/100ths percent (45.66%); and (iii) NationsBank, seventeen and 6/100ths percent (17.06%).

                  "Restricted Payment" means (i) any dividend or other distribution on any shares of the Borrower's Capital Stock (except dividends payable solely in shares of its Capital Stock), or (ii) any payment on account of the purchase, redemption, retirement, defeasance, or other acquisition of or sinking fund for (a) any shares of the Borrower's Capital Stock (except shares acquired upon the conversion thereof into other shares of its Capital Stock), or
(b) any option, capital appreciation rights, stock appreciation rights, warrant or other right to acquire shares of the Borrower's Capital Stock, or (iii) any payment prior to the scheduled maturity of any Subordinated Debt or other Debt (other than the Obligations) of the Borrower.

                  "Revolving Loan" means the revolving loans to be made by all of the Lenders in accordance with SECTION 2.01(a).

                  "Revolving Loan Commitment" means, (i) (A) with respect to SunTrust, Twenty Million Four Hundred Sixty-Six Thousand Dollars ($20,466,000), initially (B) with respect to Wachovia, Fifteen Million One Hundred Sixty-Nine Thousand Five Hundred Dollars ($15,169,500), initially and (C) with respect to NationsBank, Nine Million Three Hundred Sixty- Four Thousand Five Hundred Dollars ($9,364,500), initially; and (ii) as to any Lender which enters into any Assignment and Acceptance (whether as transferor Lender or as Assignee thereunder), the amount of such Lender's Revolving Commitment after giving effect to such Assignment and Acceptance; in each case, as such amount may be reduced from time to time pursuant to SECTIONS 2.07 and 2.08.

                  "Revolving Loan Commitment Percentage" means, for each Lender, the percentage equal to its Revolving Loan Commitment divided by the Aggregate Revolving Loan Commitments.

                  "Revolving Loan Notes" means the promissory notes of the Borrower substantially in the form of EXHIBIT A-1, evidencing the obligation of the Borrower to repay

Revolving Loans, together with all amendments, consolidations, modifications, renewals and supplements thereto.

                  "Security Documents" means the Pledge Agreement and the Waiver Agreements.

                  "Senior Officer" of the Borrower shall mean any of the following, regardless of title, the chief executive officer, the chief operating officer or the chief financial officer of the Borrower.

                  "Shared Risk Letter of Credit Obligations" means Letter of Credit Obligations arising in respect of the Pike Facility Bonds Standby Letter of Credit and all In-Line Standby Letters of Credit.

                  "Special Issuer" means Wachovia, acting in its capacity as issuer of the Prudential Notes Standby Letter of Credit, the Pike Facility Bonds Standby Letter of Credit and all Commercial Letters of Credit.

                  "Special Letter of Credit Fees" has the meaning given to such term in Section 2.06(e).

                  "Special Reserves" means, collectively:

                  (i) continuing reserves in respect of scheduled payments of principal of and accrued interest on, the Prudential Notes in such aggregate amount as the Collateral Agent may, either in its discretion or at the direction of the Required Lenders, establish from time to time; and/or

                  (ii) continuing reserves in respect of scheduled payments of principal of, and accrued interest on, the Term Loan in such aggregate amount as the Collateral Agent may, either in its discretion or at the direction of the Required Lenders, establish from time to time; and/or

                  (iii) reserves in respect of Net Cash Proceeds from the disposition of Equipment Collateral which, in accordance with SECTION 5.36, have been used to reduce Revolving Loans then outstanding in anticipation of ultimate reinvestment in new Equipment Collateral; and/or

                  (iv) reserves in respect of cash dividends, declared by Borrower but not yet paid, subject to the provisions of SECTION 5.16.

                  "Standard Letter of Credit Fees" has the meaning given to such term in Section 2.06(d).

                  "S&P" means Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc.

                  "Stockholders' Equity" means, at any time, the shareholders' equity of the Borrower and the Subsidiaries, as set forth or reflected on the most recent consolidated balance sheet of the Borrower and the Subsidiaries prepared in accordance with GAAP, but excluding any Redeemable Preferred Stock of the Borrower or any of the Subsidiaries. "Shareholders' Equity" generally would include, but not be limited to (i) the par or stated value of all outstanding Capital Stock, (ii) capital surplus, (iii) retained earnings, and
(iv) various deductions such as (A) purchases of treasury stock, (B) valuation allowances, (C) receivables due from an employee stock ownership plan, (D) employee stock ownership plan debt guarantees, and (E) translation adjustments for foreign currency transactions.

                  "Subordinated Debt" means any Debt, which is unsecured, of the Borrower or any Subsidiary to any Person which, by written agreement, has been subordinated in right of payment and claim, to the rights and claims of the Agents, the Issuers, the Lenders in respect of the Obligations, on terms and conditions reasonably satisfactory to the Required Lenders.

                  "Subsidiary" means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Borrower.

                  "Subsidiary Guarantor" means FSC, initially, and any other Subsidiary which, in accordance with SECTION 5.15 executes a Joinder Agreement and becomes a Subsidiary Guarantor subsequent to the Closing.

                  "SunTrust" has the meaning given to such term in the Preamble to this Agreement.

                  "Syndicated Loans" means Revolving Loans or Term Loans, or both, as the context shall require.

                  "Syndication Agent" means SunTrust, acting in such capacity hereunder.

                  "Taxes" has the meaning set forth in SECTION 2.11(c).

                  "Term Loan" means the term loans to be made by all of the Lenders in accordance with SECTION 2.01(c).

                  "Term Loan Commitment" means, (A) with respect to SunTrust, Eight Million One Hundred Eighty-Six Thousand Four Hundred Dollars ($8,186,400),
(B) with respect to Wachovia, Six Million Sixty-Seven Thousand Eight Hundred Dollars ($6,067,800), and (C) with respect to NationsBank, Three Million Seven Hundred Forty-Five Thousand Eight Hundred Dollars ($3,745,800), aggregating Eighteen Million Dollars ($18,000,000) in principal amount; provided, that after the initial advance by each Lender of its Term Loan, and for the purposes of making Refunding Loans of such Lender's initial Term Loan pursuant hereto, such amount shall be reduced by the amount of all principal repayments and prepayments which such Lender has received with respect to its Term Loan other than as part of a Refunding Loan.

                  "Term Loan Notes" means the promissory notes of the Borrowers, substantially in the form of EXHIBIT A-2, evidencing the obligation of the Borrowers to repay the Term Loans, together with all amendments, consolidations, modifications, renewals and supplements thereto.

                  "Termination Date" means whichever is applicable of (i) that date which constitutes the second anniversary of the Closing Date; (ii) the date that the Commitments are terminated pursuant to SECTION 6.01 following the occurrence of an Event of Default, or (iii) with respect to Revolving Loans, the date that the Borrower terminates the Revolving Loan Commitments entirely pursuant to SECTION 2.07.

                  "Test Ratio" has the meaning given to such term in SECTION 2.05(a).

                  "Third Party Claims" means claims of Third Parties against any Obligor for rent, storage, maintenance, repair, processing, servicing or bailment in respect of any Collateral or any property on which any Collateral is or may be located.

                  "Third Parties" means landlords, warehousemen, servicers, processors, bailees and other third parties which may, from time to time, be in the possession or control of, any Collateral or any property on which any Collateral is or may be located.

                  "Trade Styles" has the meaning set forth in SECTION 4.31.

                  "Transferee" has the meaning set forth in SECTION 10.08(d).

                  "UCC" shall mean the Uniform Commercial Code Secured Transactions of Georgia (O.C.G.A. Art. 11-9), as in effect on the Closing Date.

                  "Unfunded Vested Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the present value of all vested nonforfeitable benefits under such Plan exceeds (ii) the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the Controlled Group to the PBGC or the Plan under Title IV of ERISA.

                  "Unused Revolving Loan Commitment" means at any date, (a) with respect to all Lenders, an amount equal to the Aggregate Revolving Loan Commitments, less the sum of (i) the Aggregate Revolving Loan Amount Outstanding, and (ii) the aggregate outstanding Letter of Credit Obligations pertaining to In-Line Standby Letters of Credit and (b) with respect to any Lender, an amount equal to the aggregate Unused Revolving Loan Commitments determined in clause (a) above multiplied by such Lender's pro rata share of all Revolving Loan Commitments.

                  "Wachovia" has the meaning given to such term in the Preamble to this Agreement.

                  "Waiver Agreement" means a Waiver and Agreement substantially in the form of EXHIBIT J, with any changes as may be acceptable to the Collateral Agent, in its discretion, executed and delivered by a Third Party waiving or subordinating all Third Party Claims, and making certain other agreements in regard to the Collateral, all on terms satisfactory to the Collateral Agent.

                  "Wholly Owned Subsidiary" means any Subsidiary all of the shares of capital stock or other ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by the Borrower.

                  "Working Capital Obligations" means the sum at any time of (i) the Aggregate Revolving Loan Amount Outstanding and (ii) all Letter of Credit Obligations in respect of all In-Line Standby Letters of Credit.

                  "Y2K Plan" has the meaning set forth in SECTION 4.26.

                  "Year 2000 Compliant and Ready" means that (A) the Borrower's and its Subsidiaries' hardware and software systems with respect to the operation of their business and their general business plan will: (i) handle date information involving any and all dates before, during and/or after January 1, 2000, including accepting input, providing output and performing date calculations in whole or in part; (ii) operate, accurately without interruption on and in respect of any and all dates before, during and/or after January 1, 2000 and without any change in performance; (iii) store and provide date input information without creating any ambiguity as to the century, and; (B) the Borrower has developed alternative plans to ensure business continuity in the event of the failure of any or all of items (i) through (iii) in clause (A) above.

                  SECTION 1.02. Accounting Terms and Determinations. Unless otherwise specified herein, all terms of an accounting character used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with GAAP, applied on a basis consistent (except for changes concurred in by the Borrower's Certified Public Accountants or otherwise required by a change in GAAP) with the most recent audited consolidated financial statements of the Borrower and the Subsidiaries delivered to the Lenders unless with respect to any such change concurred in by the Borrower's Certified Public Accountants or required by GAAP, in determining compliance with any of the provisions of this Agreement or any of the other Credit Documents:
(i) the Borrower shall have objected to determining such compliance on such basis at the time of delivery of such financial statements, or (ii) the Required Lenders shall so object in writing within thirty (30) days after the delivery of such financial statements, in either of which events such calculations shall be made on a basis consistent with those used in the preparation of the latest financial statements as to which such objection shall not have been made (which, if objection is made in respect of the first financial statements delivered under SECTION 5.01 hereof, means the financial statements referred to in SECTION 4.04).

                  SECTION 1.03. References. Unless otherwise indicated, references in this Agreement to "articles", "exhibits", "schedules", "sections" and other subdivisions are references to articles, exhibits, schedules, sections and other subdivisions hereof.

                  SECTION 1.04. Use of Defined Terms. All terms defined in this Agreement shall have the same defined meanings when used in any of the other Credit Documents, unless otherwise defined therein or unless the context shall require otherwise. The terms "accounts", "chattel paper", "instruments", "general intangibles", "inventory", "documents" "equipment" and "fixtures", as and when used herein and in the other Credit Documents, shall have the same meanings given such terms under the UCC.

                  SECTION 1.05. Terminology. The terms "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding." Unless and except to the extent otherwise expressly provided herein, the term "pro rata" when applied to a Lender means the percentage of such Lender's Commitment to the aggregate amount of all Commitments of the same type or all Commitments generally, as the case may be. The section titles, table of contents and list of exhibits appear as a matter of convenience only and shall not affect the interpretation of this Agreement. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. All references to any of the Credit Documents shall include any and all amendment or modifications thereto and any and all restatements, extensions or renewals thereof. All references to any Person shall mean and include the successors and permitted assigns of such Person. All references to "including" and "include" shall be understood to mean "including, without limitation." All references to the time of day shall mean the time of day on the day in question in Atlanta, Georgia, unless otherwise expressly provided in this Agreement. A Default or an Event of Default shall be deemed to exist at all times during the period commencing on the date that such Default or Event of Default occurs to the date on which such Default or Event of Default is waived in writing pursuant to this Agreement or, in the case of a Default, is cured within any period of cure expressly provided in this Agreement; and an Event of Default shall "continue" to be "continuing" until such Event of Default has been waived in writing by the Required Lenders. Whenever the phrase "to the best of the Borrower's knowledge" or words of similar import relating to the knowledge or the awareness of the Borrower are used herein, such phrase shall mean and refer to (i) the actual knowledge of a Senior Officer of the Borrower or (ii) the knowledge that Senior Officer would have obtained if he had engaged in a good faith and diligent performance of his duties, including the making of such reasonable specific inquiries as may be necessary of the other officers, employees or agents of the Borrower or any Subsidiary and a good faith attempt to ascertain the existence or accuracy of the matter to which such phrase relates. All calculations of money values shall be in Dollars, all Loans made hereunder shall be funded in Dollars, and all amounts payable in respect of any of the Obligations shall be paid in Dollars. Any Lien referred to in this Agreement or any of the other Credit Documents as having been created in favor of the Collateral Agent, any agreement entered into by the Agent pursuant to this Agreement or any of the other Credit Documents, any payment made by or to or funds received by the Collateral Agent pursuant to or as contemplated by any of the Credit Documents, or any other act taken or admitted to be taken by the Collateral Agent shall, unless otherwise expressly provided, be created, entered into, made or received or taken or omitted, for the benefit or account of the Collateral Agent and the Lenders. Whenever any matter set forth herein or in any Credit Document is to be consented to or be satisfactory to an Agent, an Issuer, a Lender or the Required Lenders, or is to be determined, calculated or approved by an Agent, an Issuer, a Lender or the Required Lenders, then, unless otherwise expressly set forth herein or in any such Credit Document, such consent, satisfaction, determination, calculation or approval shall be in its (or their) sole discretion, exercised in good faith and, where required by law, in a commercially reasonable manner, and shall be conclusive absent manifest error.


                                    ARTICLE 2

                                   THE CREDIT

                  SECTION 2.01. Commitments to Lend. (a) Revolving Loans. Each Lender severally agrees, on the terms and conditions set forth herein, to make Revolving Loans to the Borrower from time to time from the Closing Date to the Termination Date; provided, however, that,

                  (i)      immediately after each such Revolving Loan is made,
         (A) the sum of (1) the Revolving Loans outstanding of each Lender, plus
         (2) such Lender's pro rata share of all then outstanding Letter of Credit Obligations in respect of In-Line Standby Letters of Credit will not exceed such Lender's Revolving Loan Commitment, as reduced by an amount equal to such Lender's pro rata allocation of all then applicable Special Reserves, and (B) the total amount of all then outstanding Working Capital Obligations will not exceed the amount of the Aggregate Revolving Loan Commitments, as reduced by an amount equal to all then applicable Special Reserves, and

                  (ii) immediately after each such Revolving Loan is made, the total amount of all then outstanding Working Capital Obligations will not exceed the aggregate amount of the Borrowing Base.

provided, however, that notwithstanding the foregoing, if the Commitments have not then been terminated pursuant to SECTION 6.01, (i) the Administrative Agent may, from time to time, at the direction of the Required Lenders, advance Revolving Loans on behalf of the Lenders equal to the lesser of (x) the Unused Revolving Loan Commitment, and (y) an amount not greater than Five Hundred Thousand Dollars ($500,000) in excess of the amount of the Borrowing Base (each such Loan being herein referred to as an "Overadvance Loan"); provided, further, however, that each Overadvance Loan so made pursuant shall (1) become due and payable in full on or before the date which is ten (10) Business Days after such Overadvance Loan is made, and (2) not be made during any period longer than ten
(10) Business Days after the date on which such first Overadvance Loan was made.

Each Revolving Loan Borrowing under this SECTION 2.01(a) shall be in an aggregate principal amount of (x) for Euro-Dollar Loans, One Million Dollars ($1,000,000) or any larger integral multiple of One Hundred Thousand Dollars ($100,000) and (y) for Base Rate Loans, One Million Dollars ($1,000,000) or any larger integral multiple of One Hundred Thousand Dollars ($100,000) (except that any Revolving Loan Borrowing may be in the aggregate amount of the Unused Revolving Loan Commitments or the amount of any Excess Borrowing Availability, whichever is the lesser) and shall be made by the several Lenders ratably in proportion to their respective Commitments. Within the foregoing limits, the Borrower may borrow under this SECTION, repay or, to the extent permitted by
SECTION 2.09, prepay Revolving Loans and reborrow under this SECTION at any time before the Termination Date. The proceeds of the initial Revolving Loans, to be made on the Closing Date, shall be used by the Borrower, first, to retire all outstanding Debts to the Lenders under the Prior Loan Agreement, and, next, to pay fees and costs associated with the closing of the credit transactions contemplated to occur on the Closing Date under this Agreement. The remainder (if any) of the proceeds of such initial Revolving Loan and each subsequent Revolving Loan (other than a Refunding Loan) shall be used by the Borrower for general corporate purposes, including working capital and capital expenditures, in conformity with all terms and conditions of this Agreement.

                  (b) In-Line Standby Letters of Credit. As part of the Revolving Loan Commitment, the Administrative Agent shall issue for the account of Borrower one or more In-Line Standby Letters of Credit, denominated in Dollars, in accordance with this SECTION 2.01(b), from time to time during the period commencing on the Closing Date and ending on the Domestic Business Day prior to the Termination Date; provided, however, that certain standby letters of credit, existing on the Closing Date, heretofore issued by the Administrative Agent for the account of the Borrower, and more particularly described in
SCHEDULE 2.01(b), shall be deemed to constitute In-Line Standby Letters of Credit, and be deemed issued as of the Closing Date for all purposes hereof; and, provided, further, that the Administrative Agent shall have no obligation to issue any In-Line Standby Letter of Credit at any time subsequent to the Closing Date:

                  (A) if the aggregate maximum amount then available for drawing under In-Line Standby Letters of Credit, after giving effect to the issuance of the requested In-Line Standby Letter of Credit, shall exceed any limit imposed by law or regulation upon the Administrative Agent as Issuer;

                  (B) if, after giving effect to the issuance of the requested In-Line Standby Letter of Credit, (i) the aggregate amount of Letter of Credit Obligations with respect to all In-Line Standby Letters of Credit would exceed Two Million Dollars ($2,000,000) or (ii) all then outstanding Working Capital Obligations would exceed the Borrowing Base;

                  (C) which has an expiration date (i) more than one (1) year after the date of issuance or (ii) after the Termination Date.

                  (D) unless the Borrower shall have delivered to the Administrative Agent at such times and in such manner as it may prescribe, a Letter of Credit Application Agreement and such other documents and materials as may be required pursuant to the terms thereof all satisfactory in form and substance to the Administrative Agent and the terms of the proposed In-Line Standby Letter of Credit shall be satisfactory in form and substance to the Administrative Agent;

                  (E) if, as of the date of issuance, any order, judgment or decree of any court, arbitrator or Authority shall purport by its terms to enjoin or restrain the Administrative

Agent from issuing any In-Line Standby Letter of Credit and no law, rule or regulation applicable to the Administrative Agent and no request or directive (whether or not having the force of law) from any Authority with jurisdiction over the Administrative Agent shall prohibit or request that the Administrative Agent refrain from the issuance of letters of credit generally or the issuance of that In-Line Standby Letter of Credit;

                  (F) if the Unused Revolving Loan Commitment shall be less than the amount of the requested In-Line Standby Letter of Credit; or

                  (G) unless the purpose of such In-Line Standby Letter of Credit is to provide credit enhancement on a standby basis for general corporate purposes of the Borrower or a Subsidiary.

At least two (2) Domestic Business Days before the effective date for any In-Line Standby Letter of Credit, the Borrower shall give the Administrative Agent a written notice containing the original signature of an authorized officer or employee of the Borrower substantially in the form attached hereto as EXHIBIT P-1. Such notice shall be irrevocable and shall specify the original face amount of the In-Line Standby Letter of Credit requested (which original face amount shall not be less than One Hundred Thousand Dollars ($100,000), the effective date (which day shall be a Domestic Business Day) of issuance of such requested Letter of Credit, the date on which such requested Letter of Credit is to expire, the amount of then outstanding Letter of Credit Obligations in respect of In-Line Standby Letters of Credit, the purpose for which such Letter of Credit is to be issued, whether such requested Letter of Credit may be drawn in single or partial draws and the Person for whose benefit such requested Letter of Credit is to be issued. If the original face amount of such requested Letter of Credit is less than or equal to the Unused Revolving Loan Commitment at such time and the applicable conditions set forth in this Agreement are satisfied, the Administrative Agent shall issue the requested In-Line Standby Letter of Credit. The Administrative Agent shall give each Lender written or telex notice in substantially the form of EXHIBIT P-2, or telephonic notice confirmed promptly thereafter in writing, of the issuance of an In-Line Standby Letter of Credit. The Administrative Agent shall not extend or amend any In-Line Standby Letter of Credit if the issuance of a new In-Line Standby Letter of Credit having the same terms as such In-Line Standby Letter of Credit as so amended or extended would be then prohibited by this SECTION 2.01(b).

                  (c) Term Loans. Each Lender severally agrees, on the terms and conditions set forth herein, to make Term Loans to the Borrower in an aggregate amount up to the amount of its Term Loan Commitments. The initial advances of the Term Loans shall be made on the date hereinafter prescribed, and thereafter shall be made only as Refunding Loans from time to time before the Termination Date. The proceeds from the initial advances of the Term Loans shall be disbursed upon the closing of, and be used by the Borrower solely to fund its Obligations in regard to, its purchase from the Thomaston-Upson County Industrial Development Authority of certain industrial development bonds on the Closing Date or as soon as practicable thereafter, but in any event within five
(5) Business Days thereafter, the proceeds from which said authority will, in turn, use on the date of its receipt thereof to retire existing bonds of said authority, aggregating Eighteen Million Dollars ($18,000,000) in outstanding principal amount, heretofore purchased by SunTrust ($13,500,000) and Wachovia ($4,500,000), known as "$18,000,000

Thomaston-Upson County Industrial Development Authority Industrial Development Bonds (Thomaston Mills, Inc. Prospect) Series 1996A and 1996B". Each Term Loan Borrowing under this SECTION 2.01(c) shall be in an aggregate principal amount of (x) for Euro-Dollar Loans, One Million Dollars ($1,000,000), or any larger integral multiple of One Hundred Thousand Dollars ($100,000), and (y) for Base Rate Loans, One Million Dollars ($1,000,000), or any larger integral multiple of One Hundred Thousand Dollars ($100,000), and shall be made by the several Lenders ratably in proportion to their respective Term Loan Commitments. The principal amount of each Term Loan shall be due and payable in level, equal installments, each in the amount of Three Hundred Seventy-Five Thousand Dollars ($375,000), commencing on December 1, 1999, and continuing on the first day of each succeeding March 1, June 1, September 1 and December 1 thereafter; provided, however, that each Term Loan (i) shall be due and payable, in full, as to any principal balance then outstanding on the Termination Date, (ii) shall be mandatorily prepaid in accordance with SECTION 2.10, and (iii) may be voluntarily prepaid subject to SECTION 2.09.

                  (d) Special Standby Letter of Credit in Respect of Pike Facility Bonds. Heretofore, the Special Issuer issued, for its own account, the Pike Facility Bonds Standby Letter of Credit on behalf of the Borrower pursuant to an existing Letter of Credit Application Agreement with the Borrower which shall be amended and restated on the Closing Date. Effective on the Closing Date, pursuant to SECTION 2.15, the other Lenders have agreed to purchase undivided interests and participations therein, and, pursuant to SECTION 3.01, each Obligor has granted a security interest in the Collateral to secure the payment and performance of the Obligations arising in respect thereof.

                  (e) Special Standby Letter of Credit in respect of Prudential Notes. Effective on the Closing Date, the Special Issuer, for its own account, shall issue the Prudential Notes Standby Letter of Credit in favor of Prudential for the benefit of the Borrower pursuant to a Letter of Credit Application Agreement to be executed on the Closing Date. Pursuant to SECTION 3.01, each Obligor has granted a security interest to the Collateral Agent in the Collateral to secure the payment and performance of the Obligations arising in respect thereof. As of the Closing Date, none of the other Lenders has purchased a participation therein, and none has any liability to the Special Issuer in regard thereto; provided, however, that if and in the extent provided in SECTION 2.14(a)(iii), one or more Revolving Loans may be disbursed to finance the Borrower's repayment to the Special Issuer of its reimbursement obligations arising from drawings thereunder.

                  (f) Special Commercial Letter of Credit Facility. The Special Issuer has further agreed with the Borrower that the Borrower may obtain one or more Commercial Letters of Credit, denominated in Dollars, to facilitate the purchase by the Borrower or any Subsidiary of goods or services in the ordinary course of business from time to time during the period commencing on the Closing Date and ending on the Domestic Business Day prior to the Termination Date; provided, however, that certain commercial letters of credit, existing on the Closing Date, heretofore issued by the Special Issuer for the account of the Borrower, and more particularly described on SCHEDULE 2.01(f), shall be deemed to constitute Commercial Letters of Credit, and be deemed issued as of the Closing Date for all purposes hereof. Pursuant to SECTION 3.01, each Obligor has granted a security interest to the Collateral Agent in the

Collateral to secure the payment and performance of the Obligations arising in respect thereof. As of the Closing Date, none of the other Lenders has purchased a participation therein, and none has any liability to the Special Issuer in regard thereto; provided, however, that if and in the extent provided in SECTION 2.14(a)(iii), one or more Revolving Loans may be disbursed to finance the Borrower's repayment to the Special Issuer of its reimbursement obligations arising from drawings thereunder. Notwithstanding the foregoing, however, the Special Issuer shall have no obligation to issue any Commercial Letter of Credit at any time:

                  (A) if the aggregate maximum amount then available for drawing under Commercial Letters of Credit, after giving effect to the issuance of the requested Commercial Letter of Credit, shall exceed any limit imposed by law or regulation upon the Special Issuer;

                  (B) if, after giving effect to the issuance of the requested Commercial Letter of Credit, the aggregate amount of Letter of Credit Obligations in receipt of Commercial Letters of Credit would exceed the Commercial Letter of Credit Commitment;

                  (C) which has an expiration date (i) more than one (1) year after the date of issuance or (ii) after the Termination Date.

                  (D) unless the Borrower shall have delivered to the Special Issuer at such times and in such manner as the Special Issuer may prescribe, a Letter of Credit Application Agreement and such other documents and materials as may be required pursuant to the terms thereof all satisfactory in form and substance to the Special Issuer and the terms of the proposed Commercial Letter of Credit shall be satisfactory in form and substance to the Special Issuer;

                  (E) if, as of the date of issuance, any order, judgment or decree of any court, arbitrator or Authority shall purport by its terms to enjoin or restrain the Special Issuer from issuing the Commercial Letter of Credit and no law, rule or regulation applicable to the Special Issuer and no request or directive (whether or not having the force of law) from any Authority with jurisdiction over the Special Issuer shall prohibit or request that the Special Issuer refrain from the issuance of letters of credit generally or the issuance of that Commercial Letter of Credit;

                  (F) if the unused portion of the Commercial Letter of Credit Commitment shall be less than the amount of the requested Commercial Letter of Credit; or

                  (G) At least two (2) Domestic Business Days before the effective date for any Commercial Letter of Credit, the Borrower shall give the Special Issuer a written notice containing the original signature of an authorized officer or employee of the Borrower substantially in the form attached hereto as EXHIBIT L. Such notice shall be irrevocable and shall specify the original face amount of the Commercial Letter of Credit requested, the effective date (which day shall be a Domestic Business Day) of issuance of such requested Commercial Letter of Credit, the date on which such requested Commercial Letter of Credit is to expire, the amount of then outstanding Letter of Credit Obligations in respect of Commercial Letters of Credit, the purpose for which such Commercial Letter of Credit is to be issued, whether such Letter of Credit may be drawn in single or partial draws and the Person for whose benefit the requested Letter of Credit is to be issued. If the original face amount of the requested Commercial Letter of Credit is less than or equal to the unused Commercial Letter of Credit Commitment at such time and the applicable conditions set forth in this Agreement are satisfied, the Special Issuer shall issue the requested Commercial Letter of Credit. The Special Issuer shall not extend or amend any Commercial Letter of Credit if the issuance of a new Commercial Letter of Credit having the same terms as such Commercial Letter of Credit as so amended or extended would be then prohibited by this SECTION 2.01(f).

                  SECTION 2.02. Method of Borrowing. For each Revolving Loan and Term Loan (a) the Borrower shall give the Administrative Agent notice (a "Notice of Borrowing"), which shall be substantially in the form of EXHIBIT E, prior to
(x) as to Base Rate Loans, 11:00 A.M. (Atlanta, Georgia, time) on the Domestic Business Day of such Base Rate Borrowing, and (y) as to Euro-Dollar Loans, 11:00 A.M. (Atlanta, Georgia time), at least three (3) Euro-Dollar Business Days before each Euro-Dollar Borrowing, specifying: (i) the date of such Borrowing, which shall be a Domestic Business Day in the case of a Base Rate Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing, (ii) the aggregate amount of such Borrowing, (iii) whether the Loans comprising such Borrowing are to be Base Rate Loans or Euro-Dollar Loans, (iv) whether the Loans comprising such Borrowing are to be Revolving Loans or Term Loans, and (v) in the case of a Euro-Dollar Borrowing, the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

                  (b) Upon receipt of a Notice of Borrowing, the Administrative Agent shall promptly notify each Lender of the contents thereof and of such Lender's ratable share of such Borrowing, and such Notice of Borrowing, once received by the Administrative Agent, shall not thereafter be revocable by the Borrower.

                  (c) Not later than (a) as to Euro-Dollar Borrowings, 11:00 A.M. (Atlanta, Georgia time), and (b) as to Base Rate Borrowings, 4:00 P.M. (Atlanta, Georgia time) on the date of each Syndicated Borrowing, each Lender shall (except as provided in paragraph (d) of this SECTION) make available its ratable share of such Syndicated Borrowing, in federal or other funds immediately available in Atlanta, Georgia, to the Administrative Agent at its address determined pursuant to SECTION 10.01. Unless the Administrative Agent determines that any applicable condition specified in ARTICLE 9 has not been satisfied, the Administrative Agent will make the funds so received from the Lenders available to the Borrower at the Administrative Agent's aforesaid address. Unless the Agent receives notice from a Lender, at the Administrative Agent's aforesaid address, no later than 4:00 P.M. (local time at such address) on the Domestic Business Day before the date of a Syndicated Borrowing stating that such Lender will not make a Syndicated Loan in connection with such Syndicated Borrowing, the Administrative Agent shall be entitled to assume that such Lender will make a Syndicated Loan in connection with such Syndicated Borrowing and, in reliance on such assumption, the Administrative Agent may (but shall not be obligated to) make available such Lender's ratable share of such Syndicated Borrowing to the Borrower for the account of such Lender. If the Administrative Agent makes such Lender's ratable share available to the Borrower and such Lender does not in fact make its ratable share of such Syndicated Borrowing available on such date, the Administrative Agent shall be entitled to recover such Lender's ratable share from such Lender or the Borrower (and for such purpose shall be entitled to charge such amount to any account of the Borrower maintained with the Administrative Agent), together with interest thereon for each day during the period from the date of such Syndicated Borrowing until such sum shall be paid in full at a rate per annum equal to the rate at which the Administrative Agent determines that it obtained (or could have obtained) overnight federal funds to cover such amount for each such day during such period, provided that (i) any such payment by the Borrower of such Lender's ratable share and interest thereon shall be without prejudice to any rights that the Borrower may have against such Lender and (ii) until such Lender has paid its ratable share of such Syndicated Borrowing, together with interest pursuant to the foregoing, it will have no interest in or rights with respect to such Syndicated Borrowing for any purpose hereunder. If the Administrative Agent does not exercise its option to advance funds for the account of such Lender, it shall forthwith notify the Borrower of such decision.

                  (d) If any Lender makes a new Syndicated Loan hereunder on a day on which the Borrower is to repay all or any part of an outstanding Syndicated Loan from such Lender, such Lender shall apply the proceeds of its new Syndicated Loan to make such repayment as a Refunding Loan and only an amount equal to the difference (if any) between the amount being borrowed and the amount of such Refunding Loan shall be made available by such Lender to the Administrative Agent as provided in paragraph (c) of this SECTION, or remitted by such Borrower to the Administrative Agent as provided in SECTION 2.11, as the case may be.

                  (e) Notwithstanding anything to the contrary contained in this Agreement, the Lenders shall not be obligated to make any Euro-Dollar Loans if there shall have occurred a Default or an Event of Default, which Default or Event of Default shall not have been cured or waived, and all Refunding Loans shall be made as Base Rate Loans (but shall bear interest at the Default Rate, if applicable). Nothing in the preceding sentence shall obligate, or be deemed to obligate, any of the Lenders to make any Loans at all during the existence of an Event of Default, other than Refunding Loans in the event that the Obligations have not been accelerated pursuant to SECTION 6.01.

                  (f) In the event that a Notice of Borrowing fails to specify whether the Syndicated Loans comprising such Syndicated Borrowing are to be Base Rate Loans or Euro-Dollar Loans, such Syndicated Loans shall be made as Base Rate Loans. If the Borrower is otherwise entitled under this Agreement to repay any Syndicated Loans maturing at the end of an Interest Period applicable thereto with the proceeds of a new Borrowing, and the Borrower fails to repay such Syndicated Loans using its own moneys and fails to give a Notice of Borrowing in connection with such new Syndicated Borrowing, a new Syndicated Borrowing shall be deemed to be made on the date such Syndicated Loans mature in an amount equal to the principal amount of the Syndicated Loans so maturing, and the Syndicated Loans comprising such new Syndicated Borrowing shall be Base Rate Loans.

                  (g) Notwithstanding anything to the contrary contained herein, there shall not be more than five (5) Euro-Dollar Borrowings outstanding at any given time.

                  SECTION 2.03. Notes. (a) The Revolving Loans of each Lender shall be evidenced by a single Revolving Loan Note payable to the order of such Lender for the account of its Lending Office in an amount equal to the original principal amount of such Lender's

Revolving Loan Commitment. The Term Loans of each Lender shall be evidenced by a single Term Loan Note payable to the order of such Lender for the account of its Lending Office in an amount equal to the original principal amount of such Lender's Term Loan Commitment.

                  (b)      Upon receipt of each Lender's Notes pursuant to
SECTION 9.01, the Administrative Agent shall deliver such Notes to such Lender. Each Lender will record either on its own books and records or on Schedules attached to its Notes, at its option, and prior to any transfer of its Notes will transfer a copy of the relevant portions of its books and records or endorse on such schedules attached to its Notes appropriate notations to evidence; the date, amount and maturity of, and effective interest rate for, each Loan made by it, and the date and amount of each payment of principal made by the Borrower with respect thereto. Such records, whether on the Lender's books and records or on Schedules to the Notes will constitute prima facie evidence, in the absence of manifest error, of the respective principal amounts owing and unpaid on such Lender's Notes; provided that the failure of any Lender to make, or any error in making, any such recordation or endorsement shall not affect the obligation of the Borrower hereunder or under the Notes or the ability of any Lender to assign its Notes. Each Lender is hereby irrevocably authorized by the Borrower so to endorse its Notes, in the event such option is elected by such Lender, and to attach to and make a part of any Note a continuation of any such Schedule as and when required.

                  (c) The Administrative Agent shall maintain on its books a control account for the Borrower in which shall be recorded (i) the date, amount, effective interest rate and maturity of each Revolving Loan and Term Loan made hereunder to the Borrower, (ii) the amount of any principal, interest or fees due or to become due from the Borrower on the Revolving Loans and the Term Loans and (iii) the amount of any sum received by the Administrative Agent hereunder in respect of any such principal, interest or fees due on the Revolving Loans and Term Loans and each Lender's share thereof.

                  (d) The entries made in the accounts pursuant to paragraph (c) above shall be prima facie evidence, in the absence of manifest error, of the existence and amounts of the Obligations of the Borrower therein recorded and any payments thereon, and in case of discrepancy between such accounts and the schedules to the Notes maintained by any Lender pursuant to paragraph (b) or between such accounts and the books and records of the Borrower, in the absence of manifest error, the control account maintained by the Administrative Agent pursuant to paragraph (c) above shall be controlling with respect to Revolving Loans and Term Loans.

                  SECTION 2.04. Maturity of Loans. (a) Each Loan included in any Borrowing will mature, and the principal amount thereof will be due and payable, on the last day of the Interest Period applicable to such Borrowing, subject to the advance of a Refunding Loan, unless such Loan will be due and payable prior thereto by reason of the provisions of this Agreement (including, without limitation, SECTION 6.01).

                  (b) Notwithstanding the foregoing, the outstanding principal amount of all Loans, if any, together with all accrued but unpaid interest thereon, if any, shall be due and payable on the Termination Date.

                  SECTION 2.05. Interest Rates. For purposes of determining the rate of interest to be charged on Loans outstanding: (a) "Applicable Margin" means: (i) for the period commencing on the Closing Date to and including the first Performance Pricing Determination Date, (A) for any Base Rate Loan, seventy-five hundredths of one percent (.75%) per annum, and (B) for any Euro-Dollar Loan, two and seventy-five hundredths of one percent (2.75%) per annum; and

         (ii) from and after the first Performance Pricing Determination Date, for any Base Rate Loan or Euro-Dollar Loan, the percentage determined on each Performance Pricing Determination Date by reference to the table set forth below as to each such type of Loan and the Funded Debt/EBITDA Ratio (herein sometimes called the "Test Ratio") as determined as of the end of the Fiscal Quarter ending immediately prior to such Performance Pricing Determination Date:

                                                                             Applicable
                                         Applicable Margin for             Margin for Base
                                              Euro-Dollar                       Rate
        Test Ratio                               Loans                          Loans
        ----------                       ---------------------             ---------------
Level I

If the Test Ratio is less
than or equal to 3.00:1                          1.25%                           0%

Level II

If the Test Ratio is
greater than 3.00:1 but
less than or equal to
3.50:1                                           1.50%                           0%

Level III

If the Test Ratio is
greater than 3.50:1, but
less than or equal to
4.00:1                                           1.75%                           0%

Level IV

If the Test Ratio is
greater than 4.00:1, but
less than or equal to
4.50:1                                           2.00%                           0%

Level V

If the Test Ratio is
greater than 4.50:1, but
less than or equal to
5.00:1                                           2.50%                          .50%

Level VI

If the Test Ratio is
greater than 5.00:1                              2.75%                          .75%


The Applicable Margin shall be subject to reduction or increase, as applicable and as set forth in the table above, on a quarterly basis according to the performance of the Borrower as measured by the Test Ratio for the immediately preceding four (4) Fiscal Quarters of the Borrower, beginning with the Fiscal Quarter ending closest to June 30, 1999. Except as set forth in the last sentence hereof, any such increase or reduction in the Applicable Margin provided for herein shall be effective on the first day of the first calendar month after receipt by the Administrative Agent of the applicable financial statements and corresponding Compliance Certificate setting forth, among other things, the calculations necessary to determine whether any such adjustment is then necessary (such date being referred to herein as the "Performance Pricing Determination Date"); provided, however, that any reduction in the Applicable Margin shall not apply to any Euro-Dollar Loans outstanding on the Performance Pricing Determination Date that have an Interest Period commencing prior to the Performance Pricing Determination Date. If the financial statements and the Compliance Certificate of the Borrower setting forth the Test Ratio are not received by the Administrative Agent by the dates required pursuant to SECTIONS 5.01(a) and (b) of this Agreement, the Applicable Margin shall be determined as if the Test Ratio exceeds the ratio set forth as Level VI in the foregoing table until such time as such financial statements and Compliance Certificate are received and any Event of Default resulting from a failure to timely deliver such financial statements or Compliance Certificate is waived in writing by the Administrative Agent and the Required Lenders. For the final Fiscal Quarter of any Fiscal Year, the Borrower shall provide the unaudited financial statements of Borrower, subject only to year-end adjustments, for the purpose of determining the Applicable Margin; provided, however, if, upon delivery of the annual audited financial statements required to be submitted by the Borrower to the Administrative Agent pursuant to SECTION 5.01(a) of this Agreement, the Applicable Margin, as determined therefrom, is different from the Applicable Margin so determined from the quarterly financial statements, then (a) the then existing Applicable Margin shall be terminated and, effective on the first day of the month following receipt by the Administrative Agent of such audited financial statements, the Applicable Margin shall be the Applicable Margin based upon the audited financial statements of the Borrower for the Fiscal Year then ended, and (b) the Borrower shall pay to the Administrative Agent, for the benefit of the Lenders (or, as applicable, the Administrative Agent, from funds received from the Lenders, shall pay to the Borrower), on the first day of the first calendar month following receipt by the Administrative Agent of such audited financial statements, an amount equal to the difference between the amount of interest or fees that would have been paid on the principal amount of the Obligations using the Applicable Margin determined based upon the such audited financial statements and the amount of interest or fees actually paid during the period in which the reduction of the Applicable Margin was in effect based upon the unaudited financial statements of such final Fiscal Quarter of the Fiscal Year then ended (or, vice versa, if the Applicable Margin, as finally determined, shall be less than that determined provisionally).

                  (b) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the Base Rate for such day plus the Applicable Margin. Accrued interest on each Base Rate Loan shall be due and payable monthly in arrears, on the last day of each calendar month, beginning with the calendar month in which such Base Rate Loan is made and continuing on a monthly basis thereafter until such Base Rate Loan is paid in full, and at maturity. Any overdue principal of and, to the extent permitted by applicable law, overdue interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the Default Rate.

                  (c) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the Applicable Margin plus the applicable Adjusted London Interbank Offered Rate for such Interest Period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than one (1) month, at monthly intervals on the last day of each calendar month. Any overdue principal of and, to the extent permitted by law, overdue interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the Default Rate.

                  The "Adjusted London Interbank Offered Rate" applicable to any Interest Period means a rate per annum equal to the quotient obtained (rounded upwards, if necessary, to the next higher 1/100th of 1%) by dividing (i) the applicable London Interbank Offered Rate for such Interest Period by (ii) 1.00, minus the Euro-Dollar Reserve Percentage.

                  The "London Interbank Offered Rate" applicable to any Euro-Dollar Loan means for the Interest Period of such Euro-Dollar Loan, the rate per annum determined on the basis of the offered rate for deposits in Dollars of amounts equal or comparable to the principal amount of such Euro-Dollar Loan offered for a term comparable to such Interest Period, which rate appears on the Dow Jones Telerate Service Page 3750 effective as of 11:00 A.M., London time, two (2) Euro-Dollar Business Days prior to the first day of such Interest Period, provided that if no such offered rates appear on such page, the "London Interbank Offered Rate" for such Interest Period will be the arithmetic average (rounded upward, if necessary, to the next higher 1/100th of 1%) of rates quoted by not less than two (2) major banks in New York City, selected by the Administrative Agent, at approximately 10:00 A.M., New York City time, two (2) Euro-Dollar Business Days prior to the first day of such Interest Period, for deposits in Dollars offered by leading European banks for a period comparable to such Interest Period in an amount comparable to the principal amount of such Euro-Dollar Loan.

                  "Euro-Dollar Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in respect of "eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Lender to United States residents). The Adjusted London Interbank Offered Rate shall be adjusted automatically on and as of the effective date of any change in the Euro-Dollar Reserve Percentage.

                  (d) The Administrative Agent shall determine each interest rate applicable to the Loans hereunder. The Administrative Agent shall give prompt notice to the Borrower and the Lenders by telecopier of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

                  (e) After the occurrence and during the continuance of an Event of Default, the principal amount of the Loans (and, to the extent permitted by applicable law, all accrued interest thereon, accrued fees and other Obligations then and thereafter due and payable) may, at the election of the Required Lenders, bear interest at the Default Rate.

                  SECTION 2.06. Fees. (a) The Borrower shall pay to the Administrative Agent, for the ratable account of each Lender, a commitment fee, calculated on the average daily amount of such Lender's pro rata share of the Unused Revolving Loan Commitment, at the rate of 375/1000ths of one percent (.375%) per annum, through the first Performance Pricing Determination Date. Thereafter, the commitment fee shall be subject to reduction or increase, as applicable and as set forth in the table below (with references to Levels I through VI below corresponding to the same Levels I through VI in SECTION 2.05(a)):

            Level I                 .20%
            Level II                .20%
            Level III               .25%
            Level IV                .25%
            Level V                 .30%
            Level VI                .375%

The commitment fee shall be subject to reduction or increase, as applicable and as set forth in the table above, on a quarterly basis according to the performance of the Borrower as measured by the Test Ratio for the immediately preceding four (4) Fiscal Quarters of the Borrower, beginning with the Fiscal Quarter ending closest to June 30, 1999. Except as set forth in the last sentence hereof, any such increase or reduction in the commitment fee provided for herein shall be effective on the first day of the first calendar month after receipt by the Administrative Agent of the applicable financial statements and corresponding Compliance Certificate setting forth, among other things, the calculations necessary to determine whether any such adjustment is then necessary (such date being referred to herein as the "Performance Pricing Determination Date"). If the financial statements and the Compliance Certificate of the Borrower setting forth the Test Ratio are not received by the Administrative Agent by the date required pursuant to SECTIONS

5.01(a) and (b) of this Agreement, the commitment fee shall be determined as if the Test Ratio exceeds the ratio set forth as Level VI in the foregoing table until such time as such financial statements and Compliance Certificate are received and any Event of Default resulting from a failure to timely deliver such financial statements or Compliance Certificate is waived in writing by the Administrative Agent and the Required Lenders. For the final Fiscal Quarter of any Fiscal Year, the Borrower may provide the unaudited financial statements of Borrower, subject only to year-end adjustments, for the purpose of determining the commitment fee; provided, however, if, upon delivery of the annual audited financial statements required to be submitted by the Borrower to the Administrative Agent pursuant to SECTION 5.01(a) of this Agreement, the Borrower has not met the criteria for reduction of the commitment fee pursuant to the terms hereinabove for the final quarter of such Fiscal Year then ended, then (a) such commitment fee reduction shall be terminated and, effective on the first day of the month following receipt by the Administrative Agent of such audited financial statements, the commitment fee shall be the commitment fee that would have been in effect if such reduction had not been implemented based upon the unaudited financial statements of the Borrower for the final Fiscal Quarter of such Fiscal Year then ended, and (b) the Borrower shall pay to the Administrative Agent, for the benefit of the Lenders, on the first day of the month following receipt by the Agent of such audited financial statements, an amount equal to the difference between the amount of commitment fee that would have been paid on the principal amount of the Obligations using the commitment fee determined based upon the such audited financial statements and the amount of commitment fees actually paid during the period in which the reduction of the commitment fee was in effect based upon the unaudited financial statements of such final Fiscal Quarter of the Fiscal Year then ended. Such commitment fees shall accrue from and including the Closing Date to but excluding the Termination Date and shall be payable quarterly in arrears on each March 31, June 30, September 30 and December 31 and on the Termination Date.

                  (b) Up-Front Fee. The Borrower shall also pay to the Administrative Agent, for the ratable account of each Lender, an up-front fee in an amount equal to twenty-five hundredths of one percent (.25%) of the aggregate amount of its total Commitment, which shall be payable on the Closing Date.

                  (c) Agents' Fees. The Borrower shall pay to the Agent, for the account and sole benefit of the Agents, such fees and other amounts at such times as set forth in the Agents' Letter Agreement.

                  (d) Standard Letter of Credit Fees and Charges. The Borrower shall pay to the Administrative Agent with respect to the Pike Bonds Facility Standby Letter of Credit and for each In-Line Standby Letter of Credit issued hereunder a letter of credit fee ("Standard Letter of Credit Fees") at a rate per annum equal to the sum of (i) one-tenth of one percent (.10%) (herein, the "facing fee") plus (ii) the then effective Applicable Margin for Euro-Dollar Loans times the face amount of each such Letter of Credit, payable on the Domestic Business Day on which such Letter of Credit is issued, for each In-Line Standby Letter of Credit, based on the stated term to expiry thereof, and payable as follows in respect of the Pike Facility Bonds Standby Letter of
Credit: (i) on the Closing Date, a Standard Letter of Credit Fee for the period from the Closing Date to, but not including, the initial Performance Pricing Determination Date (which, for purposes of this subsection (d) shall be deemed to be September 1, 1999) shall be charged and collected, based on the gross amount available for drawing on the Closing Date; and (ii) on the initial Performance Pricing Determination Date, as deemed aforesaid, and quarterly thereafter on each subsequent Performance Pricing Determination Date, a Standard Letter of Credit Fee shall be charged and collected for the quarterly period between each such Performance Pricing Determination Date and the next, based on the gross amount available for drawing on each such Performance Pricing Determination Date. Standard Letter of Credit Fees payable hereunder shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day). The Administrative Agent shall promptly remit such Standard Letter of Credit Fees, when paid, to the Lenders (after first deducting therefrom the facing fees, which the Administrative Agent shall remit to the respective Issuers), in accordance with their pro rata shares thereof. The Borrower shall also pay to each Issuer of such Letters of Credit, solely for its own account, the standard charges assessed by each Issuer in connection with the issuance, administration, amendment and payment or cancellation of such Letters of Credit, which charges shall be those typically charged by such Issuer to its customers generally having credit and other characteristics similar to the Borrower, as determined in good faith by such Issuer.

                  (e) Fees and Charges on Letters of Credit Issued by the Special Issuer. The Borrower shall pay to the Special Issuer with respect to the Prudential Notes Standby Letter of Credit and each Commercial Letter of Credit such fees and charges as to which the Special Issuer and the Borrower may agree from time to time in the applicable Letter of Credit Application Agreement (the "Special Letter of Credit Fees"), all of which shall be solely for the Special Issuer's own account, and will not be shared with any other Lenders. The Borrower shall also pay to the Special Issuer, solely for its own account, the standard charges assessed by such Issuer in connection with the issuance, administration, amendment and payment or cancellation of such Letters of Credit, which charges shall be those typically charged by the Issuer to its customers generally having credit and other characteristics similar to the Borrower, as determined in good faith by such Issuer.

                  SECTION 2.07. Optional Termination or Reduction of Commitments. The Borrower may, upon at least forty-five (45) days' prior written notice to the Administrative Agent, terminate the Commitments in their entirety at any time, or upon at least three (3) Domestic Business Days' prior written notice to the Administrative Agent, proportionately reduce the Unused Revolving Loan Commitments from time to time by an aggregate amount of at least Five Million Dollars ($5,000,000) or any larger integral multiple of One Million Dollars ($1,000,000) in the aggregate (unless such reduction shall cause the Aggregate Revolving Loan Commitments to be reduced below Twenty-Five Million Dollars ($25,000,000)). If the Revolving Loan Commitments are terminated in their entirety, all accrued fees in respect thereof (as provided under SECTION 2.06) shall be due and payable on the effective date of such termination.

                  SECTION 2.08. Mandatory Reduction and Termination of Commitments. The Commitments shall terminate on the Termination Date and any Loans, Letter of Credit Obligations and other Obligations then outstanding (together with accrued interest thereon) shall be due and payable on such date.

                  SECTION 2.09. Optional Prepayments. (a) Upon notice to the Administrative Agent prior to 11:00 A.M. (Atlanta, Georgia, time) on the same Domestic Business Day, the Borrower may prepay any Loan which is a Base Rate Borrowing in whole at any time, or from time to time in part in amounts aggregating at least One Hundred Thousand Dollars ($100,000), by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Base Rate Loans of the several Lenders included in such Base Rate Borrowing; provided, however, with respect to Term Loans, prepayments shall be applied in the inverse order of the respective maturities of the installments thereof then remaining to be paid.

                  (b) Euro-Dollar Loans may not be prepaid before the end of the Interest Period applicable to such Loans, except (i) as permitted by all of the Lenders in the exercise of their sole discretion, subject to any compensation payments required by SECTION 8.05, and (ii) in connection with prepayments required by SECTIONS 2.10(c) and (d), subject to any compensation payments required by SECTION 8.05, unless the amount of such prepayment is deposited with the Administrative Agent as cash collateral to secure the Obligations with the direction and authorization given to the Administrative Agent to apply such cash collateral toward payment of such Euro-Dollar Loan at the end of the Interest Period for such Loan.

                  (c) Upon receipt of a notice of prepayment pursuant to this SECTION 2.09, the Administrative Agent shall promptly notify each Lender of the contents thereof and of such Lender's ratable share of such prepayment, and such notice, once received by the Administrative Agent, shall not thereafter be revocable by the Borrower.

                  (d) In the event that any Loan is prepaid on the same day such Loan was advanced, interest hereunder on such Loan shall be due and payable for that day.

                  (e) The Borrower shall be obliged, concurrently with any prepayment of the Term Loans pursuant to this SECTION 2.09, to either (i) prepay the Prudential Notes in an amount equal to the amount of such prepayment of the Term Loans or (ii) pay to the Collateral Agent an amount equal to the amount of such prepayment to be held by the Collateral Agent for the benefit of the Special Issuer as cash Collateral in respect of Letter of Credit Obligations arising from the Prudential Notes Standby Letter of Credit.

                  SECTION 2.10. Mandatory Prepayments. (a) On each date on which the Revolving Loan Commitments are reduced pursuant to SECTION 2.07 or SECTION 2.08, the Borrower shall repay or prepay such principal amount of the outstanding Revolving Loans, if any (together with interest accrued thereon and any amount due under SECTION 8.05(a)), as may be necessary so that after such payment the Working Capital Obligations do not exceed the aggregate amount of the Revolving Loan Commitments as then reduced.

                  (b) On each date on which the Working Capital Obligations exceed the Borrowing Base, the Borrower shall repay or prepay such principal amount of the outstanding Revolving Loans, if any (together with interest accrued thereon and any amount due under SECTION 8.05(a)), as may be necessary so that after such payment the Working Capital Obligations do not exceed the Borrowing Base. Each such payment or prepayment shall be applied ratably to the

Revolving Loans of the Lenders outstanding on the date of payment or prepayment, first, to Base Rate Loans, and, next, to Euro-Dollar Loans.

                  (c) Contemporaneously upon receipt of Net Cash Proceeds, unless a Default or Event of Default then exists (in which event, SECTION 2.11(d) shall be controlling), the Borrower shall pay to the Administrative Agent an amount equal to: (i) the sum of (x) one hundred percent (100%) of all Net Cash Proceeds in the aggregate in any Fiscal Year from the disposition of assets, other than Inventory Collateral and Equipment Collateral, plus (y) one hundred percent (100%) of the Net Cash Proceeds in the aggregate in any Fiscal Year from the disposition of Equipment Collateral, to the extent such Net Cash Proceeds are not used to replace such disposed Equipment Collateral with new Equipment Collateral in accordance with and pursuant to SECTION 5.36; (ii) one hundred percent (100%) of Net Cash Proceeds from the disposition of equity interests in Joint Ventures; and (iii) one hundred percent (100%) of the Net Cash Proceeds from the issuance of Capital Stock or the incurrence of Debt for money borrowed. Such payment shall be accompanied by a detailed calculation showing all deductions from gross proceeds in order to arrive at Net Cash Proceeds, as well as amounts used or reserved for the purchase of replacement Equipment Collateral, if applicable. All such payments shall be applied, first, pro rata, among (i) the Term Loans then outstanding, in prepayment thereof, (ii) the Prudential Notes, in prepayment thereof, or at the Borrower's election, as cash Collateral (to be held by the Collateral Agent for the benefit of the Special Issuer) in respect of Letter of Credit Obligations arising from the Prudential Notes Standby Letter of Credit, and (iii) the Pike Facility Bonds, in prepayment thereof, or, at the Borrower's election, as cash Collateral (to be held by the Collateral Agent for the benefit of the Special Issuer) in respect of Letter of Credit Obligations arising from the Pike Facility Bonds Standby Letter of Credit, based on the proportion which the then outstanding principal amount of each of such Obligations (described in clauses (i), (ii) and (iii) above) bears to the aggregate principal amount thereof (it being understood and agreed, however, that so long as any Term Loans are then outstanding, as between such Term Loans and any Letter of Credit Obligations arising from the Pike Facility Bonds Standby Letter of Credit, the Term Loans shall first be paid in full); and, next, as to any remainder, to the Revolving Loans. Any such prepayments of the Term Loans shall be applied in the inverse order of the respective maturities of the installments thereof then remaining to be paid. Notwithstanding the foregoing, however, the consent of the Required Lenders shall be required, (A) pursuant to SECTION 5.05, in respect of any such disposition of assets or equity interests in Joint Ventures, (B) pursuant to
SECTION 5.25, in respect of the incurrence of Debt for money borrowed, and (C) pursuant to SECTION 6.01(k), in respect of the issuance of any Capital Stock which otherwise would result in an Event of Default thereunder.

                  (d) The Borrower shall also make Excess Cash Flow Payments to the Administrative Agent, payable on the date the Borrower furnishes to the Agent and the Lenders the annual financial statements referred to in
SECTION 5.01 of this Agreement. If, however, the Borrower fails to furnish such financial statements in any given year as and when required, the Borrower shall be required to pay the Excess Cash Flow Payments payable during such year on the date which is ninety (90) days after the close of the then preceding Fiscal Year. Each such Excess Cash Flow Payment shall be applied, first, pro rata, among (i) the Term Loans then outstanding, in prepayment thereof, (ii) as cash Collateral (to be held by the Collateral Agent for the benefit of the Special Issuer) in respect of Letter of Credit Obligations arising from the Prudential Notes

Standby Letter of Credit, and (iii) as cash Collateral (to be held by the Collateral Agent for the benefit of the Special Issuer) in respect of Letter of Credit Obligations arising from the Pike Facility Bonds Standby Letter of Credit, based on the proportion which the then outstanding principal amount of each of such Obligations (described in clauses (i), (ii) and (iii) above) bears to the aggregate principal amount thereof (it being understood and agreed, however, that so long as any Term Loans are then outstanding, as between such Term Loans and any Letter of Credit Obligations arising from the Pike Facility Bonds Standby Letter of Credit, the Term Loans shall first be paid in full); and, next, as to any remainder, to the Revolving Loans. Any such prepayments of the Term Loans shall be applied in the inverse order of the respective maturities of the installments thereof then remaining to be paid. The Borrower shall also pay to the Administrative Agent, for the ratable benefit of the Lenders on the date of each Excess Cash Flow Payment, accrued and unpaid interest to such date on the amount of Loans prepaid.

                  SECTION 2.11. General Provisions as to Payments.

                  (a) The Borrower shall make each payment of principal of, and interest on, the Loans and of fees hereunder, not later than 11:00 A.M. (Atlanta, Georgia time) on the date when due, in federal or other funds immediately available in Atlanta, Georgia, to the Administrative Agent at its address referred to in SECTION 10.01. All payments received by the Administrative Agent after 11:00 A.M. (Atlanta, Georgia time) on any Business Day shall be deemed to be received on the following Business Day. The Administrative Agent will promptly distribute to each Lender its ratable share of each such payment received by the Administrative Agent for the account of the Lenders.

                  (b) Whenever any payment of principal of, or interest on, the Base Rate Loans or of Fees hereunder shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of or interest on, the Euro-Dollar Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day.

                  (c) All payments of principal, interest and fees and all other amounts to be made by the Borrower pursuant to this Agreement with respect to any Loan or fee relating thereto shall be paid without deduction for, and free from, any tax, imposts, levies, duties, deductions, or withholdings of any nature now or at anytime hereafter imposed by any governmental authority or by any taxing authority thereof or therein excluding in the case of each Lender, taxes imposed on or measured by its net income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Lender is organized or any political subdivision thereof and, in the case of each Lender, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction of such Lender's applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, imposts, levies, duties, deductions or withholdings of any nature being "Taxes"). In the event that the Borrower is required by applicable law to make any such withholding or deduction of Taxes with respect to any Loan or fee or other amount, the Borrower shall pay such deduction or withholding to the applicable taxing authority, shall promptly furnish to any Lender in respect of which such deduction or withholding is made all receipts and other documents evidencing such payment and shall pay to such Lender additional amounts as may be necessary in order that the amount received by such Lender after the required withholding or other payment shall equal the amount such Lender would have received had no such withholding or other payment been made. If no withholding or deduction of Taxes are payable in respect to any Loan or fee relating thereto, the Borrower shall furnish any Lender, at such Lender's request, a certificate from each applicable taxing authority or an opinion of counsel acceptable to such Lender, in either case stating that such payments are exempt from or not subject to withholding or deduction of Taxes. If the Borrower fail to provide such original or certified copy of a receipt evidencing payment of Taxes or certificate(s) or opinion of counsel of exemption, the Borrower hereby agrees to compensate such Lender for, and indemnify it with respect to, the tax consequences of the Borrower's failure to provide evidence of tax payments or tax exemption. Before making any claim pursuant to this SECTION, such Lender shall designate a different Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Lender, be otherwise disadvantageous to such Lender.

                  Each Lender which is not organized under the laws of the United States or any state thereof agrees, as soon as practicable after receipt by it of a request by the Borrower to do so, to file all appropriate forms and take other appropriate action to obtain a certificate or other appropriate document from the appropriate governmental authority in the jurisdiction imposing the relevant Taxes, establishing that it is entitled to receive payments of principal and interest under this Agreement and the Notes without deduction and free from withholding of any Taxes imposed by such jurisdiction; provided that if it is unable, for any reason, to establish such exemption, or to file such forms and, in any event, during such period of time as such request for exemption is pending, the Borrower shall nonetheless remain obligated under the terms of the immediately preceding paragraph.

                  In the event any Lender receives a refund of any Taxes paid by the Borrower pursuant to this SECTION 2.11(c), it will pay to the Borrower the amount of such refund promptly upon receipt thereof; provided that if at any time thereafter it is required to return such refund, the Borrower shall promptly repay to it the amount of such refund.

                  Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower and the Lenders contained in this SECTION 2.11(c) shall be applicable with respect to any Participant, Assignee or other Transferee, and any calculations required by such provisions (i) shall be made based upon the circumstances of such Participant, Assignee or other Transferee, and (ii) constitute a continuing agreement and shall survive the termination of this Agreement and the payment in full or cancellation of the Notes.

                  (d) Unless and except to the extent otherwise expressly provided in this Agreement, all monies to be applied to the Obligations, whether such monies represent voluntary payments by the Borrower or are received pursuant to acceleration of the Loans or realized from any disposition of Collateral, shall be allocated among such of the Agents, the Issuers and the Lenders as are entitled thereto (and, with respect to monies allocated to the Lenders, on a pro rata basis based on the respective percentage which each Lender's portion of the particular Obligation(s) in question bears to the whole of such Obligations within each subclause, unless otherwise expressly provided herein) in the following order (in each case, until all Obligations within each category described below are fully paid): (i) first, to the Administrative Agent to pay principal and accrued interest on any portion of any Loans which the Administrative Agent may have advanced on behalf of any Lender and for which the Administrative Agent has not been reimbursed by such Lender or the Borrower;
(ii) next, to the Agents and the Issuers first, and then to the Lenders, to pay the amount of any expenses that have not been reimbursed, respectively, to the Agents, the Issuers or the Lenders by the Borrower (or the other Lenders, as applicable) in accordance with the terms of this Agreement, together with any interest accrued thereon; (iii) next, to the Agents and the Issuers to pay any amounts owed under indemnification obligations that have not been paid to the Agents or the Issuers by the Lenders or the Borrower, together with interest accrued thereon; (iv) next, to the Agents and the Issuers to pay any Fees then due and payable to the Agents and the Issuers for their own accounts; (v) next, to the Lenders for any amounts owed under indemnification obligations that they have paid to the Agents or the Issuers and for any expenses that they have reimbursed to the Agents or the Issuers; (vi) next, to the payment of any ForEx Obligations then due and payable; (vii) next, to payment of any Letter of Credit Obligations then due and payable in respect of In-Line Standby Letters of Credit and Commercial Letters of Credit; (viii) next, if, but only if any Default or Event of Default exists, as cash Collateral (to be held by the Collateral Agent for the benefit of the respective Issuer) for any then outstanding Letter of Credit Obligations which are contingent, in respect of In-Line Standby Letters of Credit and Commercial Letters of Credit; (ix) next, to the Lenders in payment of accrued interest and Fees then due and payable in respect of the Loans and any other Obligations then outstanding; (x) next, to the payment of (A) principal of the Loans then outstanding, (B) any Letter of Credit Obligations then due and payable arising in respect of the Prudential Notes Standby Letter of Credit and the Pike Facility Bonds Standby Letter of Credit and, if any Default or Event of Default then exists, as cash Collateral for any Letter of Credit Obligations arising in respect of the Prudential Notes Standby Letter of Credit and the Pike Facility Bonds Standby Letter of Credit which are contingent; and (C) any Obligations then due and owing in respect of Interest Rate Protection Agreements having a stated maturity date of five (5) years or less from date of execution; (xi) lastly, to any other Obligations then due and payable. The allocations set forth in this SECTION 2.11(d) are solely to determine the rights and priorities of the Agents, the Issuers and the Lenders as among themselves and may be changed by the Agents, the Issuers and the Lenders without notice to or the consent or approval of the Borrower or any other Person.

                  SECTION 2.12. Computation of Interest and Fees. Interest on Base Rate Loans shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day). Interest on Euro-Dollar Loans will be computed on the basis of a year of 360 days and paid for the actual number of days elapsed, calculated as to each Interest Period from and including the first day thereof to but excluding the last day thereof. Commitment fees and any other fees payable hereunder shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

                  SECTION 2.13. All Loans to Constitute One Obligation. The Loans and all other extensions of credit and other financial accommodations at any time made pursuant hereto shall constitute one general obligation of the Obligors, jointly and severally, and shall be secured by the Liens on the Collateral in favor of the Collateral Agent; provided, however, that each of the Agents, the Issuers and the Lenders shall be deemed to be a creditor of each Obligor and the holder of a separate claim against each Obligor to the extent of all Obligations owed by each Obligor to such Agent, Issuer or Lender.

                  SECTION 2.14. Reimbursement Obligations Generally; Duties of Issuers.

                  (a) Reimbursement. Subject, in the case of Wachovia, to any provisions to the contrary in any Letter of Credit Application Agreement in respect of the Prudential Notes Standby Letter of Credit or any Commercial Letters of Credit:

                           (i) the Borrower shall reimburse the Issuer for drawings under a Letter of Credit issued by it no later than the earlier of (A) the time specified in such Letter of Credit Application Agreement, or (B) one (1) Domestic Business Day after the payment by the Issuer;

                           (ii) any Reimbursement Obligation with respect to any Letter of Credit shall bear interest from the date of the relevant drawing under the pertinent Letter of Credit until the date of payment in full thereof at a rate per annum equal to (A) prior to the date that is three (3) Domestic Business Days after the date of the related payment by the Issuer, the Base Rate plus the Applicable Margin and (B) thereafter, the Default Rate; and

                           (iii) in order to implement the foregoing, upon the occurrence of a draw under any Letter of Credit, unless the Issuer is reimbursed in accordance with subsection (i) above or the date when due, the Borrower irrevocably authorizes the Administrative Agent to treat such nonpayment as a Notice of Borrowing in the amount of such Reimbursement Obligation and to make Revolving Loans to Borrower in such amount regardless of whether the conditions precedent to the making of Revolving Loans hereunder have been met. Each Borrower further authorizes the Administrative Agent to credit the proceeds of such Revolving Loan to the Issuer of such Letter of Credit so as to immediately eliminate the liability of the Borrower for Reimbursement Obligations under such Letter of Credit.

                  (b) Duties of Issuer. Any action taken or omitted to be taken by an Issuer in connection with any Letter of Credit, if taken or omitted in the absence of willful misconduct or gross negligence, shall not put the Issuer under any resulting liability to any Lender. In determining whether to pay under any Letter of Credit, the Issuer shall have no obligation relative to the Agents or the Lenders other than to confirm that any documents required to have been delivered under such Letter of Credit appear to comply on their face with the requirements of such Letter of Credit.

                  SECTION 2.15. Participations in Certain Letter of Credit Obligations.

                  (a) Purchase of Participations. Immediately upon issuance by the Administrative Agent of any In-Line Standby Letter of Credit in accordance with the procedures set forth in SECTION 2.01(b) and by the Special Issuer of the Pike Facility Bond Standby Letter of Credit, in accordance with the procedures set forth in SECTION 2.01(d), each Lender shall be deemed to have irrevocably and unconditionally purchased and received from such Issuer, without recourse or warranty, an undivided interest and participation, to the extent of such Lender's pro rata share, in such Letter of Credit; provided, that any In-Line Standby Letter of Credit shall not be entitled to the benefits of this
SECTION if the Administrative Agent shall have received written notice from any Lender on or before the Domestic Business Day immediately prior to the date of the issuance of such Letter of Credit that one or more of the conditions contained in SECTION 2.01(b) is not then satisfied, and, in the event the Administrative Agent receives such a notice, it shall have no further obligation to issue any such Letter of Credit until such notice is withdrawn by that Lender or until the Required Lenders have effectively waived compliance with such condition in accordance with the provisions of this Agreement.

                  (b) Sharing of Letter of Credit Payments. In the event that an Issuer makes any payment under any Letter of Credit for which the Borrower shall not have repaid such amount to the Issuer pursuant to SECTION 2.15(a) or which cannot be paid by a Revolving Loan pursuant to subsection (iii) of SECTION 2.14(a), excluding however, the Prudential Notes Letter of Credit and each Commercial Letter of Credit, the Issuer shall notify the Administrative Agent and the Administrative Agent shall promptly notify each Lender of such failure, and each Lender shall promptly and unconditionally pay to the Issuer such Lender's pro rata share of the amount of such payment in Dollars and in same day funds. If the Administrative Agent so notifies such Lender prior to 10:00 A.M. (Atlanta, Georgia time) on any Domestic Business Day, such Lender shall make available to the Administrative Agent its pro rata share of the amount of such payment on such Domestic Business Day in same day funds. If and to the extent such Lender shall not have so made its pro rata share of the amount of such payment available to the Issuer, such Lender agrees to pay to the Administrative Agent forthwith on demand such amount together with interest thereon, for each day from the date such payment was first due until the date such amount is paid to Issuer at the Federal Funds Rate for the three (3) days and thereafter at the Base Rate. The failure of any Lender to make available to the Issuer its pro rata share of any such payment shall neither relieve nor increase the obligation of any other Lender hereunder to make available to the Issuer its pro rata share of any payment on the date such payment is to be made.

                  (c) Sharing of Reimbursement Obligation Payments. Whenever an Issuer receives a payment on account of a Reimbursement Obligation, including any interest thereon, whether from the Borrower or any third Person (including any beneficiary which, theretofore, received any payment under a Letter of Credit from the Issuer in error), as to which the Issuer has received any payments from the Lenders pursuant to this SECTION 2.15, it shall promptly pay to the Administrative Agent for the benefit of each Lender which has funded its participating interest therein, in Dollars and in the kind of funds so received, an amount equal to such Lender's pro rata share thereof; otherwise, such Issuer shall be entitled to apply the entire amount of such payment directly to such Reimbursement Obligations. Each such payment shall be made by the Administrative Agent on the Domestic Business Day on which the funds are paid to such Person, if received prior to 10:00 am. (Atlanta, Georgia time) on such Domestic Business Day, and otherwise on the next succeeding Domestic Business Day.

                  (d) Documentation. Upon the request of any Lender, the Issuer shall furnish to such Lender copies of any Letter of Credit, Letter of Credit Application Agreement and other documentation relating to Letters of Credit issued pursuant to this Agreement.

                  (e) Obligations Irrevocable. The obligations of the Lenders to make payments to an Issuer with respect to certain Letters of Credit pursuant to SECTION 2.15(b) shall be irrevocable, not subject to any qualification or exception whatsoever and shall be made in accordance with, but not subject to, the terms and conditions of this Agreement under all circumstances (assuming, in the case of In-Line Standby Letters of Credit, that the Administrative Agent has issued such Letter of Credit in accordance with
SECTION 2.01(b) and such Lender has not given a notice contemplated by SECTION 2.15(b) that continues in full force and effect), including, without limitation, any of the following circumstances: (i) any lack of validity or enforceability of this Agreement or any of the other Credit Documents; (ii) the existence of any claim, set-off, defense or other right which the Borrower may have at any time against a beneficiary named in a Letter of Credit or any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Issuer, any Lender or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions; (iii) any draft, certificate or any other document presented under the Letter of Credit proves to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents;
(v) payment by the Issuer under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (vi) payment by the Issuer under any Letter of Credit against presentation of any draft or certificate that does not comply with the terms of such Letter of Credit, except payment resulting from the gross negligence or willful misconduct of the Issuer; or (vii) any other circumstances or happenings whatsoever, whether or not similar to any of the foregoing, except circumstances or happenings resulting from the gross negligence or willful misconduct of an Issuer, as to that Issuer.

                  SECTION 2.16. Payment of Reimbursement Obligations.

                  (a) Payments to the Issuer. The Borrower agrees to pay to each Issuer the amount of all Reimbursement Obligations, interest and other amounts payable to such Issuer under or in connection with any Letter of Credit issued for the Borrower's account immediately when due, irrespective of: (i) any lack of validity or enforceability of this Agreement or any of the other Credit Documents; (ii) the existence of any claim, set-off, defense or other right which the Borrower may have at any time against a beneficiary named in a Letter of Credit or any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Issuer, any Agent, any Lender or any other Person, whether in connection with this

Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions; (iii) any draft, certificate or any other document presented under the Letter of Credit proves to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents;
(v) payment by the Issuer under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (vi) payment by the Issuer under any Letter of Credit against presentation of any draft or certificate that does not comply with the terms of such Letter of Credit, except payment resulting from the gross negligence or willful misconduct of the Issuer; or (vii) any other circumstances or happenings whatsoever, whether or not similar to any of the foregoing, except circumstances or happenings resulting from the gross negligence or willful misconduct of the Issuer.

                  (b) Recovery or Avoidance of Payments. In the event any payment by or on behalf of the Borrower received by the Issuer with respect to a Letter of Credit and distributed by an Issuer to the Lenders on account of their participations is thereafter set aside, avoided or recovered from the Issuer in connection with any receivership, liquidation or bankruptcy proceeding, each Lender that received such distribution shall, upon demand by such Issuer, contribute such Lender's pro rata share of the amount set aside, avoided or recovered together with interest at the rate required to be paid by the Issuer upon the amount required to be repaid by it, to such Issuer.

                  SECTION 2.17. Indemnification and Exoneration in Respect of Letters of Credit.

                  (a) Indemnification. The Borrower shall protect, indemnify, pay and save the Issuers, the Agents and each Lender harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) which an Issuer, an Agent or any Lender may incur or be subject to as a consequence of the issuance of any Letter of Credit for a Borrower's or any subsidiary's account other than as a result of its gross negligence or willful misconduct, as determined by a court of competent jurisdiction.

                  (b) Assumption of Risk by the Borrower. As between the Borrower, the Issuers, the Agents and the Lenders, the Borrower assumes all risks of the acts and omissions of, or misuse of any Letters of Credit issued for such Borrower's or any subsidiary's account by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, neither the Issuer, nor any Agent, nor any Lender shall be responsible for (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of the Letters of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged, (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason, (iii) failure of the beneficiary of a Letter of Credit to comply duly with conditions required in order to draw upon such Letter of Credit, (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher, for errors in interpretation of technical terms, (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof, (vii) the misapplication by the beneficiary of a Letter of Credit of the proceeds of any drawing under such Letter of Credit; and (viii) any consequences arising from causes beyond the control of the Issuer, any Agent or any Lender.

                  (c) Exoneration. In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by any Issuer under or in connection with the Letters of Credit or any related certificates if taken or omitted in good faith and with reasonable care, shall not put any Issuer, any Agent or any Lender under any resulting liability to the Borrower or relieve the Borrower of any of their obligations hereunder to any such Person.

                  SECTION 2.18 Subsidiary Guaranty.

                  (a) The Guaranty: Each of the Subsidiary Guarantors hereby jointly and severally guarantees to the Agents, the Issuers and the Lenders the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Obligations of the Borrower (such Obligations herein called, collectively, the "Guaranteed Obligations"), in each case strictly in accordance with the terms thereof. Each of the Subsidiary Guarantors hereby further jointly and severally agrees that if the Borrower shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Subsidiary Guarantors will promptly pay the same, without the demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

                  (b) Obligations Unconditional. The obligations of the Subsidiary Guarantors hereunder are absolute and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the Obligations of the Borrower under this Agreement, the Notes or any other Loan Document or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this SECTION that the obligations of the Subsidiary Guarantors hereunder shall be absolute and unconditional, joint and several, under and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Subsidiary Guarantors hereunder which shall remain absolute and unconditional as described above.

                  (i) at any time or from time to time, without notice to any of the Subsidiary Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

                           (ii) any of the acts mentioned in any of the provisions of this Agreement or the Notes or any other agreement or instrument referred to herein or therein shall be done or omitted:

                           (iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under this Agreement or the Notes or any other Loan Document shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

                           (iv) any lien or security interest granted to, or in favor of, the Collateral Agent as security for any of the Obligations shall fail to be perfected.

The Subsidiary Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever; any requirement that any Issuer, Agent or Lender exhaust any right, power or remedy or proceed against the Borrower under this Agreement or the Notes or any other Loan Document, or against any other Person under any other Guaranty of, or security for, any of the Guaranteed Obligations; any right arising pursuant to Official Code of Georgia Section 10-7-24 or any other similar or subsequent law; and any right to assert any of the benefits under any statute providing appraisal or other, similar rights which may reduce or prohibit any deficiency judgments or claims.

                  (c) Reinstatement. The obligations of the Subsidiary Guarantors hereunder shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower in respect to the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise and the Subsidiary Guarantors jointly and severally agree that they will indemnify each Agent, Issuer and Lender on demand for all reasonable costs and expenses (including, without limitation, fees of counsel) incurred by such Agent, Issuer and Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

                  (d) Subrogation. Each Subsidiary Guarantor hereby waives all rights of subrogation or contribution, whether arising by contract or operation of law (including, without limitation, any such right arising under the Bankruptcy Code) or otherwise by reason of any payment by it pursuant to the provisions hereof and further agrees with the Borrower for the benefit of each of its creditors (including, without limitation, each Agent, Issuer and Lender) that any such payment by it shall constitute a contribution of capital by such Subsidiary Guarantor to the Borrower (or an investment in the equity capital of the Borrower by such Subsidiary Guarantor).

                  (e) Remedies. The Subsidiary Guarantors jointly and severally agree that, as between the Subsidiary Guarantors and the Agents, the Issuers and the Lenders, the Guaranteed

Obligations may be declared to be forthwith due and payable as provided herein (and shall be deemed to have become automatically due and payable in the circumstances provided herein) for purposes hereof, notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Borrower and that, in the event of such declaration (whether or not due and payable by the Borrower) shall forthwith become due and payable by the Subsidiary Guarantors for purposes hereof.

                  (f) Continuing Guaranty. The guaranty set forth herein is a continuing guaranty, and shall apply to all Guaranteed Obligations, whenever and howsoever arising.

                  (g) Rights of Contribution. The Subsidiary Guarantors hereby agree, as between themselves, that if any Subsidiary Guarantor shall become an "Excess Funding Guarantor" (as defined below) by reason of the payment by Subsidiary Guarantor of any Guaranteed Obligations, each other Subsidiary Guarantor shall, on demand of such Excess Funding Guarantor (but subject to the next sentence), pay to such Excess Funding Guarantor an amount equal to such Subsidiary Guarantor's "Pro Rata Share" (as defined below and determined, for this purpose, without reference to the properties, debts and liabilities of such Excess Funding Guarantor) of the "Excess Payment" (as defined below) in respect of such Guaranteed Obligations. The payment obligation of a Subsidiary Guarantor to any Excess Funding Guarantor under this Section shall be subordinate and subject to right of payment to the prior payment in full of the obligations of such Subsidiary Guarantor under the other provisions of this Section 2.4 and such Excess Funding Guarantor shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all such obligations. For purposes hereof, (i) "Excess Funding Guarantor" means, in respect of any guaranteed Obligations, a Subsidiary Guarantor that has paid an amount in excess of its Pro Rata Share of such Guaranteed Obligations, (ii) "Excess Payment" means, in respect of any guaranteed Obligations, the amount paid by an Excess Funding Guarantor in excess of its Pro Rata Share of such Guaranteed Obligations (iii) "Pro Rata Share" means, for any Subsidiary Guarantor, the ratio (express as a percentage) of (x) the amount by which the aggregate present fair saleable value of all Properties of such Subsidiary Guarantor (excluding any shares of stock of any other Subsidiary Guarantor) exceeds the amount of all the debts and liabilities of such Subsidiary Guarantor (including contingent, subordinate, unmatured and unliquidated liabilities, but excluding the obligations of such Subsidiary Guarantor hereunder and any obligations of any other Subsidiary Guarantor that have been Guaranteed by such Subsidiary Guarantor) to (y) the amount by which the aggregate fair saleable value of all Properties of all of the Subsidiary Guarantors exceeds the amount of all debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of the Subsidiary Guarantor hereunder) of the Subsidiary Guarantors, determined (A) with respect to any Subsidiary Guarantor that is a party hereto on the Closing Date, as of the Closing Date, and (B) with respect to any other Subsidiary Guarantor, as of the date such Subsidiary Guarantor becomes a Subsidiary Guarantor hereunder.

                  (h) General Limitation on Guaranteed Obligations. In any action or proceeding involving any state corporate law, or any state or federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of the Subsidiary Guarantors hereunder would otherwise, be held to determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability hereunder, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by any Subsidiary Guarantor, the Agents, the Issuers, the Lenders or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors a determined in such action or proceeding.

                                    ARTICLE 3

                                   COLLATERAL

                  SECTION 3.01. Grant of Security Interest. As security for the payment of all Obligations, each Obligor hereby grants to the Collateral Agent, for the ratable benefit of the Issuers, the Agents and the Lenders, a continuing, general Lien upon and security interest and security title in and to the following described property of such Obligor, wherever located, whether now existing or hereafter acquired or arising, namely: (a) the Accounts Receivable Collateral; (b) the Inventory Collateral; (c) the Equipment Collateral; (d) the Intangibles Collateral; (e) the Balances Collateral; and (f) all products and/or proceeds of any and all of the foregoing, including, without limitation, insurance proceeds.

                  SECTION 3.02. Lockbox; Collateral Reserve Account. On the Closing Date, the Borrower shall establish and continually maintain either with the Collateral Agent or one or more of the Lenders (in trust for the benefit of the Collateral Agent) one or more Collateral Reserve Accounts and lockboxes into which each Obligor shall cause each Account Debtor to remit all cash, checks, drafts, items and other instruments for the payment of money which it now has or may at any time hereafter receive in full or partial payment for the Inventory Collateral or otherwise as proceeds of the Accounts Receivable Collateral. In addition, if the Borrower or any Subsidiary receives Net Cash Proceeds of dispositions of assets or of the issuance of Capital Stock or the incurrence of Debt for money borrowed (except Debt secured by Purchase Money Liens), or Net Casualty/Insurance Proceeds, it shall (or shall cause such other Person receiving such cash proceeds to) remit all such cash proceeds to a Collateral Reserve Account. In the event such items of payment are inadvertently received by any the Borrower, any other Obligor, any Subsidiary or any other Person, such Person shall be deemed to hold the same in trust for the benefit of the Collateral Agent and promptly cause same to be forwarded to the Collateral Reserve Account. The Collateral Agent or each Lender, as appropriate, will remove from the lockboxes and deposit all such items of payment received from such Account Debtors into the Collateral Reserve Account promptly upon receipt. Unless and until (i) a Default or Event of Default is in existence, (ii) the Borrower is advised in writing by the Collateral Agent of a different arrangement selected by the Collateral Agent (as directed by the Required Lenders), or (iii) Excess Borrowing Availability, determined without regard to the reserve to the Borrowing Base imposed pursuant to clause (x) of the definition thereof, is less than Five Million Dollars ($5,000,000), the Collateral Agent will transfer on each Domestic Business Day collected amounts in the Collateral Reserve Account to the Borrower's operating account; provided, however, that Net Cash Proceeds of dispositions of assets or of the issuance of Capital Stock or the incurrence of Debt for money borrowed (except Debt secured by Purchase Money Liens) and

Net Casualty/Insurance Proceeds shall be held subject to the provisions of
SECTION 2.10(c), and any Net Cash Proceeds or Net Casualty/Insurance Proceeds not required to be paid to the Collateral Agent for the account of the Lenders pursuant to SECTION 2.10(c) shall be paid to the Borrower on the date such payment is made for the account of the Lenders. During the existence of any condition specified in clause (i) in this SECTION, (i) the Administrative Agent shall, at the direction of the Required Lenders, apply collected amounts in the Collateral Reserve Account as set forth in SECTION 2.11(d), but otherwise such amounts shall be applied in the manner prescribed in the last sentence of
Section 3.02, and (ii) the Collateral Agent may, additionally, at any time in its sole discretion or if requested in writing by the Required Lenders, direct Account Debtors to make payments on the Accounts Receivable Collateral, or portions thereof, directly to the Collateral Agent, and the Account Debtors are hereby authorized and directed to do so by each Borrower upon the Collateral Agent's direction, and the funds so received shall be also deposited in the Collateral Reserve Account, or, at the election of the Collateral Agent, upon its receipt thereof, be applied directly to repayment of the Obligations as set forth in SECTION 2.11(d). During the existence of any condition specified in clauses (i) (except as otherwise expressly provided above), (ii) or (iii) in this SECTION, the Administrative Agent will apply collected amounts in the Collateral Reserve Account to Revolving Loans then outstanding and Letter of Credit Obligations in respect of In-Line Standby Letters of Credit and Commercial Letters of Credit then due and payable, pro rata among such Obligations based on the proportion which it bears to the total amount thereof.

                  SECTION 3.03. Further Assurances. Each Obligor shall duly execute and/or deliver (or cause to be duly executed and/or delivered) to the Collateral Agent any instrument, agreement, invoice, document, document of title, dock warrant, dock receipt, warehouse receipt, bill of lading, order, financing statement, assignment, waiver, consent or other writing which may be reasonably necessary to the Collateral Agent to carry out the terms of this Agreement and any of the other Credit Documents and to perfect its security interest or intended security interest in and facilitate the collection of the Collateral, the proceeds thereof, and any other property at any time constituting security or intended to constitute security to the Collateral Agent. The Borrower shall perform or cause to be performed such acts as the Collateral Agent may request to establish and maintain for the Collateral Agent a valid and perfected security interest in and security title to the Collateral, free and clear of any Liens other than Permitted Encumbrances.


                                    ARTICLE 4

                         REPRESENTATIONS AND WARRANTIES

                  The Borrower represents and warrants to the Issuers, the Agents and the Lenders that:

                  SECTION 4.01. Corporate Existence and Power. Each of the Borrower and each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, is duly qualified to transact business in every jurisdiction where, by the nature of its business, such qualification is necessary (as set forth on

SCHEDULE 4.01), and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except where any such failure to qualify or have all required governmental licenses, authorizations, consents and approvals does not have and would not reasonably be expected to cause a Material Adverse Effect and would not impede any rights of the Collateral Agent with respect to the Collateral.

                  SECTION 4.02. Corporate and Governmental Authorization; No Contravention. The execution, delivery and performance by the Borrower and each Subsidiary Guarantor of this Agreement, and by the Borrower and each Subsidiary Guarantor party thereto of the other Credit Documents (i) are within the Borrower's and each such Subsidiary's corporate powers, (ii) have been duly authorized by all necessary corporate action on the part of the Borrower and such Subsidiary, and have been executed on behalf of the Borrower and such Subsidiary by its respective duly authorized officers, (iii) require no action by or in respect of or filing with, any governmental body, agency or official,
(iv) do not contravene, or constitute a default under, any provision of applicable law or regulation or of the articles of incorporation or by-laws of the Borrower or any such Subsidiary or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or such Subsidiary, and (v) do not and will not result in the creation or imposition of any Lien on any asset of the Borrower or any of such Subsidiaries (except in favor of the Collateral Agent).

                  SECTION 4.03. Binding Effect. This Agreement constitutes a valid and binding agreement of the Borrower enforceable in accordance with its terms, and the other Credit Documents constitutes valid and binding obligations of the Borrower and each such Subsidiary Guarantor party thereto enforceable in accordance with their respective terms, provided that the enforceability hereof and thereof is subject in each case to general principles of equity and to bankruptcy, insolvency and similar laws affecting the enforcement of creditors' rights generally.

                  SECTION 4.04. Financial Information. (a) The (i) audited (x) consolidated financial statements (including the balance sheet and statements of income, shareholders' equity and cash flows) of the Borrower and its Consolidated Subsidiaries, and (y) consolidating financial statements (including the balance sheet and statements of income, shareholders' equity and cash flows) of the Borrower and all Subsidiaries, in each case for the Fiscal Year ending on June 28, 1997 and in each case reported on by its certified public accountants, copies of which have been delivered to each of the Lenders, and (ii) unaudited
(x) consolidated financial statements (including the balance sheet and statements of income, shareholders' equity and cash flows) of the Borrower and its Consolidated Subsidiaries, and (y) consolidating financial statements (including the balance sheet and statements of income, shareholders' equity and cash flows) of the Borrower and all Subsidiaries, in each case for the interim period ended March 28, 1998, copies of which have been delivered to each of the Lenders, fairly present, in conformity with GAAP, the consolidated financial position of the Borrower and its Consolidated Subsidiaries or the consolidating financial position of the Borrower and the Subsidiaries, as the case may be, as of such dates and their consolidated or consolidating results of operations and cash flows for such periods stated.

                  (b) Since March 28, 1998, there has been no event, act, condition or occurrence having a Material Adverse Effect.

                  SECTION 4.05. No Litigation. Except as disclosed in SCHEDULE 4.05, there is no action, suit or proceeding pending, or to the knowledge of the Borrower threatened, against or affecting the Borrower or any of the Subsidiaries before any court or arbitrator or any governmental body, agency or official which could reasonably be expected to have a Material Adverse Effect.

                  SECTION 4.06. Compliance with ERISA. The Borrower and each member of the Controlled Group have fulfilled their obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and have not incurred any liability to the PBGC or a Plan under Title IV of ERISA. Neither the Borrower nor any member of the Controlled Group is or ever has been obligated to contribute to any Multiemployer Plan.

                  SECTION 4.07. Compliance with Laws; Payment of Taxes. The Borrower and the Subsidiaries are in material compliance with all applicable laws, regulations and similar requirements of governmental authorities (including, without limitation, the Fair Labor Standards Act of 1938, as amended), except as set forth in SECTION 4.14 or where such compliance is being contested in good faith through appropriate proceedings, and except where any such failure to comply (other than with respect to the Fair Labor Standards Act of 1938, as amended) does not have and would not reasonably be expected to cause a Material Adverse Effect and would not impede any rights of the Collateral Agent with respect to the Collateral and the Borrower has adopted and continues to follow a compliance program satisfactory to assure the accuracy of the foregoing statement. There have been filed on behalf of the Borrower and its Subsidiaries all federal, state and local income, excise, property and other tax returns which are required to be filed by them and all taxes due pursuant to such returns or pursuant to any assessment received by or on behalf of the Borrower or any such Subsidiary have been paid. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Borrower, adequate. No United States income tax returns of the Borrower or any Subsidiaries which have been examined through the Closing Date are, to the Borrower's knowledge, the subject of any present dispute with the Internal Revenue Service.

                  SECTION 4.08. Force Majeure. None of the Borrower's nor any of the Subsidiaries' respective businesses is suffering from effects of fire, accident, strike, drought, storm, earthquake, embargo, tornado, hurricane, act of God, acts of a public enemy or other casualty that could reasonably be expected to have a Material Adverse Effect.

                  SECTION 4.09. Investment Company Act. Neither the Borrower nor any of the Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  SECTION 4.10. Public Utility Holding Company Act. Neither the Borrower nor any of the Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

                  SECTION 4.11. Ownership of Property; Liens. Each of the Borrower and the Subsidiaries has title to its properties sufficient for the conduct of its business, and none of such property is subject to any Lien except as permitted in SECTION 5.18.

                  SECTION 4.12. No Default. Neither the Borrower nor any of the Subsidiaries is in default under or with respect to any agreement, instrument or undertaking to which it is a party or by which it or any of its property is bound which could have or cause a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

                  SECTION 4.13. Full Disclosure. All information heretofore furnished by the Borrower to any Issuer, any Agent or any Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Borrower or any Subsidiary to any Issuer, any Agent or any Lender will be, true, accurate and complete in every material respect or based on reasonable estimates on the date as of which such information is stated or certified. The Borrower has disclosed to the Lenders in writing any and all facts which could have or cause a Material Adverse Effect.

                  SECTION 4.14. Environmental Matters. Except as disclosed in
SCHEDULE 4.14: (a) Neither the Borrower nor any Subsidiary is subject to any Environmental Liability which could reasonably be expected to have or cause a Material Adverse Effect and neither the Borrower nor any Subsidiary has been designated as a potentially responsible party under CERCLA or under any state statute similar to CERCLA. None of the real property owned, leased or operated by the Borrower or any Subsidiary (collectively, the "Aggregate Real Properties") has been identified on any current or proposed (i) National Priorities List under 40 C.F.R. ss. 300, (ii) CERCLIS list or (iii) any list arising from a state statute similar to CERCLA.

                  (b) No Hazardous Materials have been or are being used, produced, manufactured, processed, treated, recycled, generated, stored, disposed of, managed or otherwise handled at, or shipped or transported to or from the Aggregate Real Properties or are otherwise present at, on, in or under the Aggregate Real Properties, or, to the best of the knowledge of the Borrower, at or from any adjacent site or facility, except for Hazardous Materials, such as cleaning solvents, pesticides and other materials used, produced, manufactured, processed, treated, recycled, generated, stored, disposed of, managed, or otherwise handled in minimal amounts in the ordinary course of business in substantial compliance with all applicable Environmental Requirements.

                  (c) The Borrower and each of the Subsidiaries have procured all Environmental Authorizations necessary for the conduct of its business, and is in substantial compliance with all Environmental Requirements in connection with the operation of the Aggregate Real Properties and the Borrower's and each of the Subsidiary's respective businesses.

                  SECTION 4.15. Capital Stock. All Capital Stock, debentures, bonds, notes and all other securities of the Borrower and the Subsidiaries presently issued and outstanding are validly and properly issued in accordance with all applicable laws, including, but not limited to, the "blue sky" laws of all applicable states and the federal securities laws, or for which the applicable statute of limitations has expired. The issued shares of Capital Stock of the

Borrower's Wholly Owned Subsidiaries are owned by the Borrower free and clear of any Lien or adverse claim. At least a majority of the issued shares of capital stock of each of the Borrower's other Subsidiaries (other than Wholly Owned Subsidiaries) is owned by the Borrower free and clear of any Lien or adverse claim.

                  SECTION 4.16. Margin Stock. Neither the Borrower nor any of the Subsidiaries is engaged principally, or as one of its important activities, in the business of purchasing or carrying any Margin Stock, and no part of the proceeds of any Loan will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock, or be used for any purpose which violates, or which is inconsistent with, the provisions of Regulation T, U or X.

                  SECTION 4.17. Insolvency. After giving effect to the execution and delivery of the Credit Documents and the incurrence of the Obligations under this Agreement: (i) neither the Borrower nor any Subsidiary will (x) be "insolvent," within the meaning of such term as used in O.C.G.A. ss. 18-2-22 or as defined in ss. 101 of the Bankruptcy Code, or SECTION 2 of either the "UFTA" or the "UFCA", or as defined or used in any "Other Applicable Law" (as those terms are defined below), or (y) be unable to pay its debts generally as such debts become due within the meaning of SECTION 548 of the Bankruptcy Code,
SECTION 4 of the UFTA or SECTION 6 of the UFCA, or (z) have an unreasonably small capital to engage in any business or transaction, whether current or contemplated, within the meaning of SECTION 548 of the Bankruptcy Code, SECTION 4 of the UFTA or SECTION 5 of the UFCA; and (ii) the Obligations of the Borrower under the Credit Documents will not be rendered avoidable under any Other Applicable Law. For purposes of this SECTION 4.17, "UFTA" means the Uniform Fraudulent Transfer Act, "UFCA" means the Uniform Fraudulent Conveyance Act, and "Other Applicable Law" means any other applicable law pertaining to fraudulent transfers or acts voidable by creditors, in each case as such law may be amended from time to time.

                  SECTION 4.18. Insurance. The Borrower and each of the Subsidiaries have (either in the name of such Borrower or in such Subsidiary's own name), with financially sound and reputable insurance companies and with a Best's Rating of at least "A", insurance in at least such amounts and against at least such risks (including on all its property, and business interruption, public liability and worker's compensation, to the extent not self insured as to worker's compensation) as are usually insured against in the same general area by companies of established repute engaged in the same or similar business.

                  SECTION 4.19. Possession of Permits. Each Borrower and each Subsidiary possess all franchises, certificates, licenses, permits and other authorizations from governmental political subdivisions or regulatory authorities, and all patents, trademarks, service marks, trade names, copyrights, licenses and other rights, free from burdensome restrictions, that are necessary for the ownership, maintenance and operation of any of its properties and assets, and no Borrower or Subsidiary is in violation of any thereof except where any such failure to possess any of the foregoing does not have and would not reasonably be expected to cause a Material Adverse Effect and would not impede any rights of the Collateral Agent with respect to the Collateral.

                  SECTION 4.20. Labor Disputes. Except as disclosed in SCHEDULE 4.20, (i) there is no collective bargaining agreement or other labor contract covering employees of the Borrower or any Subsidiary, (ii) no such collective bargaining agreement or other labor contract is scheduled to expire during the term of this Agreement, (iii) no union or other labor organization is seeking to organize, or to be recognized as, a collective bargaining unit of employees of any of the Borrower or any Subsidiary or for any similar purpose and (iv) there is no pending, or to the Borrower's knowledge, threatened, strike, work stoppage, material unfair labor practice claim, or other material labor dispute against or affecting any Borrower or any Subsidiary or their respective employees.

                  SECTION 4.21. Surety Obligations. Except as shown on SCHEDULE
4.21 hereto, neither the Borrower nor any of the Subsidiaries is obligated as surety or indemnitor under any surety or similar bond or other contract issued or entered into to assure payment, performance or completion of performance of any undertaking or obligation of any Person.

                  SECTION 4.22. Restrictions. Neither the Borrower nor any of the Subsidiaries is a party or subject to any contract, agreement, or charter or other corporate restriction, which materially and adversely affects its business or the use or ownership of any of its assets. Except as set forth on SCHEDULE
4.22 hereto, neither the Borrower nor any of the Subsidiaries is a party or subject to any contract or agreement which restricts its right or ability to incur Debt, none of which prohibit the execution of or compliance with this Agreement or the other Credit Documents by the Borrower or any of the Subsidiaries, as applicable.

                  SECTION 4.23. Leases. SCHEDULE 4.23 hereto is a complete listing of all capitalized and operating leases of the Borrower and the Subsidiaries as of the Closing Date. Each of the Borrower and the Subsidiaries is in compliance in all material respects with all of the terms of each of its respective capitalized and operating leases.

                  SECTION 4.24. Trade Relations. There exists no present condition or state of facts or circumstances which would materially affect adversely the Borrower or any of the Subsidiaries or prevent the Borrower or any of the Subsidiaries from conducting its business after the consummation of the transactions contemplated by this Agreement in substantially the same manner in which they have heretofore been conducted, and, to the best of the Borrower's knowledge, there exists no actual or threatened termination, cancellation or limitation of, or any modification or change in, the business relationship between the Borrower or any of the Subsidiaries and any customer or any group of customers whose purchases individually or in the aggregate are material to the business of the Borrower or any of the Subsidiaries, or with any material supplier.

                  SECTION 4.25. Capital Structure. As of the date hereof,
SCHEDULE 4.25 hereto states (i) the correct name of each of the Subsidiaries of Borrower (which, as of the Closing Date, is limited to FSC), its jurisdiction of incorporation and the percentage of its Capital Stock owned by the Borrower,
(ii) the name of each of the Borrower's and the Borrower's Affiliates and the nature of such affiliation, (iii) the number, nature and holder of all Capital Stock of the Borrower and each Subsidiary, and (iv) the number of authorized, issued, outstanding and treasury shares of the Borrower and each Subsidiary. The Borrower has good title to all of the shares its purport to own of the Capital Stock of each of its Subsidiaries, free and clear in each case of any Lien other than Permitted Encumbrances. All such shares have been duly issued and are fully paid and non-assessable.

                  SECTION 4.26. Y2K Plan. The Borrower has developed and delivered to the Administrative Agent and the Lenders a comprehensive plan (the "Y2K Plan") for insuring that the Borrower's and the Subsidiaries software and hardware systems which impact or affect in any way the business operations of the Borrower and the Subsidiaries will be Year 2000 Compliant and Ready. The Borrower and the Subsidiaries have met the Y2K Plan milestones such that all hardware and software systems will be Year 2000 Compliant and Ready in accordance with the Y2K Plan. Each item of equipment containing embedded microchips (including systems and equipment supplied by others or with which the systems of the Borrower or any of their Subsidiaries interface), and the testing of all such systems and equipment, as so reprogrammed, will be completed by March 31, 1999.

                  SECTION 4.27. Federal Taxpayer Identification Number. The Borrower's and each Subsidiary's federal taxpayer identification numbers are as indicated on the Collateral Disclosure Certificate.

                  SECTION 4.28. Bona Fide Accounts. Each item of the Accounts Receivable Collateral arises or will arise under a contract between an Obligor and the respective Account Debtor, or from the bona fide sale or delivery of goods to or performance of services for, the Account Debtor by such Obligor.

                  SECTION 4.29. Good Title to Collateral. Each Obligor has good title to the Collateral free and clear of all Liens, other than any Permitted Encumbrances, and no assertable financing statement covering the Collateral is on file in any public office other than any evidencing Permitted Encumbrances.

                  SECTION 4.30. Right to Assign and Grant Security Interest. The Borrower has full right, power and authority to make the assignment pursuant to this Agreement of the Accounts Receivable Collateral and to grant a security interest in all of the Collateral.

                  SECTION 4.31. Trade Styles. Except as may be set forth on the Collateral Disclosure Certificate, neither the Borrower nor any Subsidiary uses trade names or trade styles (herein, "Trade Styles") in their business operations and warrant that the same shall continue, except for any additional Trade Styles after the date hereof with respect to which the Borrower has given the Collateral Agent at least thirty (30) days prior written notice thereof. In any event, to the extent that, now or hereafter, the Borrower uses any Trade Styles, the Borrower hereby represents and warrants in favor of the Collateral Agent that: (i) all of the accounts receivable and proceeds with respect thereto arising out of sales under the Trade Styles shall be the property of, and belong to, the Borrower and shall constitute Accounts Receivable Collateral; (ii) each of the Trade Styles is a trade name and trade style (and not an independent corporation or other legal entity) by which the Borrower identifies and sells certain of their products or services and under which they may conduct a portion of their business; (iii) all accounts receivable, proceeds thereof, and returned merchandise which arise from the sale of products invoiced under the names of any of the Trade Styles shall be owned solely by the Borrower and shall be subject to the terms of this Agreement as they relate to Accounts Receivable Collateral; and (iv) the Borrower hereby appoints the Collateral Agent as its attorney-in-fact to file such certificates disclosing the Borrower's use of the Trade Styles and to take such other actions on its behalf as are necessary to comply with the statutes of any states relating to the use of fictitious or assumed business names, to the extent that the Borrower fails to do so.

                  SECTION 4.32. Account Debtor Capacity and Solvency. Each Account Debtor hereunder (a) had the capacity to contract at the time any contract or other document giving rise to the account was executed and (b) such Account Debtor was not and is not "insolvent" as that term is defined in SECTION 4.17.

                  SECTION 4.33. Proceedings with Respect to Accounts. There are no proceedings or actions which are threatened or pending against any Account Debtor which are reasonably likely to have a material adverse change in such Account Debtor's financial condition or the collectibility of such account.

                  SECTION 4.34. Location of Collateral. As of the date hereof, the Collateral consisting of goods of the Borrower is situated only at one or more of the Collateral Locations.

                  SECTION 4.35. Material Contracts. SCHEDULE 4.35 hereto sets forth a complete listing of all Material Contracts. Each of the Borrower and the Subsidiaries is in compliance in all material respects with all the terms of each such Material Contracts.

                  SECTION 4.36. Survival of Representations and Warranties. The Borrower covenants, warrants and represents to the Issuers, the Agents and the Lenders that all representations and warranties of the Borrower and the Subsidiaries contained in this Agreement or any of the other Credit Documents shall be true at the time of the execution of this Agreement and the other Credit Documents, and shall survive the execution, delivery and acceptance thereof by the Documentation Agent and the parties thereto and the closing of the transactions described therein or related thereto.


                                    ARTICLE 5

                                    COVENANTS

                  The Borrower agrees that, so long as any Lender has any Commitment hereunder or any amount payable hereunder or any of the Obligations remains unpaid:

                  SECTION 5.01. Information. The Borrower will deliver to each of the Lenders:

                  (a)      as soon as available and in any event within ninety
         (90) days after the end of each Fiscal Year, audited (i) consolidated financial statements (including the balance sheet and statements of income, shareholders' equity and cash flows) of the Borrower and its Consolidated Subsidiaries, and (ii) consolidating financial statements (including the balance sheet and statements of income, shareholders' equity and cash flows) of the Borrower and all such Subsidiaries, in each case as of the end of such Fiscal Year, setting forth in each case in comparative form the figures for the previous fiscal year, all certified by its Certified Public Accountants or other independent public accountants of nationally recognized standing acceptable to the Administrative Agent, with such certification to be free of exceptions and qualifications not acceptable to the Required Lenders;

                  (b)      as soon as available and in any event within twenty
         (20) days after the end of each Fiscal Month and within forty-five (45) days after the end of each Fiscal Quarter, (i) consolidated financial statements (including the balance sheet and statements of income, shareholders' equity and cash flows) of the Borrower and its Consolidated Subsidiaries, and (ii) consolidating financial statements (including the balance sheet and statements of income, shareholders' equity and cash flows) of the Borrower and all such Subsidiaries, segregated on a division-by-division basis additionally, as appropriate, in each case as of the end of such Fiscal Month or Fiscal Quarter, as the case may be, and for the portion of the Fiscal Year ending on such date, setting forth in each case in comparative form the figures for the corresponding Fiscal Month or Fiscal Quarter and the corresponding portion of the previous Fiscal Year, all certified (subject to normal year-end adjustments) as to fairness of presentation, GAAP and consistency by a Senior Officer of the Borrower;

                  (c) simultaneously with the delivery of each set of annual and quarterly financial statements referred to in paragraphs (a) and (b) above, a certificate, substantially in the form of EXHIBIT G (a "Compliance Certificate"), of a Senior Officer of the Borrower (i) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of SECTIONS 5.16 through 5.18, inclusive, 5.20 through 5.25, inclusive, and SECTION 5.40 on the date of such financial statements and (ii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

                  (d) simultaneously with the delivery of each set of annual financial statements referred to in paragraph (a) above, (i) a statement of the Certified Public Accountants which reported on such statements to the effect that (A) such accountants acknowledge and agree that the Issuers, Agents and the Lenders may rely upon such financial statement in the administration of this Agreement, and (B) nothing has come to their attention to cause them to believe that any Default existed on the date of such financial statements, and (ii) a copy of any management letter furnished to the Borrower by such Certified Public Accountants;

                  (e) as soon as available and in no event later than forty-five (45) days after the end of each Fiscal Quarter of the Borrower, projections of the Borrower and the Subsidiaries for the forthcoming four (4) Fiscal Quarters, set forth Fiscal Quarter by

         Fiscal Quarter, together with all material assumptions made in connection therewith and a comparison to any prior projections for comparable periods;

                  (f) promptly, but in any event within two (2) Domestic Business Days, after the Borrower becomes aware of the occurrence of any Default, a certificate of the chief financial officer or the chief accounting officer of the Borrower setting forth the details thereof and the action which the Borrower are taking or propose to take with respect thereto;

                  (g) promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed;

                  (h) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and annual, quarterly or monthly reports which the Borrower shall have filed with the Securities and Exchange Commission;

                  (i) if and when any member of the Controlled Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in SECTION 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA, a copy of such notice; or
         (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate or appoint a trustee to administer any Plan, a copy of such notice;

                  (j) as soon as practicable, but in any event on or before twenty (20) days after the end of each Fiscal Month, or such more frequent intervals as required by the Collateral Agent from time to time, a duly executed Borrowing Base Certificate (and to the Collateral Agent any accompanying documentation required by the Collateral Agent), with respect to satisfaction of the requirement that the Working Capital Obligations shall not exceed the Borrowing Base, as of the last day of the reporting period, in the form of EXHIBIT F or such other form as the Collateral Agent may deliver for such purpose to the Borrower from time to time hereafter, the statements in which, in each instance, shall be certified as to truth and accuracy by a Senior Officer of the Borrower;

                  (k) written notice of the following: (i) promptly after the Borrower's learning thereof, of (A) the commencement of any litigation affecting the Borrower or any of the Subsidiaries or any of its respective assets, whether or not the claim is considered by the Borrower to be covered by insurance, and (B) the institution of any administrative proceeding which in either case of clause (A) or (B), if decided adversely, would have a Material Adverse Effect; (ii) at least thirty (30) days prior thereto, of the opening of any new office or place of business of the Borrower or any of its Subsidiaries or the closing of any existing office or place of business of the

         Borrower or any of the Subsidiaries; (iii) promptly after the Borrower's learning thereof, of any labor dispute to which the Borrower or any of the Subsidiaries may become a party, or any strikes or walkouts relating to any of its plants or other facilities, which in either case will have a Material Adverse Effect, and the expiration of any labor contract to which it is a party or by which it is bound; (iv) promptly after the occurrence thereof, of any default by any obligor under any note or other evidence of indebtedness payable to the Borrower or any of the Subsidiaries exceeding Two Hundred Fifty Thousand Dollars ($250,000); (v) promptly after the rendition thereof, of any judgment in an amount exceeding Two Hundred Fifty Thousand Dollars ($250,000) rendered against the Borrower or any of the Subsidiaries; and (vi) knowledge of any and all Environmental Liabilities, pending, threatened or anticipated Environmental Proceedings, Environmental Notices, Environmental Judgments and Orders, and Environmental Releases at, on, in, under or in any way affecting the Aggregate Real Properties or any adjacent property, and all facts, events, or conditions that could lead to any of the foregoing;

                  (l) simultaneously with the delivery of each set of annual and quarterly financial statements referred to in paragraphs (a) and (b) in this SECTION 5.01 above, a statement of the Borrower's Senior Officer to the effect that nothing has come to the Borrower's attention to cause it to believe that the Y2K Plan milestones have not been met in a manner such that the Borrower's and the Subsidiaries' hardware and software systems will not be Year 2000 Compliant and Ready in accordance with the Y2K Plan;

                  (m) within five (5) Domestic Business Days after the Borrower becomes aware of any deviations from the Y2K Plan which would cause compliance with the Y2K Plan to be delayed or not achieved, a statement of the Borrower's Senior Officer setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

                  (n) promptly upon the receipt thereof, a copy of any third party assessments of the Borrower's Y2K Plan together with any recommendations made by such third party with respect to Year 2000 compliance;

                  (o) from time to time such additional information regarding the financial position or business (including, without limitation, tax returns and bank statements) of the Borrower and the Subsidiaries as the Administrative Agent, at the request of any Lender, may reasonably request.

                  SECTION 5.02.     Inspection of Property, Books and Records.
(a) The Borrower will (i) keep, and cause each Subsidiary to keep, proper books of record and account in which full, true and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities; and (ii) permit, and cause each Subsidiary to permit, any Issuer, any Agent and any Lender (at the Borrower's expense, if a Default or Event of Default then exists), to visit and inspect any of their respective properties, verify information with any Person, to examine and make abstracts from any of the Borrower's or such Subsidiaries' respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants, the Borrower agreeing to cooperate and assist in such visits and inspections, in each case prior to the occurrence of a Default, at such reasonable times and as often as may reasonably be requested, and after the occurrence of a Default, at any time and without prior notice.

                  (b) In addition to the rights granted the Issuers, the Agents and the Lenders pursuant to SECTION 5.02(a), each Agent (or any Person or Persons designated by it) shall, in its sole discretion, have the right to call at any place of business of the Borrower at any time and without prior notice, and, without hindrance or delay, examine, inspect, and audit all or any portion of the Collateral and to examine, inspect, audit and check and make copies of and extracts from the Borrower's books, records, journals, orders, receipts and any correspondence and other data relating to the Collateral, to the Borrower's business or to any other transactions between the parties hereto.

                  SECTION 5.03. Maintenance of Existence and Management. The Borrower shall, and shall cause each Subsidiary to maintain, (i) their respective corporate existences and carry on their respective businesses in substantially the same manner and in substantially the same fields as such business is now carried on and maintained, except as permitted by SECTIONS 5.04 and 5.05, (ii) their respective corporate charters, by-laws, partnership agreements, operating agreements and other similar documents and agreements relating to their legal existence and organization, and not permit any amendment or other modification thereto except for any amendment or modification that would not affect the Obligations or result in a Material Adverse Effect, and
(iii) maintain executive management having sufficient skill and experience in the Borrower's and the Subsidiaries' industry to manage the Borrower and the Subsidiaries competently and efficiently.

                  SECTION 5.04. Dissolution. The Borrower shall not suffer or permit dissolution or liquidation either in whole or in part or redeem or retire any shares of its own stock or that of the Borrower or any Subsidiary, except through corporate reorganization to the extent permitted by SECTION 5.05.

                  SECTION 5.05.     Consolidations, Mergers and Sales of Assets.
(a) The Borrower will not, nor will it permit any Subsidiary to, merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any Person, except for a merger or consolidation between Subsidiaries of the Borrower or involving only the Borrower and one or more of its Subsidiaries in which the Borrower is the surviving entity.

                  (b) The Borrower will not, nor will it permit any Subsidiary to sell, lease or otherwise transfer all or any part of their assets (including, without limitation, any sale and leaseback arrangement, but excluding sales of inventory in the ordinary course of business) to, any other Person, or discontinue or eliminate any business line or segment, provided that the foregoing limitation on the sale, lease or other transfer of assets and on the discontinuation or elimination of a business line or segment shall not prohibit: (i) subject to the provisions of SECTION 2.10(c), the dispositions of assets described in the proviso contained in clause (i) of the definition of "Net Cash Proceeds"; and (ii) dispositions of Equipment Collateral subject to the provisions of SECTION 5.36.

                  SECTION 5.06. Use of Proceeds. No portion of the proceeds of the Loans will be used by the Borrower or any Subsidiary (i) in connection with, whether directly or indirectly, any tender offer for, or other acquisition of, stock of any corporation with a view towards obtaining control of such other corporation, unless such tender offer or other acquisition is to be made on a negotiated basis with the approval of the Board of Directors of the Person to be acquired, and the provisions of SECTION 5.17 would not be violated, (ii) directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any Margin Stock, or (iii) for any purpose in violation of any applicable law or regulation or in contravention of any terms or conditions of this Agreement or any Credit Document.

                  SECTION 5.07. Compliance with Laws; Payment of Taxes. The Borrower will, and will cause each of the Subsidiaries and each member of the Controlled Group to, comply with applicable laws (including but not limited to ERISA and the Fair Labor Standards Act of 1938, as amended), regulations and similar requirements of governmental authorities (including but not limited to PBGC), except where the necessity of such compliance is being contested in good faith through appropriate proceedings diligently pursued and except where failure to comply would not have and would not reasonably be expected to cause a Material Adverse Effect. The Borrower will, and will cause each of the Subsidiaries to, pay promptly when due all taxes, assessments, governmental charges, claims for labor, supplies, rent and other obligations which, if unpaid, might become a lien against the property of the Borrower or any Subsidiary, except liabilities being contested in good faith and against which, if requested by the Agent, the Borrower or such Subsidiary will set up reserves in accordance with GAAP.

                  SECTION 5.08.     Insurance; Net Casualty/Insurance Proceeds.
(a) The Borrower will maintain, and will cause each of the Subsidiaries to maintain (either in the name of the Borrower or in such Subsidiary's own name), with financially sound and reputable insurance companies acceptable to the Collateral Agent and with a Best's Rating of at least "A", insurance on all of their property in at least such amounts and against at least such risks (including on all its property, public liability and worker's compensation (but solely with respect to worker's compensation, only to the extent not self-insured), and business interruption insurance) as are usually insured against in the same general area by companies of established repute engaged in the same or similar business. The Borrower shall deliver the originals or copies (which copies shall be certified if requested by the Collateral Agent) of such policies to the Collateral Agent with satisfactory lender's loss payable endorsements naming the Collateral Agent, as agent for the other Agents, the Issuers and the Lenders, as sole loss payee, assignee and additional insured, as its interests may appear. Each policy of insurance or endorsement shall contain a clause (i) not permitting cancellation by a Borrower without the prior written consent of the Collateral Agent, (ii) requiring the insurer to give not less than thirty (30) days prior written notice to the Collateral Agent in the event of cancellation or non-renewal by the insurance company of the policy for any reason whatsoever, and (iii) specifying that the interest of the Collateral Agent shall not be impaired or invalidated by any act or neglect of the Borrower or the owner of the property or by the occupation of the premises for purposes more hazardous than are permitted by said policy. On the Closing Date, and from time to time thereafter upon the Collateral Agent's request, the Borrower shall provide the Collateral Agent with a statement from each insurance company providing the foregoing coverage, acknowledging in favor of the Collateral Agent the continued effectiveness of the foregoing insurance clauses. If the Borrower fails to provide and pay for such insurance, the Collateral Agent may, at its option, but shall not be required to, procure the same and charge the Borrower therefor as a part of the Obligations.

                  (b) Net Casualty/Insurance Proceeds must be applied to either (i) the payment of the Obligations, or (ii) the repair and/or restoration of the Collateral. If either an Event of Default has occurred, or the cost to repair or restore the Collateral exceeds Three Hundred Thousand Dollars ($300,000), then, in such event, the Collateral Agent, at the direction of the Required Lenders, shall determine, the manner in which Net Casualty/Insurance Proceeds are to be applied. If no Event of Default has occurred and the cost to repair or restore the Collateral is Three Hundred Thousand Dollars ($300,000) or less, the Borrower shall determine the manner in which Net Casualty/Insurance Proceeds are to be applied.

                  SECTION 5.09. Change in Fiscal Year. The Borrower will not change its Fiscal Year, or the Fiscal Year of any Subsidiary, without the consent of the Required Lenders.

                  SECTION 5.10. Maintenance of Property. The Borrower shall, and shall cause each Subsidiary to, maintain all of its properties and assets in reasonably good condition, repair and working order, ordinary wear and tear excepted. The Borrower and Subsidiaries shall maintain all Equipment Collateral in good operating condition and repair, reasonable wear and tear excepted and all necessary replacements of and repairs thereto shall be made so that the value and operating efficiency of the Equipment Collateral shall be maintained and preserved, reasonable wear and tear excepted. Without the prior written consent of the Collateral Agent, none of the Equipment Collateral may be affixed to any real property such that it is characterized as a fixture under applicable law.

                  SECTION 5.11. Material Contracts. The Borrower shall comply, and cause each Subsidiary to comply, with all material terms and conditions of any Material Contract to which it is a party. The Borrower will not, without the Administrative Agent's and the Required Lenders' prior written consent, (i) enter into, or permit any Subsidiary to enter into, any amendment or modification to any Material Contract of a material nature, or (ii) permit any Material Contract to be cancelled or terminated prior to its stated maturity. The Borrower shall promptly notify the Administrative Agent and deliver to the Administrative Agent any notice received by the Borrower with respect to any event which constitutes a default by the Borrower or Subsidiary under any Material Contract to which the Borrower or such Subsidiary is a party or by which any of the assets of the Borrower or Subsidiary may be bound.

                  SECTION 5.12. Environmental Matters. The Borrower and the Subsidiaries will not, and will not permit any Third Party to, use, produce, manufacture, process, treat, recycle, generate, store, dispose of, manage at, or otherwise handle, or ship or transport to or from the Aggregate Real Properties any Hazardous Materials except for Hazardous Materials such as cleaning solvents, pesticides and other similar materials used, produced, manufactured, processed, treated, recycled, generated, stored, disposed, managed, or otherwise handled in minimal amounts in the ordinary course of business in compliance with all applicable Environmental Requirements.

                  SECTION 5.13. Environmental Release. The Borrower agrees that upon the occurrence of an Environmental Release at or on any of the Aggregate Real Properties it will act immediately to investigate the extent of, and to take appropriate remedial action to eliminate, such Environmental Release, whether or not ordered or otherwise directed to do so by any Environmental Authority.

                  SECTION 5.14. Transactions with Affiliates. Other than transactions or arrangements existing on the Closing Date and described on
SCHEDULE 5.14, neither the Borrower nor any of the Subsidiaries shall enter into, or be a party to, any transaction involving Two Hundred Fifty Thousand Dollars ($250,000) or more with any Affiliate of the Borrower or such Subsidiaries (which Affiliate is not one of the Borrower or a Wholly Owned Subsidiary), except as permitted by law and in the ordinary course of business and pursuant to reasonable terms which are fully disclosed to the Agents and the Lenders and are no less favorable to such Borrower or such Subsidiary than would be obtained in a comparable arm's length transaction with a Person which is not an Affiliate.

                  SECTION 5.15. No Other Subsidiaries. Neither the Borrower nor any of the Subsidiaries shall hereafter create or acquire any Subsidiary; and the Borrower shall not transfer any material assets to FSC.

                  SECTION 5.16. Restricted Payments. The Borrower will not declare or make any Restricted Payment during any Fiscal Year, except as follows: (i) during the period from the Closing Date through December 31, 1998, Restricted Payments consisting of cash dividends may be made (A) if no Default or Event of Default then exists or would result therefrom, and (B) the aggregate amount of all such Restricted Payments (without carryover) does not exceed Two Hundred Fifty Thousand Dollars ($250,000) per Fiscal Quarter; and (ii) subsequent to December 31, 1998, Restricted Payments consisting of cash dividends may be made, without limitation as to Dollar amount, if no Default or Event of Default then exists or would result therefrom.

                  SECTION 5.17. Investments. The Borrower will not, and will not permit any of the Subsidiaries to, make Investments in any Person, except:

                  (i) loans or advances to employees not exceeding One Hundred Thousand Dollars ($100,000) in the aggregate principal amount outstanding at any time, in each case made in the ordinary course of business and consistent with practices existing on the Closing Date;

                  (ii) deposits required by government agencies, public utilities or insurance companies;

                  (iii) Investments by any Borrower to or in any Subsidiaries, either (1) existing on the Closing Date, or (2) not existing on the Closing Date, but not exceeding Two Hundred Thousand Dollars ($200,000) in the aggregate outstanding;

                  (iv) Investments in (1) direct obligations of the United States Government maturing within one year, (2) certificates of deposit issued by a commercial bank whose credit is satisfactory to the Collateral Agent, (3) commercial paper rated "A1" or the equivalent thereof by S&P or P1 or the equivalent thereof by Moody's and in either case maturing within 6 months after the date of acquisition, and/or (4) tender bonds the payment of the principal of and interest on which is fully supported by a letter of credit issued by a United States bank whose long-term certificates of deposit are rated at least "AA" or the equivalent thereof by S&P and "Aa" or the equivalent thereof by Moody's;

                  (v) Investments as a result of Interest Rate Protection Agreements, not entered into for speculative purposes;

                  (vi) Investments as a result of ForEx Contracts, not entered into for speculative purposes;

                  (vii) Investments arising from contracts for the future or forward sale of raw cotton made in the ordinary course of Borrower's business for hedging purposes (but not for speculation) which contracts do not exceed, in the aggregate, sales of raw cotton (in units) in excess of the amount (in units) of the Borrower's present purchases (or commitments to purchase) such raw cotton;

                  (viii) other Investments: (x) existing on the Closing Date, and (y) made after the Closing Date in an aggregate amount at any time not exceeding Two Hundred Thousand Dollars ($200,000);

provided, however, that immediately after giving effect to the making of any Investment permitted by this SECTION 5.17, no Default or Event of Default shall have occurred and be continuing;

                  SECTION 5.18. Permitted Liens. The Borrower will not, and will not permit any Subsidiary to, create, assume or suffer to exist any Lien, directly or indirectly, on any asset now owned or hereafter acquired by it, except as set forth below (the following herein called, collectively, the "Permitted Encumbrances"):

                  (a) Liens existing on the date of this Agreement securing Debt outstanding on the date of this Agreement and disclosed in the Collateral Disclosure Certificate;

                  (b) any Lien existing on any specific fixed asset of any corporation at the time such corporation becomes a Subsidiary (if then permitted to exist hereunder) and not created in contemplation of such event;

                  (c) any Lien on any specific fixed asset securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring or constructing such asset, provided that such Lien attaches to such asset concurrently with or within 18 months after the acquisition or completion of construction thereof;

                  (d) any Lien on any specific fixed asset of any corporation existing at the time such corporation is merged or consolidated with or into the Borrower or a Subsidiary and not created in contemplation of such event;

                  (e) any Lien existing on any specific fixed asset prior to the acquisition thereof by the Borrower or a Subsidiary and not created in contemplation of such acquisition;

                  (f) Purchase Money Liens, securing Debt, not to exceed Two Million Five Hundred Thousand Dollars ($2,500,000), in the aggregate, at any time outstanding; provided, however, that in granting such Purchase Money Liens, Borrower shall use its best efforts to obtain from the holder of such Lien a consent (if such a consent is, in fact, necessary) to the grant of a Lien on the equipment covered by such Purchase Money Lien in favor of the Collateral Agent;

                  (g) Liens incidental to the conduct of its business or the ownership of its assets which (i) do not secure Debt and (ii) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business;

provided, however, that immediately after giving effect to the creation, assumption, existence or incurrence of any Liens permitted by this SECTION 5.18, no Default or Event of Default shall have occurred and be continuing; and provided, further, that the Negative Pledge Agreement shall operate cumulatively with, and not in derogation of the foregoing provisions, but if there is any conflict between the terms of the Negative Pledge Agreement and the terms of this SECTION 5.18, the terms of the Negative Pledge Agreement shall control.

                  SECTION 5.19. Restrictions on Ability of Borrower and Subsidiaries to Pay Dividends. The Borrower will not, and will not permit any Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any contractual encumbrance or restriction on the ability of any Subsidiary to (i) pay any dividends or make any other distributions on its Capital Stock or any other interest or (ii) make or repay any loans or advances to the Borrower.

                  SECTION 5.20. Fixed Charge Coverage. Beginning with the Fiscal Quarter ending on or about September 30, 1999, the Fixed Charge Coverage Ratio, determined quarterly, at the end of the Fiscal Quarter in question, for such Fiscal Quarter and the three (3) preceding Fiscal Quarters, will be greater than 1.00 to 1.00, calculated at the end of each such Fiscal Quarter.

                  SECTION 5.21. Minimum Consolidated EBITDA. Consolidated EBITDA will be no less than: (i) $800,000, for the Fiscal Quarter ending closest to September 30, 1998; (ii) $2,700,000, for the two (2) Fiscal Quarters, determined cumulatively, ending closest to December 31, 1998; (iii) $6,000,000, for the three (3) Fiscal Quarters, determined cumulatively, ending closest to March 31, 1999; and (iv) $9,500,000, for the four (4) Fiscal Quarters, determined cumulatively, ending closest to June 30, 1999.

                  SECTION 5.22. Funded Debt/EBITDA Ratio. The Funded Debt/EBITDA Ratio, determined quarterly, at the end of the Fiscal Quarter in question, for such Fiscal Quarter and the three (3) preceding Fiscal Quarters, will not exceed (i) beginning with the Fiscal Quarter ending on or about September 30, 1999, 6.00 to 1.00, (ii) as of the Fiscal Quarter ending on or about December 31, 1999, 5.00 to 1.00, (iii) as of the Fiscal Quarter ending on or about March 31, 2000, 4:00 to 1.00; and (iv) as of the Fiscal Quarter ending on or about June 30, 2000, and thereafter, 3.50 to 1.00; calculated at the end of each such Fiscal Quarter.

                  SECTION 5.23. Leverage Ratio. The Leverage Ratio will not at any time exceed 1.50 to 1.00.

                  SECTION 5.24. Minimum Consolidated Tangible Net Worth. Consolidated Tangible Net Worth will at no time be less than the sum of (i) $77,500,000; plus (ii) the sum of seventy-five percent (75%) of cumulative (since the Fiscal Year ending closest to June 30, 1998) Reported Net Income (excluding any Fiscal Quarter during which Reported Net Income is less than $0.00) of the Borrower and the Subsidiaries in the immediately preceding Fiscal Quarter; plus (iii) the sum of one hundred percent (100%) of the cumulative (since the Fiscal Year ending closest to June 30, 1998) cash proceeds derived by the Borrower from the issuance of any Capital Stock.

                  SECTION 5.25. Permitted Debt. The Borrower will not, and will not permit any Subsidiary to, create, assume or incur any Debt, except as follows (the amounts set forth below are in the aggregate for the Borrower and all Subsidiaries).

                  (a)      Debt owing by any Subsidiary to the Borrower;

                  (b) Debt to the Agents, the Issuers and the Lenders under this Agreement or any Credit Document;

                  (c) Debt to Persons other than that described in the foregoing clause (b) existing on the date of this Agreement, including the Prudential Notes and in respect of the Pike Facility Bonds, and described more particularly in SCHEDULE 5.25;

                  (d) Subordinated Debt (including any refinanced Subordinated Debt so long as (i) the maturity of such refinanced Subordinated Debt is not earlier than the maturity of the original Subordinated Debt, and (ii) the interest, fees and other amounts payable with respect to such refinanced Subordinated Debt are no greater than any interest, fees or other amounts payable with respect to the original Subordinated Debt);

                  (e) Debt consisting of accrued pension fund and other employee benefit plan obligations and liabilities;

                  (f)      Debt consisting of deferred taxes;

                  (g) Debt resulting from endorsements of negotiable instruments received in the ordinary course of business;

                  (h) Debt secured by Purchase Money Liens permitted hereby, not to exceed Two Million Five Hundred Thousand Dollars ($2,500,000), in the aggregate, at any time outstanding;

                  (i) contingent obligations with respect to letters of credit which have been issued but not drawn upon;

                  (j) other Debt for any Fiscal Year of the Borrower in an aggregate amount not to exceed Two Hundred Thousand Dollars ($200,000);

                  (k) Debt as a result of Interest Rate Protection Agreements and ForEx Contracts, as and to the extent that the same are permitted under SECTION 5.17;

                  (l) Debt arising out of the refinancing, extension, renewal or refunding of any Debt permitted by any of the foregoing paragraphs of this SECTION so long as (i) the maturity of such refinanced Debt is not earlier than the maturity of such original Debt, and (ii) the interest, fees and other amounts payable with respect to such refinanced Debt are no greater than any interest, fees or other amounts payable with respect to the original Debt; and

                  (m) Debt under the Prior Loan Agreement and any other Debt being refinanced pursuant hereto;

provided, however, that immediately after giving effect to the creation, assumption, existence or incurrence of any Debt permitted by this SECTION 5.25, no Default or Event of Default shall have occurred and be continuing.

                  SECTION 5.26. Limitation on Issuance and Sale of Capital Stock of Subsidiaries. The Borrower will not, nor permit any Subsidiary to, permit any Wholly Owned Subsidiary to issue any Capital Stock other than to a Borrower or one of its Wholly Owned Subsidiaries or permit any Person other than a Borrower or one of its Wholly Owned Subsidiaries to own any Capital Stock of a Wholly Owned Subsidiary (other than directors' qualifying shares); or sell any of the Capital Stock of a Subsidiary of a Borrower, or permit any Subsidiary of a Borrower to sell any of the Capital Stock of any other Subsidiary.

                  SECTION 5.27. Change of Principal Place of Business or Location of Collateral. Neither Borrower nor any Subsidiary shall transfer its principal place of business or Executive Office, or open new Collateral Locations or warehouses, or transfer existing Collateral Locations or warehouses, or locate the Collateral at any location other than a Collateral Location, or maintain records with respect to Collateral, to or at any locations other than those at which the same are presently kept or maintained as set forth on the Collateral Disclosure Certificates without the Agents' prior written consent after at least thirty (30) days prior written notice to the Agents.

                  SECTION 5.28. Physical Inventories. The Borrower shall conduct a physical inventory no less frequently than annually and shall provide to the Collateral Agent a report of such physical inventory promptly thereafter, together with such supporting information as the Collateral Agent shall reasonably request.

                  SECTION 5.29. Inventory Returns. If at any time or times hereafter any Account Debtor returns any Inventory Collateral the shipment of which generated an account on which such Account Debtor is obligated in excess of Three Hundred Thousand Dollars ($300,000), the Borrower shall notify the Collateral Agent of the same immediately, specifying the reason for such return and the location and condition of the returned Inventory.

                  SECTION 5.30. Preservation of Intangibles Collateral. The Borrower shall take all reasonably necessary and appropriate measures, taking into account the value and usefulness of the relevant Intangibles Collateral and the cost of such measures, to (and to cause such Subsidiary to) obtain, maintain, protect and preserve the Intangibles Collateral including, without limitation, registration thereof with the appropriate state or federal governmental agency or department.

                  SECTION 5.31. Records Respecting Collateral. All records of each Obligor with respect to the Collateral will be kept at their respective Executive Offices and will not be removed from such addresses without the prior written consent of the Collateral Agent.

                  SECTION 5.32. Reports Respecting Collateral. The Borrower shall, as soon as practicable, but in any event on or before twenty (20) days after the end of each Fiscal Month, furnish or cause to be furnished to the Collateral Agent a status report, certified by a Senior Officer of Borrower, showing: (i) the aggregate dollar value of the items comprising the Accounts Receivable Collateral and the age of each individual item thereof as of the last day of the preceding Fiscal Month (segregating such items in such manner and to such degree as the Collateral Agent may request, including, without limitation, by Account Debtor name, address, invoice number, invoice date and due date);
(ii) the aggregate dollar value of the items of Accounts Receivable Collateral subject to "bill and hold" arrangements (segregating such items in such manner and to such degree as the Collateral Agent may request); (iii) the aggregate dollar value of the items comprising the accounts payable of the Borrower and the Subsidiaries and the age of each individual item thereof as of the last day of the preceding Fiscal Month (segregating such items in such manner and to such degree as the Collateral Agent may request); (iv) the type, age, dollar value and location of the Inventory Collateral as at the end of the preceding Fiscal Month, valued at the lower of its FIFO cost or market value; and (v) the aggregate dollar value of all returns, repossessions or discounts with respect to Inventory Collateral in excess of Three Hundred Thousand Dollars ($300,000). Additionally, the Collateral Agent may, at any time in its sole discretion, require the Borrower and each Subsidiary Guarantor to permit the Collateral Agent in its own name or any designee of the Collateral Agent in its own name to verify the individual account balances of or any other matter relating to the individual Account Debtors immediately upon its request therefor by mail, telephone, telegraph or otherwise. The Borrower shall cooperate fully with the Collateral Agent in an effort to facilitate and promptly conclude any such verification process. In any event, with the above described status report for the month of June of each year and upon request from the Collateral Agent, made at any time hereafter, the Borrower shall furnish the Collateral Agent with a then current customer and Account Debtor name and address list, together with (if requested by the Collateral Agent) updates of Equipment

Collateral lists and updates of the appraisal of the Equipment Collateral. During any period during which the Borrower may not borrow Revolving Loans under
SECTION 2.01(a) or a Default or Event of Default exists, then, upon the Collateral Agent's reasonable request therefor, the Borrower shall deliver, and cause each Subsidiary Guarantor to deliver, to the Collateral Agent copies of proof of delivery and the original copy of all documents, including, without limitation, repayment histories and present status reports relating to all accounts listed on any Borrowing Base Certificate and such other matters and information relating to the status of the Accounts of the Borrower as the Collateral Agent shall reasonably request.

                  SECTION 5.33. Collateral Location Waivers. With respect to each of the Collateral Locations, the Borrower will obtain, or cause each Subsidiary Guarantor to obtain, such Waiver Agreements from Third Parties as the Collateral Agent may reasonably require to insure the priority of its security interest in that portion of the Collateral situated at such locations.

                  SECTION 5.34. Updates to Appraisals. The Collateral Agent reserves the right, exercisable from time to time hereafter, but no more frequently than annually, to require that the Borrower obtain, and the Borrower shall so obtain, at the Borrower's expense, updates to then existing appraisals being obtained in connection with the execution and delivery of this Agreement reflecting then current values of the Equipment Collateral.

                  SECTION 5.35. Payment of Taxes On and Use of Collateral. The Borrower shall timely pay, or cause each Subsidiary Guarantor to pay, all taxes and other charges against the Collateral, and the Borrower will not use the Collateral illegally.

                  SECTION 5.36. Dispositions of Equipment Collateral. The Borrower will not (and will not permit any Subsidiary to) sell, lease, exchange, arrange for a sale and leaseback, or otherwise dispose of any of the Equipment Collateral without the prior written consent of the Collateral Agent; provided, however, that, with notice to, but without the necessity of consent of, the Collateral Agent, from time to time hereafter, in the ordinary course of the Borrower's or a Subsidiary's business for so long as no Default or Event of Default exists, the Borrower may (i) sell such portions of its Equipment Collateral which in the aggregate during any twelve (12) month period, has a market value or a book value, whichever is more, of Three Hundred Thousand Dollars ($300,000) or less, provided that the Net Cash Proceeds thereof are used to purchase replacement Equipment Collateral of equivalent value (as determined by the Collateral Agent) on the date of such disposition or, if such purchase does not occur on such disposition date, then, (A) an amount equal to such entire Net Cash Proceeds are used by the Borrower to prepay the Revolving Loans pending such purchase and (B) if no such purchase occurs within ninety (90) days after such disposition, an amount equal to such entire Net Cash Proceeds are withdrawn from the Special Reserves corresponding thereto and remitted to the Administrative Agent for application as mandatory prepayments of the Term Loans under SECTION 2.10(c), and (ii), sell, exchange or otherwise dispose of portions of its Equipment Collateral which are obsolete, worn-out or unsuitable for continued use by the Borrower or any Subsidiary if such Equipment Collateral is replaced promptly upon its disposition with equipment constituting Equipment Collateral having a market value equal to or greater than the Equipment Collateral so disposed of and in which the Collateral Agent shall obtain and have a first priority security interest pursuant hereto subject only to Permitted Encumbrances.

                  SECTION 5.37. Changes to Taxpayer Identification Number. Borrower will not, and will not permit any Subsidiary to, change its federal taxpayer identification number without thirty (30) days' prior written notice to the Collateral Agent.

                  SECTION 5.38. Discounts and Allowances. Upon the granting of any discounts, allowances or credits by a Borrower or any Subsidiary in excess of Three Hundred Thousand Dollars ($300,000) or not in the ordinary course of business and which in either case are not shown on the face of the invoice for the account involved, the Borrower shall promptly report such discounts, allowances or credits, as the case may be, to the Collateral Agent and in no event later than the time of its submission to the Collateral Agent of the next status report as required by SECTION 5.32. In the event any amounts due and owing in excess of Three Hundred Thousand Dollars ($300,000) are in dispute between the Borrower or any Subsidiary and any Account Debtor, the Borrower shall provide the Collateral Agent with a report thereon, explaining in detail the reason for the dispute, all claims related thereto and the amount in controversy. During the existence of an Event of Default, and without affecting the Borrower's liability with respect to the Obligations, the Collateral Agent, in the exercise of its sole discretion, may settle disputes and otherwise deal with the Account Debtors and the Borrower shall reimburse the Collateral Agent as a part of the Obligations any out-of-pocket expenses incurred by the Collateral Agent in connection therewith.

                  SECTION 5.39. Taxes Owing with Respect to Accounts. The Borrower shall notify the Collateral Agent if any Account of the Borrower or any Subsidiary includes any such tax due to any governmental taxing authority. If an account of the Borrower or any Subsidiary includes a charge for any tax payable to any governmental taxing authority, the Collateral Agent is authorized, in its sole discretion, to pay the amount thereof to the proper taxing authority for the account of the Borrower or such Subsidiary.

                  SECTION 5.40. Capital Expenditures and Operating Leases. Borrower will not, nor shall it permit any Subsidiary to either (i) make any expenditures (including obligations incurred under any lease) that are required to be capitalized in accordance with GAAP, or (ii) enter into or remain or become liable upon any lease (other than intercompany leases between the Borrower and its Subsidiaries) which would be characterized as an operating lease in accordance GAAP if the aggregate amount of all such capital expenditures and the underlying dollar value of the property leased under all such leases would exceed Eight Million Dollars ($8,000,000) in any consecutive period of twelve (12) months.

                  SECTION 5.41. Consultants. On or prior to the Closing Date, the Borrower shall have retained the services of an independent consulting firm, selected by the Borrower, but reasonably acceptable to the Administrative Agent, for the purpose of reviewing with the Borrower its current business operations and financial condition, and developing therefrom a strategic business plan addressing action steps to be taken by the Borrower to improve its business operations and cash flow, taking into consideration the anticipated costs of meeting all Environmental Requirements, with such plan (including financial projections reflecting anticipated benefits) to be delivered to the Borrower, with a copy to the Administrative Agent, by not later than: (i) September 30, 1998, in preliminary form, and (ii) October 30, 1998, in final form. Thereafter, Borrower shall apprise the Administrative Agent from time to time at its request, but at least quarterly, of the status of its progress of such plan and the benefits being realized therefrom.

                                    ARTICLE 6

                                    DEFAULTS

                  SECTION 6.01. Events of Default. If any one or more of the following events ("Events of Default") shall have occurred and be continuing:

                  (a) the Borrower shall fail to pay when due any principal of any Loan or any Reimbursement Obligations with respect to any Letter of Credit, or shall fail to pay any interest on any Loan within five
         (5) Domestic Business Days after such interest shall become due, or shall fail to pay any fee or other Obligations within five (5) Domestic Business Days after such fee or other Obligation becomes due; or

                  (b) the Borrower shall fail to observe or perform any covenant contained in SECTIONS 5.01, 5.02(a)(ii), 5.02(b), 5.03 through 5.06, inclusive, 5.08, 5.15 through 5.26, inclusive and 5.32, 5.36 and 5.40; or

                  (c) the Borrower or any subsidiary party thereto shall fail to observe or perform any covenant or agreement contained or incorporated by reference in this Agreement (other than those covered by paragraph (a) or (b) above) or any Credit Document and such failure shall not have been cured within thirty (30) days after the earlier to occur of (i) written notice thereof has been given to the Borrower by the Administrative Agent or (ii) the Borrower otherwise becomes aware of any such failure; or

                  (d) any representation, warranty, certification or statement made by the Borrower in ARTICLE 4 of this Agreement or made by any Person in any certificate, financial statement or other document delivered pursuant to this Agreement or any other Credit Document shall prove to have been incorrect or misleading in any material respect when made (or deemed made); or

                  (e) the Borrower or any Subsidiary shall fail to make any payment in respect of Debt outstanding (other than the Obligations) to any Lender or under any document or agreement pertaining to such Debt when due or within any applicable grace period; or

                  (f) any event or condition shall occur which results in the acceleration of the maturity of Debt outstanding of the Borrower or any Subsidiary in an aggregate principal amount of Two Hundred Fifty Thousand Dollars ($250,000) or more

         (including, without limitation, any required mandatory prepayment or "put" of such Debt to the Borrower or any Subsidiary) or enables (or, with the giving of notice or lapse of time or both, would enable) the holders of such Debt or commitment or any Person acting on such holders' behalf to accelerate the maturity thereof or terminate any such commitment prior to its normal expiration (including, without limitation, any required mandatory prepayment or "put" of such Debt to the Borrower or any Subsidiary); or

                  (g) the Borrower or any Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally, or shall admit in writing its inability, to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing; or

                  (h) an involuntary case or other proceeding shall be commenced against the Borrower or any Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) days; or an order for relief shall be entered against the Borrower or any Subsidiary under the federal bankruptcy laws as now or hereafter in effect; or

                  (i) the Borrower, any Subsidiary or any member of the Controlled Group shall fail to pay when due any material amount which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans shall be filed under Title IV of ERISA by the Borrower, any Borrower, any Subsidiary, any member of the Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any such Plan or Plans or a proceeding shall be instituted by a fiduciary of any such Plan or Plans to enforce
         SECTION 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within thirty (30) days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any such Plan or Plans must be terminated; or

                  (j) one or more judgments or orders of any court or other judicial body for the payment of money in an aggregate amount in excess of Two Hundred Fifty Thousand Dollars ($250,000) (in excess of amounts covered by insurance) shall be rendered after the Closing Date against the Borrower or any Subsidiary and such judgment or order shall either continue unsatisfied and unstayed for a period of thirty
         (30) days or give rise to a Lien on any Collateral at any time; or

                  (k) (i) any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of forty percent (40%) or more of the outstanding shares of the voting stock of the Borrower; or (ii) as of any date a majority of the Board of Directors of the Borrower consists of individuals who were not either (A) directors of the Borrower as of the corresponding date of the previous year, (B) selected or nominated to become directors by the Board of Directors of the Borrower of which a majority consisted of individuals described in clause (A), or (C) selected or nominated to become directors by the Board of Directors of the Borrower of which a majority consisted of individuals described in clause (A) and individuals described in clause (B); or

                  (l) the loss of a material part of the business from any customer of the Borrower or any Subsidiary which, during the Fiscal Year ended prior to such loss thereof, accounted for fifteen percent (15%) or more of the aggregate sales of the Borrower; or

                  (m) if, on any day, the Borrower could not truthfully make the representations and warranties contained in SECTION 4.17; or

                  (n) there shall have occurred material uninsured damage to, or loss, theft or destruction of, any material part of the Collateral; or

                  (o) the occurrence of any event, act, occurrence, or condition which the Required Lenders determine either does or has a reasonable probability of causing a Material Adverse Effect; or

                  (p) any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty or injunction, court order, or order or act of a governmental authority which causes, for more than thirty (30) consecutive days beyond the coverage period of any applicable business interruption insurance, the cessation or substantial curtailment of revenue producing activities at any facility of any Borrower or any Subsidiaries if any such event or circumstance could reasonably be expected to have a Material Adverse Effect; or

                  (q) if Neil H. Hightower, as President and CEO, shall cease for any reason (including death or disability) to hold such office, and a replacement of such individual in such office, which replacement must be reasonably satisfactory to the Required Lenders, is not made within thirty (30) days of the absence of such individual from such office; or

                  (r) if any guarantor under any Guaranty revokes or attempts to revoke such Guaranty or claims that such Guaranty is invalid or if any Guaranty is determined by a court to be invalid or unenforceable;

then, and in every such event, the Administrative Agent will, if requested by the Required Lenders: (i) by notice to the Borrower, terminate the Commitments and they shall thereupon terminate and terminate each Issuer's obligations to issue Letters of Credit hereunder; (ii) by notice to the Borrower declare the Notes (together with accrued interest thereon), and all other Obligations to be, and the same shall thereupon become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower, together with interest at the Default Rate accruing on the principal amount thereof from and after the date of such Event of Default and a surcharge on each Letter of Credit then outstanding equal in amount to three percent (3%) of the respective face amount thereof; provided that if any Event of Default specified in paragraph (g) or (h) above occurs with respect to the Borrower, without any notice to the Borrower or any other act by the Agents or the Lenders, the Commitments shall thereupon terminate and the Notes (together with accrued interest thereon) and all other amounts payable hereunder and under the other Credit Documents shall automatically and without notice become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower together with interest thereon at the Default Rate accruing on the principal amount thereof from and after the date of such Event of Default; or (iii) exercise any rights, powers or remedies under this Agreement and the other Credit Documents. In addition, upon the occurrence of an Event of Default, to the extent of any existing Letter of Credit Obligations, excluding, however, any arising in respect of the Prudential Notes Standby Letter of Credit, the Administrative Agent may immediately advance the amount thereof as a Revolving Loan and set aside the amounts so advanced as a collateral reserve for payment of all Reimbursement Obligations relating to such Letters of Credit which are subsequently funded. After all Letters of Credit (excepting therefrom the Prudential Notes Standby Letter of Credit) have been cancelled and all Reimbursement Obligations in respect thereof have been satisfied, and each Issuer has been reimbursed all amounts funded by it with respect thereto, any balance remaining in said collateral reserve may be applied to all other Obligations owed by the Borrower hereunder, in the manner prescribed in Section 2.11(d), and, if none, shall be remitted to the Borrower. Notwithstanding the foregoing, each Agent shall have available to it all other remedies at law or equity, and shall exercise any one or all of them at the request of the Required Lenders. In no event may any Lender or Lenders exercise any rights, remedies or powers with respect to the Obligations, this Credit Agreement and the other Credit Documents without the consent of the Agents and the Required Lenders.

                  SECTION 6.02. Notice of Default. The Administrative Agent shall give notice to the Borrower of any Default or Event of Default promptly upon being requested to do so by any Lender, Issuer or other Agent, and shall thereupon notify the Lenders, the Issuers and the Agents thereof.

                  SECTION 6.03. Remedies with Respect to Collateral. (a) Upon the occurrence of an Event of Default, the Collateral Agent or any representative of the Collateral Agent shall have the rights and remedies of a secured party under the UCC in effect on the date thereof (regardless of whether the same has been enacted in the jurisdiction where the rights or remedies are asserted), including, without limitation, the right to require each Obligor to assemble the Collateral, at the Borrower's expense, and make it available to the Collateral Agent at a place designated by the Collateral Agent which is reasonably convenient to both parties, and enter any premises where any of the Collateral shall be located and to keep and store the Collateral on said premises until sold (and if said premises be the property of the Borrower or any of the Subsidiaries, the Borrower agrees not to charge the Collateral Agent for storage thereof), to take possession of any of the Collateral or the proceeds thereof, to sell or otherwise dispose of the same, and the Collateral Agent shall have the right to conduct such sales on the premises of Obligors, without charge therefor, and such sales may be adjourned from time to time in accordance with applicable law. The Collateral Agent may sell, lease or dispose of Collateral for cash, credit, or any combination thereof, and shall have the right to appoint a receiver of the Account's Receivable Collateral and the Inventory Collateral or any part thereof, and the right to apply the proceeds therefrom as set forth in SECTION 6.03(b) below. The Collateral Agent shall give the Borrower on behalf of all Obligors written notice of the time and place of any public sale of the Collateral or the time after which any other intended disposition thereof is to be made. The requirement of sending reasonable notice shall be met if such notice is given to the Borrower at least ten (10) days before such disposition. Expenses of retaking, verifying, restoring, holding, insuring, collecting, preserving, liquidating, protecting, preparing for sale or selling, or otherwise disposing of or the like with respect to the Collateral shall include, in any event, reasonable attorneys' fees and other legally recoverable collection expenses, all of which shall constitute a part of the Obligations.

                  (b) Proceeds of any of the Collateral and payments by the Obligors during the existence of an Event of Default received by the Collateral Agent or any Lender shall be applied in accordance with the provisions of
SECTION 2.11(d), and, after all of the Obligations have been paid in full and no Letters of Credit, ForEx Obligations or Interest Rate Protection Agreement, or any liability with respect thereto remains outstanding, then, such excess proceeds shall be payable to the Borrower or any other Person as required by applicable law. In the event that the proceeds of the Collateral are not sufficient to pay the Obligations in full, the Borrower and such Subsidiary Guarantor shall remain liable jointly and severally for any deficiency.

                  (c) Each Obligor hereby waives all rights which the Obligor has or may have under and by virtue of O.C.G.A. CH. 44-14, including, without limitation, the right to notice and to a judicial hearing prior to seizure of any Collateral by the Collateral Agent.

                  (d) Unless and except to the extent expressly provided for to the contrary herein, the rights of the Collateral Agent specified herein shall be in addition to, and not in limitation of, the Collateral Agent's and each Lender's rights under the UCC, or any other statute or rule of law or equity, or under any other provision of any of the Credit Documents, or under the provisions of any other document, instrument or other writing executed by the Borrower, and other Obligor or any third party in favor of the Collateral Agent, all of which may be exercised successively or concurrently.

                  (e) The Collateral Agent is hereby granted a license or other right to use, without charge, each Obligor's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks and advertising matter, or any Property of a similar nature, as it pertains to the Collateral, in advertising for sale and selling any Collateral, and the Obligors' rights under all licenses and all franchise agreements shall inure to the Collateral Agent's benefit.

                  (f) Neither the Collateral Agent nor any Lender shall be liable or responsible in any way for the safekeeping of any of the Collateral or for any loss or damage thereto or for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency, or other person whomsoever, but the same shall be at the Borrower's sole risk.

                  (g) Neither the Collateral Agent nor any Lender shall be under any obligation to marshal any assets in favor of the Borrower, any other Obligor or any other Person or against or in payment of any or all of the Obligations.

                  SECTION 6.04. Power of Attorney. Each Obligor irrevocably designates and appoints the Collateral Agent its true and lawful attorney, during the existence of an Event of Default, either in the name of the Collateral Agent or in the name of such Obligor to ask for, demand, sue for, collect, compromise, compound, receive, receipt for and give acquittances for any and all sums owing or which may become due upon any items of the Collateral and, in connection therewith, to take any and all actions as the Collateral Agent may deem necessary or desirable in order to realize upon the Collateral, including, without limitation, power to endorse in the name of such Obligor, any checks, drafts, notes or other instruments received in payment of or on account of the Inventory Collateral or the Accounts Receivable Collateral, but the Collateral Agent shall not be under any duty to exercise any such authority or power or in any way be responsible for the collection or other disposition of any Collateral.


                                    ARTICLE 7

                           THE AGENTS AND THE LENDERS

                  SECTION 7.01. Appointment; Powers and Immunities. (a) Each Lender (and, with respect to the Letter of Credit Obligations, each Issuer) hereby irrevocably appoints and authorizes each Agent (including its successors by merger) to act as its agent hereunder and under the other Credit Documents with such powers as are specifically delegated to such Agent by the terms hereof and thereof, together with such other powers as are reasonably incidental thereto. Each Agent: (i) shall have no duties or responsibilities except as expressly set forth in this Agreement and the other Credit Documents, and shall not by reason of this Agreement or any other Credit Document be a trustee for any Lender; (ii) shall not be responsible to the Lenders for any recitals, statements, representations or warranties contained in this Agreement or any other Credit Document, or in any certificate or other document referred to or provided for in or received by any Lender under this Agreement or any other Credit Document, or for the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Credit Document or any other document referred to or provided for herein or therein or for any failure by any Borrower to perform any of its obligations hereunder or thereunder; (iii) shall not be required to initiate or conduct any litigation or collection proceedings hereunder or under any other Credit Document except to the extent requested by the Required Lenders, and then only on terms and conditions which do not, in the reasonable judgment of such Agent, subject such Agent to any undue risk; and (iv) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other Credit Document or any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or wilful misconduct. Each Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The provisions of this ARTICLE 7 are solely for the benefit of the Agents and the Lenders, and neither the Borrower nor any Subsidiary Guarantor shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement and under the other Credit Documents, such Agent shall act solely as agent of the Issuers and the Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for the Borrower. The duties of each Agent shall be ministerial and administrative in nature, and no Agent shall have by reason of this Agreement or any other Credit Document a fiduciary relationship in respect of any Lender or Issuer. Each Agent shall remit to the Lenders and the Issuers, as the case may be, as soon as reasonably practicable following receipt thereof, all payments and other amounts received by it hereunder for the account of the Lenders or the Issuers.

                  (b) Unless and until its authority to do so is revoked in writing by the Required Lenders, the Collateral Agent alone shall be authorized to determine whether any accounts or inventory of the Borrower or any other Obligor constitute Eligible Accounts or Eligible Inventory, or whether to impose or release any reserve, and to exercise its own credit judgment in connection therewith, which determinations and judgments, if exercised in good faith, shall exonerate the Collateral Agent from any liability to any Lender or any other Person for any errors in judgment.

                  (c) The Syndication Agent, the Lead Manager and the Arranger shall have no duties or responsibilities hereunder other than for the arranging of the credit facilities contemplated hereby and the selection of the Agents, Issuers and Lenders participating therein. The Administrative Agent shall have the sole and exclusive right and authority to act as the disbursing and collecting agent for the Lenders with respect to all payments and collections arising in connection with this Agreement and the other Credit Documents; and to undertake all other duties and responsibilities delegated to it hereunder. The Documentation Agent shall have the sole and exclusive right and authority to execute and deliver each Credit Document (other than this Credit Agreement) on behalf of the Lenders and accept delivery of each such agreement delivered by any Borrower or any other Person; and to undertake all other duties and responsibilities delegated to it hereunder. The Collateral Agent shall have the sole and exclusive right and authority to (i) act as collateral agent for the Lenders for purposes of the perfection of all security interests and Liens created by this Agreement or the Security Documents with respect to all material items of the Collateral and, subject to the direction of the Required Lenders, for all other purposes stated therein; (ii) subject to the direction of the Required Lenders, manage, supervise or otherwise deal with the Collateral; (iii) except as may be otherwise specifically restricted by the terms of this Agreement, and subject to the direction of the Required Lenders, exercise all remedies given to the Collateral Agent with respect to any of the Collateral, whether arising under the Credit Documents relating thereto, under applicable law or otherwise; and to undertake all other duties and responsibilities delegated to it hereunder. As to any matters not expressly provided for otherwise by this Agreement or any other Credit Document, each Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and thereunder in accordance with instructions signed by the Required Lenders, and such instructions of the Required Lenders to the Agent in any action taken or failure to act pursuant thereto shall be binding on all of the Lenders.

                  SECTION 7.02. Reliance by Agents. Each Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telecopier, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants or other experts selected by such Agent.

                  SECTION 7.03. Defaults. No Agent shall be deemed to have knowledge of the occurrence of a Default or an Event of Default (other than the nonpayment of any of the Obligations) unless such Agent has received written notice from a Lender or any Borrower specifying such Default or Event of Default and stating that such notice is a "Notice of Default," each of the Lenders hereby agreeing to promptly notify in writing each Agent of any Default to which such Lender obtains knowledge. In the event that an Agent receives such a notice of the occurrence of a Default or an Event of Default, such Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall give each Lender prompt notice of each nonpayment of any of the Obligations whether or not it has received any notice of the occurrence of such nonpayment.

                  SECTION 7.04. Rights of Each Agent and its Affiliates as a Lender. With respect to any Loans or the other financial accommodations made pursuant hereto, each Agent in its capacity as a Lender hereunder and any Affiliate of an Agent or such Affiliate in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as an Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include each Agent in its individual capacity and any Affiliate of each Agent in its individual capacity. Each Agent and any Affiliate of the Agent may (without having to account therefor to any Lender) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with the Borrower (and any of the Borrower's Affiliates) as if it were not acting as the Agent, and the Agent and any Affiliate of the Agent may accept fees and other consideration from the Borrower (and any of Borrower's Affiliates) (in addition to any agency fees and arrangement fees heretofore agreed to between the Borrower and the Agent) for services in connection with this Agreement or any other Credit Document or otherwise without having to account for the same to the Lenders and Agent shall not be subject to any liability by reason of its acting or refraining to act pursuant to any request of the Required Lenders except as a result of its own wilful misconduct or gross negligence.

                  SECTION 7.05. Indemnification. Each Lender severally agrees to indemnify each Agent and hold each Agent harmless from, to the extent each Agent shall not have been reimbursed by the Borrower or any Subsidiary Guarantor, ratably in accordance with its Commitment, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits (including, without limitation, counsel fees and disbursements), and costs and expenses (but not fees) such Agent may be required to bear with respect to any lockbox or collateral collection account arrangement, or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against each Agent in any way relating to or arising out of this Agreement or any other Credit Document or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (excluding, unless an Event of Default has occurred and is continuing, the normal out-of-pocket administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or any such other documents; provided that no Lender shall be liable for any of the foregoing in respect of such Agent to the extent they arise from the gross negligence or wilful misconduct of such Agent. If any indemnity furnished to an Agent for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, each Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

                  SECTION 7.06. Payee of Note Treated as Owner. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Administrative Agent and the provisions of SECTION 10.08(c) have been satisfied. Any requests, authority or consent of any Person who at the time of making such request or giving such authority or consent is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of that Note or of any Note or Notes issued in exchange therefor or replacement thereof.

                  SECTION 7.07. Nonreliance on Agents, Issuers or Other Lenders. Each Lender agrees that it has, independently and without reliance on any Agent, any Issuer or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and each Subsidiary Guarantor and decision to enter into this Agreement and that it will, independently and without reliance upon any Agent, any Issuer or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the other Credit Documents. Except as expressly provided in SECTION 7.03, no Agent shall be required to keep itself (or any Lender) informed as to the performance or observance by the Borrower of this Agreement or any of the other Credit Documents or any other document referred to or provided for herein or therein or to inspect the properties or books of the Borrower or any Subsidiary Guarantor or any other Person. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by an Agent hereunder or under the other Credit Documents, no Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Borrower or any other Person (or any of their Affiliates) which may come into the possession of such Agent.

                  SECTION 7.08. Failure to Act. Except for any action expressly required of each Agent hereunder or under the other Credit Documents, each Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction by the Lenders of their indemnification obligations under SECTION 7.05 against any and all liability and expense which may be incurred by each Agent by reason of taking, continuing to take, or failing to take any such action. In any event, if an Agent requests in writing the authorization or direction of the Required Lenders (or all Lenders if required) and the Lenders do not timely respond to such request in writing, such Agent may act or refrain from acting with respect to the matters set forth in such request by such Agent without liability to any of the Lenders with respect to such matters.

                  SECTION 7.09. Resignation of Agent. Subject to the appointment and acceptance of a successor Agent as provided below, each Agent may resign at any time by giving notice thereof to the Lenders, the other Agents and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor to such Agent, subject to the consent of the Borrower, only if no Event of Default is in existence, which consent shall not be unreasonably withheld or delayed. If no successor to such Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent's notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent. Any successor Agent shall be a Lender hereunder or other bank or financial institution which has a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as an Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this ARTICLE 7 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder.

                  SECTION 7.10. Joinder of Lenders. The rights, remedies, powers and privileges conferred upon each Agent hereunder and under the other Credit Documents may be exercised by each Agent without the necessity of the joinder of any other parties unless otherwise required by applicable law.

                  SECTION 7.11. Agreements Regarding Collateral. Each Lender shall have a pro rata interest, in accordance with the percentage of the Obligations held by such Lender, in the security interests and Liens in and to the Collateral and any other assets granted and assigned to the Collateral Agent under the Credit Documents. The Lenders hereby irrevocably authorize the Collateral Agent, at its option and in its discretion, to release any Lien upon any Collateral (i) as authorized by this Agreement or any of the other Credit Documents, (ii) upon the termination of the Commitments and payment or satisfaction of all of the Obligations, or (iii) constituting Equipment Collateral sold or disposed of in accordance with the terms of this Agreement if the Borrower shall certify to the Collateral Agent that the disposition is made in compliance with the terms of this Agreement (and the Collateral Agent may rely conclusively on any such certificate, without further inquiry). Except as expressly authorized or required by this Agreement or applicable law, the Collateral Agent shall not execute any release or termination of any Lien upon any of the Collateral without the prior written authorization of all Lenders. The Collateral Agent shall have no obligation whatsoever to any of the Lenders to assure that any of the Collateral exists or is owned by any Obligor or is cared for, protected or insured or has been encumbered, or that the Collateral Agent's Liens have been properly or sufficiently or lawfully created, perfected, protected or enforced or entitled to any particular priority or to exercise at all or in any manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights or powers granted or available to the Collateral Agent pursuant to this Agreement or any of the other Credit Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Collateral Agent may act in any manner it may deem appropriate, in its discretion, given the Collateral Agent's own interests in the Collateral in its capacity as one of the Lenders.

                  SECTION 7.12. Agent Field Audits. The Collateral Agent shall promptly, upon receipt thereof, forward to each Lender copies of the results of any field audits by the Collateral Agent with respect to the Borrower. The Collateral Agent shall have no liability to any Lender for any errors in or omissions from any field audit or other examination of any Obligor or the Collateral, unless such error or omission was the direct result of the Collateral Agent's willful misconduct.

                  SECTION 7.13. Designation of Co-Collateral Agent. It is the purpose of this Agreement that there shall be no violation of any applicable law denying or restricting the right of financial institutions to transact business as an agent in any jurisdiction. It is recognized that, in case of litigation under any of the Credit Documents, or in case the Collateral Agent deems that by reason of present or future laws of any jurisdiction the Collateral Agent might be prohibited from exercising any of the powers, rights or remedies granted to the Collateral Agent or the Lenders hereunder or under any of the Credit Documents or from holding title to or a Lien upon any Collateral or from taking any other action which may be necessary hereunder or under any of the Credit Documents, the Collateral Agent may appoint an additional Person or Persons as a separate collateral agent or co-collateral agent which is not so prohibited from taking any of such actions or exercising any of such powers, rights or remedies. If the Collateral Agent shall appoint an additional Person as a separate collateral agent or co-collateral agent as provided above, each and every remedy, power, right, claim, demand or cause of action intended by this Agreement and any of the Credit Documents and every remedy, power, right, claim, demand or cause of action intended by this Agreement and any of the Credit Documents to be exercised by or vested in or conveyed to the Collateral Agent with respect thereto shall be exercisable by and vested in such separate collateral agent or co-collateral agent, but only to the extent necessary to enable such separate collateral agent or co-collateral agent to exercise such powers, rights and remedies, and every covenant and obligation necessary to the exercise thereof by such separate collateral agent or co-collateral agent shall run to and be enforceable by any of them. Should any instrument from the Lenders be required by the separate collateral agent or co-collateral agent so appointed by the Collateral Agent in order more fully and certainly to vest in and confirm to him or it such rights, powers, duties and obligations, any and all of such instruments shall, on request, be executed, acknowledged and delivered by the Lenders whether or not a Default or Event of Default then exists. In case any separate collateral agent or co-collateral agent, or a successor to either, shall die, become incapable of acting, resign or be removed, all the estates, properties, rights, power, duties and obligations of such separate collateral agent or co-collateral agent, so far as permitted by applicable law, shall vest in and be exercised by the Collateral Agent until the appointment of a new collateral agent or successor to such separate collateral agent or co-collateral agent.

                  SECTION 7.14. Replacement of Certain Lenders. If a Lender ("Affected Lender") shall have (i) failed to fund its Revolving Loan Commitment Percentage of any Loan requested by the Borrower which such Lender is obligated to fund under the terms of this Agreement or otherwise defaulted with respect to any of its other obligations to the Agents, the Issuers, the Borrower or any other Lender, and which such failure or other default has not been cured, (ii) requested compensation from the Borrower under SECTION 8.05 to recover increased costs incurred by such Lender (or its parent or holding company) which are not being incurred generally by the other Lenders (or their respective parents or holding companies), or (iii) delivered (or its respective parents or holding companies shall have delivered) a notice pursuant to ARTICLE 8 claiming that such Lender (or its affiliate) is unable to extend Euro-Dollar Loans to the Borrower for reasons not generally applicable to the other Lenders, then, in any such case and in addition to any other rights and remedies that any Agent, any other Lender or the Borrower may have against such Affected Lender, the Borrower or the Administrative Agent may make written demand on such Affected Lender (with a copy to the Administrative Agent in the case of a demand by the Borrower and a copy to the Borrower in the case of a demand by the Administrative Agent) for the Affected Lender to assign, and such Affected Lender shall assign pursuant to one or more duly executed Assignment and Acceptances within five (5) Business Days after the date of such demand, to one or more Lenders willing to accept such assignment or assignments, or to one or more Assignees approved by the Administrative Agent, all of such Affected Lender's rights and obligations under this Agreement (including its Commitments and all Obligations owing to it) in accordance with SECTION 10.08 hereof; provided, however, that the Administrative Agent shall have no duty to locate an Assignee for the purposes of accepting such assignment. The Administrative Agent is hereby irrevocably authorized to execute one or more Assignment and Acceptances as attorney-in-fact for any Affected Lender which fails or refuses to execute and deliver the same within (5) Business Days after the date of such demand. The Affected Lender shall be entitled to receive, in such case and concurrently with execution and delivery of each such Assignment and Acceptance, all amounts owed to the Affected Lender hereunder or under any other Credit Document, including the aggregate outstanding principal amount of the Obligations owed to such Lender, together with accrued interest thereon through the date of such assignment. Upon the replacement of any Affected Lender pursuant to this SECTION 7.14, such Affected Lender shall cease to have any participation in, entitlement to, or other right to share in the Liens of the Collateral Agent in any Collateral and such Affected Lender shall have no further liability to any Agent, any Lender or any other Person under any of the Credit Documents (except with respect to events or transactions which occur prior to the replacement of such Affected Lender), including any commitment to make Loans or purchase any participations in any Letters of Credit.


                                    ARTICLE 8

                      CHANGE IN CIRCUMSTANCES; COMPENSATION

                  SECTION 8.01. Basis for Determining Interest Rate Inadequate or Unfair. If on or prior to the first day of any Interest Period:

                  (a) the Administrative Agent determines that deposits in Dollars (in the applicable amounts) are not being offered in the relevant market for such Interest Period, or

                  (b) the Required Lenders advise the Administrative Agent that the London Interbank Offered Rate, as the case may be, as determined by the Administrative Agent will not adequately and fairly reflect the cost to such Lenders of funding the Euro- Dollar Loans for such Interest Period, the Administrative Agent shall forthwith give notice thereof to the Borrower and the Lenders, whereupon until the Administrative Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligations of the Lenders to make the Euro-Dollar Loans specified in such notice shall be suspended. Unless the Borrower shall notify the Administrative Agent at least two (2) Domestic Business Days before the date of any Borrowing of such type of Euro-Dollar Loans for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, such Borrowing shall instead be made as a Base Rate Borrowing.

                  SECTION 8.02. Illegality. If, after the date hereof, the adoption of any applicable law, rule or regulation, or any change therein or any existing or future law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof (any such agency being referred to as an "Authority" and any such event being referred to as a "Change of Law"), or compliance by any Lender (or its Lending Office) with any request or directive (whether or not having the force of law) of any Authority shall make it unlawful or impossible for any Lender (or its Lending Office) to make, maintain or fund its Euro-Dollar Loans and such Lender shall so notify the Administrative Agent, the Administrative Agent shall forthwith give notice thereof to the other Lenders and the Borrower, whereupon until such Lender notifies the Borrower and the Administrative Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Lender to make Euro-Dollar Loans shall be suspended. Before giving any notice to the Administrative Agent pursuant to this SECTION, such Lender shall designate a different Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Lender, be otherwise disadvantageous to such Lender. If such Lender shall determine that it may not lawfully continue to maintain and fund any of its outstanding Euro-Dollar Loans to maturity and shall so specify in such notice, the Borrower shall immediately prepay in full the then outstanding principal amount of each Euro-Dollar Loan of such Lender, together with accrued interest thereon and any amount due such Lender pursuant to SECTION 8.05(a). Concurrently with prepaying each such Euro-Dollar Loan, the Borrower shall borrow a Base Rate Loan in an equal principal amount from such Lender (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Lenders), and such Lender shall make such a Base Rate Loan.

                  SECTION 8.03. Increased Cost and Reduced Return. (a) If after the date hereof, a Change of Law or compliance by any Lender (or its Lending Office) or Issuer with any request or directive (whether or not having the force of law) of any Authority:

                  (i) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding with respect to any Euro-Dollar Loan any such requirement included in an applicable Euro-Dollar Reserve Percentage) against assets of, deposits with or for the account of, or credit extended by, any Lender (or its Lending Office) or letters of credit issued by an Issuer; or

                  (ii) shall impose on any Lender (or its Lending Office) or on the London interbank market any other condition affecting its Euro-Dollar Loan, its Notes or its obligation to make Euro-Dollar Loans;

and the result of any of the foregoing is to increase the cost to such Lender (or its Lending Office) or Issuer of making or maintaining any Loan, or to reduce the amount of any sum received or receivable by such Lender (or its Lending Office) or Issuer under this Agreement or under its Notes with respect thereto, by an amount reasonably deemed by such Lender to be material, then, within thirty (30) days after demand by such Lender (with a copy to the Administrative Agent), the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction.

                  (b) If any Lender or Issuer shall have determined in good faith that after the Closing Date the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof, or compliance by any Lender (or its Lending Office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any Authority, has or would have the effect of reducing the rate of return on such Lender's capital as a consequence of its obligations hereunder to a level below that which such Lender could have achieved but for such adoption, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy) by an amount reasonably deemed by such Lender to be material, then from time to time, within thirty (30) days after demand by such Lender, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

                  (c) Each Lender and Issuer will promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this SECTION and will designate a different Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender or Issuer, be otherwise disadvantageous to such Lender and Issuer. A certificate of any Lender claiming compensation under this SECTION and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

                  (d) The provisions of this SECTION 8.03 shall be applicable with respect to any Participant, Assignee or other Transferee, and any calculations required by such provisions shall be made based upon the circumstances of such Participant, Assignee or other Transferee.

                  SECTION 8.04. Base Rate Loans Substituted for Affected Euro-Dollar Loans. If (i) the obligation of any Lender to make or maintain any type of Euro-Dollar Loans has been suspended pursuant to SECTION 8.02 or (ii) any Lender has demanded compensation under SECTION 8.03, and the Borrower shall, by at least five (5) Euro-Dollar Business Days' prior notice to such Lender through the Administrative Agent, have elected that the provisions of this SECTION shall apply to such Lender, then, unless and until such Lender notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer apply:

                  (a) all Loans which would otherwise be made by such Lender as Euro-Dollar Loans shall be made instead either as Base Rate Loans, and

                  (b) after each of its Euro-Dollar Loans has been repaid, all payments of principal which would otherwise be applied to repay such Euro-Dollar Loans shall be applied to repay its Base Rate Loans instead.

                  SECTION 8.05. Compensation. Upon the request of any Lender, delivered to the Borrower and the Administrative Agent, the Borrower shall pay to such Lender such amount or amounts as shall compensate such Lender for any loss, cost or expense incurred by such Lender as a result of:

                  (a) any payment or prepayment (pursuant to SECTION 2.09, 2.10, 6.01, 8.02 or otherwise) of a Euro-Dollar Loan on a date other than the last day of an Interest Period for such Loan; or

                  (b) if the Lenders permit prepayment of a Euro-Dollar Loan on any day other than the last day of the Interest Period with respect thereto, any failure by the Borrower to prepay such Euro-Dollar Loan on the date for such prepayment specified in the relevant notice of prepayment; or

                  (c) any failure by the Borrower to borrow a Euro-Dollar Loan on the date for the Euro-Dollar Borrowing of which such Euro-Dollar Loan is a part specified in the applicable Notice of Borrowing delivered pursuant to
SECTION 2.02;

such compensation to include, without limitation, an amount equal to the excess, if any, of (x) the amount of interest which would have accrued on the amount so paid or prepaid or not prepaid or borrowed for the period from the date of such payment, prepayment or failure to prepay or borrow to the last day of the then current Interest Period for such Euro-Dollar Loan (or, in the case of a failure to prepay or borrow, the Interest Period for such Euro-Dollar Loan which would have commenced on the date of such failure to prepay or borrow) at the applicable rate of interest for such Euro-Dollar Loan provided for herein over
(y) the amount of interest (as reasonably determined by such Lender) such Lender would have paid on deposits in Dollars of comparable amounts having terms comparable to such period placed with it by leading banks in the London interbank market.

                                    ARTICLE 9

           CONDITIONS TO BORROWINGS AND ISSUANCE OF LETTERS OF CREDIT

                  SECTION 9.01. Conditions to Initial Borrowing and Issuance of any Letter of Credit. The obligation of each Lender to make a Loan and each Issuer to issue a Letter of Credit on the occasion of the initial Borrowing or issuance of a Letter of Credit is subject to the satisfaction of the conditions set forth in SECTION 9.02 and receipt by the Documentation Agent (and, in the case of the documents described in paragraphs (p) and (q) below, the Administrative Agent) of the following (as to the documents described in paragraphs (a), (c), (d) and (e) below, in sufficient number of counterparts for delivery of a counterpart to each Lender and retention of one counterpart by the Documentation Agent):

                  (a) from each of the parties hereto of either (i) a duly executed counterpart of this Agreement signed by such party or (ii) a facsimile transmission of such executed counterpart, with the original to be sent to the Documentation Agent by overnight courier;

                  (b) a duly executed Revolving Loan Note for the account of each Lender and a duly executed Term Loan Note for the account of each Lender, in each case complying with the provisions of SECTION 2.03;

                  (c) an opinion letter (i) (together with any opinions of local counsel relied on therein) of Jones, Day, Reavis & Pogue, counsel for the Borrower, dated as of the Closing Date, substantially in the form of EXHIBIT B and covering such additional matters relating to the transactions contemplated hereby as any Agent or any Lender may reasonably request;

                  (d) an opinion of King & Spalding, special counsel for the Agents, dated as of the Closing Date, substantially in the form of EXHIBIT C and covering such additional matters relating to the transactions contemplated hereby as any Agent may reasonably request;

                  (e) a certificate (the "Closing Certificate") substantially in the form of EXHIBIT H, dated as of the Closing Date, signed by a Senior Officer of the Borrower, to the effect that (i) no Default has occurred and is continuing on the date of the first borrowing and (ii) the representations and warranties of the Borrower contained in ARTICLE 4 are true on and as of the date of the first borrowing hereunder;

                  (f) all documents which the Documentation Agent or any Lender may reasonably request relating to the existence of the Borrower or any Subsidiary, the corporate authority for and the validity of this Agreement and the Notes, and any other matters relevant hereto, all in form and substance satisfactory to the Documentation Agent, including, without limitation, a certificate of each Obligor substantially in the form of EXHIBIT I (the "Officer's Certificate"), signed by the Secretary or an

         Assistant Secretary of such Obligor, certifying as to the names, true signatures and incumbency of the officer or officers of the Borrower and each Subsidiary authorized to execute and deliver the Credit Documents, and certified copies of the following items: (i) the Borrower's and each Subsidiary's Certificate of Incorporation, (ii) the Borrower's and each Subsidiary's Bylaws, (iii) a certificate of good standing or valid existence of the Secretary of State of the State of the jurisdiction of its incorporation and of each State in which it is qualified to do business as a foreign corporation, and (iv) the action taken by the Board of Directors of the Borrower and each Subsidiary authorizing such Borrower's and each Subsidiary's execution, delivery and performance of this Agreement, the Notes and the other Credit Documents to which the Borrower and each Subsidiary is a party;

                  (g) an initial Borrowing Base Certificate showing, after giving effect to any Revolving Loan Borrowings obtained on the Closing Date and the issuance of any In-Line Standby Letters of Credit and Commercial Letters of Credit, that the Borrowing Base exceeds the Working Capital Obligations;

                  (h) two (2) duly executed counterparts of each of the Pledge Agreement, each Waiver Agreement requested by the Collateral Agent, and the Collateral Disclosure Certificate, together with acknowledgment copies of duly recorded UCC-1 financing statements (satisfactory in form and content to the Collateral Agent in all respects) pertaining to the Collateral evidencing recordation thereof in all filing offices deemed necessary by the Collateral Agent;

                  (i) receipt of field examinations pertaining to the Accounts Receivable Collateral and the Inventory Collateral reasonably acceptable to the Agents;

                  (j) receipt of confirmations of appraisals pertaining to the Equipment Collateral reasonably acceptable to the Agents, showing an orderly liquidation value of not less than Fifty Million Dollars ($50,000,000) for the Equipment Collateral;

                  (k) receipt of payoff letters in form and substance satisfactory to the Documentation Agent, from each creditor whose Debts owed by the Borrower are being refinanced pursuant hereto to the effect that upon payment of the payoff amount specified therein, its existing credit facility will be paid in full and terminated, and such quit-claim deeds, termination statements and other releases as are necessary to satisfy, terminate and release any Liens obtained thereunder or in connection therewith will be delivered to the Documentation Agent upon receipt of such payoff amount;

                  (l) receipt of lien searches reasonably acceptable to the Collateral Agent, showing no Liens other than (i) Permitted Encumbrances, and (ii) Liens to be terminated pursuant to paragraph (k) above;

                  (m)      evidence of insurance as required by this Agreement;

                  (n) delivery to the Documentation Agent of a Telephone Instruction Letter in substantially the form of EXHIBIT K, and establishment of the lockboxes and the Collateral Reserve Accounts pursuant to SECTION 2.14;

                  (o) payment of all fees owed to the Agents, the Issuers and the Lenders hereunder;

                  (p)      receipt of an initial Notice of Borrowing;

                  (q) receipt of a sources and uses of funds statement, along with an authorization and direction from the Borrower with respect to any Loans advanced on the Closing Date;

                  (r)      receipt of a duly executed Negative Pledge Agreement;

                  (s) receipt of the Prudential Notes Standby Letter of Credit, duly issued by the Special Issuer;

                  (t) receipt of the Pike Facility Bonds Standby Letter of Credit, duly issued by the Special Issuer; and

                  (u) receipt by Wachovia of an intercreditor agreement, in form and substance satisfactory to it, duly executed by Prudential;

In addition, if the Borrower desires funding of a Euro-Dollar Loan on the Closing Date, the Administrative Agent shall have received, the requisite number of days prior to the Closing Date, a funding indemnification letter satisfactory to it, pursuant to which (i) the Administrative Agent and the Borrower shall have agreed upon the interest rate, amount of Borrowing and Interest Period for such Euro-Dollar Loan, and (ii) the Borrower shall indemnify the Lenders from any loss or expense arising from the failure to close on the anticipated Closing Date identified in such letter or the failure to borrow such Euro-Dollar Loan on such date.

                  SECTION 9.02. Conditions to All Borrowings and Issuances of Letters of Credit. The obligation of each Lender to make a Loan, and any Issuer to issue a Letter of Credit, on the occasion of each Borrowing or issuance of a Letter of Credit is subject to the satisfaction of the following conditions:

                  (a) except for Refunding Loans made as Base Rate Loans, the fact that, immediately before and after such Borrowing or issuance of a Letter of Credit, no Default shall have occurred and be continuing;

                  (b) the fact that the representations and warranties of the Borrower contained in ARTICLE 4 of this Agreement shall be true on and as of the date of such Borrowing or issuance of a Letter of Credit;

                  (c) the fact that, immediately after any Revolving Loan Borrowing or the issuance of any Commercial Letter of Credit or In-Line Standby Letter of Credit, the conditions set forth in clauses (i) and
         (ii) of SECTION 2.01(a) shall have been satisfied; and

                  (d) the fact that all Fees payable upon the making or issuance thereof have been fully paid and satisfied.

Each Syndicated Borrowing and issuance of a Letter of Credit hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing or issuance of a Letter of Credit as to the truth and accuracy of the facts specified in paragraphs (a), (b) and (c) of this SECTION.


                                   ARTICLE 10

                                  MISCELLANEOUS

                  SECTION 10.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including telecopier or similar writing) and shall be given to such party at its address or telecopier number set forth on the signature pages hereof or such other address or telecopier number as such party may hereafter specify for the purpose by notice to each other party. Each such notice, request or other communication shall be effective (i) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in this SECTION and the confirmation is received, (ii) if given by mail, five (5) Business Days after such communication is deposited in the mail with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified in this SECTION; provided that notices to the Administrative Agent under ARTICLE 2 or ARTICLE 8 shall not be effective until received.

                  SECTION 10.02. No Waivers. The failure of the Borrower to satisfy, or the waiver by the Agents, the Issuers and the Lenders of, any condition set forth in ARTICLE 9 shall not constitute a waiver of any such condition with respect to any subsequent advance of a Loan, unless such waiver is expressly agreed to in writing as required by SECTION 10.06. No failure or delay by any Agent, any Issuer or any Lender in exercising any right, power or privilege hereunder or under any Note or other Credit Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

                  SECTION 10.03. Expenses; Documentary Taxes. The Borrower shall pay (a) all out-of-pocket expenses (including, without limitation, all reasonable attorney and paralegal fees and expenses, recording costs of the Agents and the Issuers incurred in connection with this Agreement and the other Credit Documents, including, without limitation, (i) all costs, fees and taxes pertaining to the obtaining, preparation or filing of all equipment appraisals, Lien Searches, UCC-1 financing statements (including, without limitation, any release thereof), recording or intangible taxes (ii) all fees and disbursements of special counsel for the Lenders, the Agents, and the Issuers, (iii) all costs and fees incurred in connection with the preparation, negotiation, administration and execution and delivery of this Agreement and the other Credit Documents, and any waiver or consent hereunder or thereunder or any amendment hereof or thereof or any Default or alleged Default hereunder or thereunder, (iv) sums paid or incurred to pay for any amount or to take any action required of the Borrower hereunder or under this Agreement that the Borrower fails to pay or take; (v) costs and expenses of preserving and protecting the Collateral; and (b) during the existence of an Event of Default all costs and expenses of the Agents, the Issuers and the Lenders (including reasonable attorney and paralegal fees and expenses) paid or incurred to obtain payment of the Obligations, enforce the Lien in the Collateral, sell or otherwise realize upon the Collateral, and otherwise enforce the provisions hereof or of any Credit Document or to defend any claim made or threatened against any of the Agents, the Issuers or the Lenders arising out of the transactions contemplated hereby (including, without limitation, preparations for and consultations concerning any such matters). The foregoing shall not be construed to limit any other provisions hereof, or of any Credit Document regarding costs and expenses to be paid by the Borrower or any Subsidiary. In the event that the Borrower or any Subsidiary Guarantor becomes a debtor under the Bankruptcy Code, each Agent's, each Issuer's and each Lender's secured claim in such case shall include interest on the Obligations and all fees, costs and charges provided for herein (including, without limitation, reasonable attorneys' fees actually incurred), all to the extent allowed by the Bankruptcy Code. The Borrower shall indemnify the Agents, the Issuers, and the Lenders against any transfer taxes, documentary taxes, assessments or charges made by any Authority by reason of the execution and delivery of this Agreement or the other Credit Documents.

                  SECTION 10.04. Indemnification. The Borrower shall indemnify the Agents, the Issuers, the Lenders and each Affiliate thereof and their respective directors, officers, employees and agents from, and hold each of them harmless against, any and all losses, liabilities, claims or damages to which any of them may become subject, insofar as such losses, liabilities, claims or damages arise out of or result from any actual or proposed use by the Borrower or any Subsidiary of the proceeds of any extension of credit by any Agent, and Issuer or any Lender hereunder or breach by the Borrower or any Subsidiary of this Agreement or any other Credit Document or from any investigation, litigation (including, without limitation, any actions taken by any Agent, any Issuer or any Lender to enforce this Agreement or any of the other Credit Documents) or other proceeding (including, without limitation, any threatened investigation or proceeding) relating to the foregoing, and the Borrower shall reimburse each Agent and each Lender, and each Affiliate thereof and their respective directors, officers, employees and agents, upon demand for any expenses (including, without limitation, legal fees) incurred in connection with any such investigation or proceeding; but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or wilful misconduct of the Person (or agent thereof) to be indemnified.

                  SECTION 10.05. Setoff; Sharing of Setoffs. (a) Each Obligor hereby grants to each Agent, each Issuer and each Lender a Lien on all Obligations owing to them from the Borrower upon all deposits or deposit accounts, of any kind, or any interest in any deposits or deposit accounts thereof, now or hereafter pledged, mortgaged, transferred or assigned to any Agent, any Issuer or any such Lender or otherwise in the possession or control of any Agent, any

Issuer or any such Lender for any purpose for the account or benefit of such Obligor and including any balance of any deposit account or of any credit of any such Obligor with any Agent, any Issuer or any such Lender, whether now existing or hereafter established hereby authorizing any Agent such Issuer or such Lender at any time or times with or without prior notice to apply such balances or any part thereof to such of the Obligations as are owing to such Agent, Issuer or Lender, then past due and in such amounts as they may elect, and whether or not the Collateral or any other collateral, if any, or the responsibility of other Persons primarily, secondarily or otherwise liable may be deemed adequate. The Collateral Agent appoints, authorizes and directs each other Agent, each Issuer and each Lender to act as a co-collateral agent for the Collateral Agent with respect to any Balances Collateral held by such Person from time to time. For the purposes of this paragraph, all remittances and property shall be deemed to be in the possession of any Agent, any Issuer or any Lender as soon as the same may be put in transit to it by mail or carrier or by other bailee.

                  (b) Each Lender agrees that if it shall, by exercising any such right of setoff or counterclaim or resort to collateral security or otherwise, receive payment of a proportion of the aggregate amount of the Obligations in respect of any Loans or Shared Risk Letter of Credit Obligations which is greater than the proportion received by any other Lender in respect of such Obligations, the Lender receiving such proportionately greater payment shall purchase such participations in the Loans or Shared Risk Letter of Credit Obligations owing to such other Lenders, and such other adjustments shall be made, as may be required so that all such payments shall be shared by the Lenders and the Administrative Agent pro rata; provided that (i) nothing in this SECTION shall impair the right of any Lender to exercise any right of setoff or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower other than its indebtedness under the Loans or such Shared Risk Letter of Credit Obligations, and (ii) if all or any portion of such payment so received by the purchasing Lender is thereafter recovered, such purchase from each other Lender shall be rescinded and such other Lender shall repay to the purchasing Lender the purchase price of such participation to the extent of such recovery together with an amount equal to such other Lender's ratable share (according to the proportion of (x) the amount of such other Lender's required repayment to (y) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. Each Obligor agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Loan, or risk participant with respect to any Shared Risk Letter of Credit Obligations, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of setoff or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of such Obligor in the amount of such participation.

                  SECTION 10.06. Amendments and Waivers. (a) Any provision of this Agreement, the Notes or any other Credit Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower, each Subsidiary Guarantor and the Required Lenders (and, if the rights or duties of any Agent or Issuer are affected thereby, by such Agent or such Issuer); provided that, no such amendment or waiver shall, unless signed by all Lenders, (i) change the Commitment of any Lender or subject any Lender to any additional obligation, (ii) change the principal of or rate of interest on any Loan or any fees (other than fees payable to any Agents or Issuers) hereunder,
(iii) change the

Termination Date or any other date fixed for any payment of principal of or interest on any Loan or any fees hereunder, (iv) change the amount of principal, interest or fees due on any date fixed for the payment thereof, (v) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the percentage of Lenders, which shall be required for the Lenders or any of them to take any action under this SECTION or any other provision of this Agreement, (vi) change the manner of application of any payments made under this Agreement or the Notes, or the provisions with respect to pro rata treatment among Lenders (including, without limitation, as to sharing of payments and expenses), (vii) except as expressly provided in this Agreement or any of the other Credit Documents, release or substitute, or agree to subordination of, all or any substantial part of the Collateral, (viii) release any Guarantee given to support payment of the Loans, (ix) change the definitions of "Borrowing Base," "Eligible Accounts," "Eligible Inventory," or "Required Lenders"; (x) change the provisions of any of ARTICLE 7 or SECTIONS 10.04 or 10.20, (xi) change the joint and several nature of the obligations of the Borrower and each Subsidiary Guarantor, or the several nature of the obligations of the Lenders under their respective Commitments, or (xii) change the dollar amounts set forth in clause
(ii)(a) and (iii) of the definition of Obligations.

                  (b) The Borrower will not solicit, request or negotiate for or with respect to any proposed waiver or amendment of any of the provisions of this Agreement except through the Administrative Agent, or unless each Lender shall be informed thereof by the Borrower and shall be afforded an opportunity of considering the same and shall be supplied by the Borrower with sufficient information to enable it to make an informed decision with respect thereto. Executed or true and correct copies of any waiver or consent effected pursuant to the provisions of this Agreement shall be delivered by the Borrower to the Administrative Agent (for distribution to each Lender) forthwith following the date on which the same shall have been executed and delivered by the requisite percentage of Lenders. The Borrower will not, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, to any Lender (in its capacity as such) as consideration for or as an inducement to the entering into by such Lender of any waiver or amendment of any of the terms and provisions of this Agreement unless such remuneration is concurrently paid, on the same terms, ratably to all such Lenders.

                  SECTION 10.07. No Margin Stock Collateral. Each of the Lenders represents to each Agent, each Issuer and each of the other Lenders that it in good faith is not, directly or indirectly (by negative pledge or otherwise), relying upon any Margin Stock as collateral in the extension or maintenance of the credit provided for in this Agreement.

                  SECTION 10.08. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that neither the Borrower nor any Subsidiary Guarantor may assign or otherwise transfer any of its rights under this Agreement.

                  (b) Any Lender may at any time sell to one or more Persons, provided that any such Person is a commercial bank or other financial institution, or an Affiliate thereof (each a "Participant") participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment hereunder or any other interest of such Lender hereunder; provided, however, that if a Lender is selling a participation in only a portion of its Commitment or any other interest of such Lender hereunder, the participation being sold (determined as of the effective date of the sale of the participation) shall be in an amount not less than Five Million Dollars ($5,000,000). In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Note for all purposes under this Agreement, and the Borrower and the Agents shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. In no event shall a Lender that sells a participation be obligated to the Participant to take or refrain from taking any action hereunder except that such Lender may agree that it will not (except as provided below), without the consent of the Participant, agree to
(i) the change of any date fixed for the payment of principal of or interest on the related loan or loans, (ii) the change of the amount of any principal, interest or fees due on any date fixed for the payment thereof with respect to the related loan or loans, (iii) the change of the principal of the related loan or loans, (iv) any change in the rate at which either interest is payable thereon or (if the Participant is entitled to any part thereof) fee is payable hereunder from the rate at which the Participant is entitled to receive interest or fee (as the case may be) in respect of such participation, (v) the release or substitution of all or any substantial part of the collateral (if any) held as security for the Loans, or (vi) the release of any Guarantee given to support payment of the Loans. Each Lender selling a participating interest in any Loan, Note, Commitment or other interest under this Agreement, will, within ten (10) Domestic Business Days of such sale, provide the Borrower and the Administrative Agent with written notification stating that such sale has occurred and identifying the Participant and the interest purchased by such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of
ARTICLE 8 with respect to its participation in Loans outstanding from time to time.

                  (c) Any Lender may at any time assign to one or more commercial banks or other financial institutions organized under laws of the United States of America or any state and having total assets in excess of Five Billion Dollars ($5,000,000,000) or an affiliate of any such bank or any other financial institution acceptable to the Administrative Agent in its sole discretion (each an "Assignee") all or a proportionate part of its rights and obligations under this Agreement, the Notes and the other Credit Documents, and such Assignee shall assume all such rights and obligations, pursuant to an Assignment and Acceptance, executed by such Assignee, such transferor Lender and the Administrative Agent (and, in the case of an Assignee that is not then a Lender, subject to clause (iii) below, by the Borrower); provided that (i) no interest may be sold by a Lender pursuant to this paragraph (c) unless the Assignee shall agree to assume ratably equivalent portions of the transferor Lender's Commitment, (ii) if a Lender is assigning only a portion of its Commitment, then, the amount of the Commitment being assigned (determined as of the effective date of the assignment) shall be in an amount not less than Five Million Dollars ($5,000,000), (iii) no interest may be sold by a Lender pursuant to this paragraph (c) to any Assignee that is not then a Lender (or an Affiliate of a Lender) without the prior written consent of the Administrative Agent, and, unless a Default or Event of Default is in existence, the Borrower, and (iv) a Lender may not have more than three (3) Assignees that are not then Lenders at any one time. Upon (A) execution of the Assignment and Acceptance by such transferor Lender, such Assignee, the Administrative Agent and (if applicable) the Borrower, (B) delivery of an executed copy of the Assignment and Acceptance to the Borrower and the Administrative Agent, (C) payment by such Assignee to such transferor Lender of an amount equal to the purchase price agreed between such transferor Lender and such Assignee, and (D) payment of a processing and recordation fee of Three Thousand Dollars ($3,000) to the Administrative Agent, such Assignee shall for all purposes be a Lender party to this Agreement and shall have all the rights and obligations of a Lender under this Agreement to the same extent as if it were an original party hereto with a Commitment as set forth in such instrument of assumption, and the transferor Lender shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by the Borrower, the Lenders or the Agents shall be required. Upon the consummation of any transfer to an Assignee pursuant to this paragraph (c), the transferor Lender, the Administrative Agent and the Borrower shall make appropriate arrangements so that, if required, a new Note is issued to each of such Assignee and such transferor Lender.

                  (d) Subject to the provisions of SECTION 10.09, the Borrower authorizes each Lender, each Agent and each Issuer to disclose to any Participant, Assignee or other transferee (each a "Transferee") and any prospective Transferee any and all financial information in such Lender's possession concerning the Borrower which has been delivered to such Lender, Agent or Issuer by the Borrower pursuant to this Agreement or which has been delivered to such Lender, Agent or Issuer by the Borrower in connection with such Lender's, Agent's or Issuer's credit evaluation prior to entering into this Agreement.

                  (e) No Transferee shall be entitled to receive any greater payment under SECTION 2.11 or 8.03 than the transferor would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower's prior written consent or by reason of the provisions of SECTION 2.11, 8.02 or 8.03 requiring such Lender to designate a different Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

                  (f) Anything in this SECTION 10.08 to the contrary notwithstanding, any Lender may assign and pledge all or any portion of the Loans and/or obligations owing to it to any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank, provided that any payment in respect of such assigned Loans and/or obligations made by the Borrower to the assigning and/or pledging Lender in accordance with the terms of this Agreement shall satisfy the Borrower's obligations hereunder in respect of such assigned Loans and/or obligations to the extent of such payment. No such assignment shall release the assigning and/or pledging Lender from its obligations hereunder.

                  SECTION 10.09. Confidentiality. Each Lender agrees to exercise commercially reasonable efforts to keep any information delivered or made available by the Borrower to it pursuant to SECTION 4.04 or 5.01, or any other information which is clearly indicated to be confidential information, confidential from anyone other than persons employed or retained by such Agent, Issuer or Lender who are or are expected to become engaged in evaluating, approving, structuring or administering the transactions contemplated hereby ; provided that nothing herein shall prevent any Agent, Issuer or Lender from disclosing such information (i) to any other Agent, Issuer or Lender, (ii) upon the order of any court or administrative agency, (iii) upon the request or demand of any regulatory agency or authority having jurisdiction over such Agent, Issuer or Lender, (iv) which has been publicly disclosed, (v) to the extent reasonably required in connection with any litigation to which any Agent, Issuer or Lender or their respective Affiliates may be a party, (vi) to the extent reasonably required in connection with the exercise of any remedy hereunder, (vii) to such Agent's, Issuer's or Lender's legal counsel and independent auditors and (viii) to any actual or proposed Participant, Assignee or other Transferee of all or part of its rights hereunder which has agreed in writing to be bound by the provisions of this SECTION 10.09; provided that should disclosure of any such confidential information be required by virtue of clause (ii) of the immediately preceding sentence, to the extent permitted by law, any relevant agent, Issuer or Lender shall promptly notify the Borrower of same so as to allow the Borrower to seek a protective order or to take any other appropriate action; provided, further, that, no Agent, Issuer or Lender shall be required to delay compliance with any directive to disclose any such information so as to allow the Borrower to effect any such action.

                  SECTION 10.10. Representation by Lenders. Each Lender hereby represents that it is a commercial Lender or financial institution which makes loans in the ordinary course of its business and that it will make its Loans hereunder for its own account in the ordinary course of such business; provided that, subject to SECTION 10.08, the disposition of the Note or Notes held by that Lender shall at all times be within its exclusive control.

                  SECTION 10.11. Obligations Several. The obligations of each Lender, each Agent and each Issuer hereunder are several, and no Agent, Issuer or Lender shall be responsible for the obligations or commitment of any other Lender, Agent or Issuer hereunder. Nothing contained in this Agreement and no action taken by any Agent, Issuer or Lender pursuant hereto shall be deemed to constitute any of them to be a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Agent, Issuer or Lender hereunder shall be a separate and independent Debt, and each Agent, Issuer or Lender shall be entitled to protect and enforce its rights arising out of this Agreement or any other Credit Document and it shall not be necessary for any other Agent, Issuer or Lender to be joined as an additional party in any proceeding for such purpose.

                  SECTION 10.12. Georgia Law. This Agreement, each Note and each other Credit Documents shall be construed in accordance with and governed by the internal laws of the State of Georgia.

                  SECTION 10.13. Severability. In case any one or more of the provisions contained in this Agreement, the Notes or any of the other Credit Documents should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby and shall be enforced to the greatest extent permitted by law.

                  SECTION 10.14. Interest. (a) In no event shall the amount of interest, and all charges, amounts or fees contracted for, charged or collected pursuant to this Agreement, the Notes or the other Credit Documents and deemed to be interest under applicable law

(collectively, "Interest") exceed the highest rate of interest allowed by applicable law (the "Maximum Rate"), and in the event any such payment is inadvertently received by any Lender, then the excess sum (the "Excess") shall be credited as a payment of principal, unless the Borrower shall notify such Lender in writing that it elects to have the Excess returned forthwith. It is the express intent hereof that the Borrower not pay and the Lenders, the Agents and the Issuers not receive, directly or indirectly in any manner whatsoever, interest in excess of that which may legally be paid by the Borrower under applicable law. The right to accelerate maturity of any of the Loans does not include the right to accelerate any interest that has not otherwise accrued on the date of such acceleration, and the Administrative Agent and the Lenders do not intend to collect any unearned interest in the event of any such acceleration. All monies paid to any Agent, any Issuer or any Lender hereunder or under any of the Notes or the other Credit Documents, whether at maturity or by prepayment, shall be subject to rebate of unearned interest as and to the extent required by applicable law. By the execution of this Agreement, the Borrower covenants, to the fullest extent permitted by law, that (i) the credit or return of any Excess shall constitute the acceptance by the Borrower of such Excess, and (ii) the Borrower shall not seek or pursue any other remedy, legal or equitable, against any Agent, Issuer or Lender, based in whole or in part upon contracting for charging or receiving any Interest in excess of the Maximum Rate. For the purpose of determining whether or not any Excess has been contracted for, charged or received by any Agent, Issuer or Lender, all interest at any time contracted for, charged or received from the Borrower in connection with this Agreement, the Notes or any of the other Credit Documents shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread in equal parts throughout the full term of the Commitments. The Borrower, the Agents, the Issuers and the Lenders each shall, to the maximum extent permitted under applicable law, (i) characterize any non-principal payment as an expense, fee or premium rather than as Interest and (ii) exclude voluntary prepayments and the effects thereof. The provisions of this SECTION shall be deemed to be incorporated into each Note and each of the other Credit Documents (whether or not any provision of this SECTION is referred to therein). All such Credit Documents and communications relating to any Interest owed by the Borrower and all figures set forth therein shall, for the sole purpose of computing the extent of obligations hereunder and under the Notes and the other Credit Documents be automatically recomputed by the Borrower, and by any court considering the same, to give effect to the adjustments or credits required by this SECTION.

                  (b) Pursuant to O.C.G.A. ss.7-4-2, the Borrower, the Issuers, the Agents and the Lenders hereby agree that the only changes imposed or to be imposed by the Issuers, the Agents or the Lenders upon the Borrower for the use of money in connection with the Loans is and will be the interest required to be paid under the provisions of SECTION 2.05 of this Agreement and the related provisions of the Notes, and that the fees payable pursuant to
SECTION 2.06 are and shall be deemed to be compensation for services and are not and shall not be deemed to be interest or any other charge for the use, forbearance or detention of money.

                  SECTION 10.15. Interpretation. No provision of this Agreement or any of the other Credit Documents shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or dictated such provision.

                  SECTION 10.16. WAIVER OF JURY TRIAL; CONSENT TO JURISDICTION. EACH OF THE BORROWER, THE LENDERS, THE ISSUERS, AND THE AGENTS IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF THIS AGREEMENT, ANY OF THE OTHER CREDIT DOCUMENTS, OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, (B) SUBMITS TO THE NONEXCLUSIVE PERSONAL JURISDICTION IN THE STATE OF GEORGIA, THE COURTS THEREOF AND THE UNITED STATES DISTRICT COURTS SITTING THEREIN, FOR THE ENFORCEMENT OF THIS AGREEMENT, THE NOTES AND THE OTHER CREDIT DOCUMENTS, (C) WAIVES ANY AND ALL PERSONAL RIGHTS UNDER THE LAW OF ANY JURISDICTION TO OBJECT ON ANY BASIS (INCLUDING, WITHOUT LIMITATION, INCONVENIENCE OF FORUM) TO JURISDICTION OR VENUE WITHIN THE STATE OF GEORGIA FOR THE PURPOSE OF LITIGATION TO ENFORCE THIS AGREEMENT, THE NOTES OR THE OTHER CREDIT DOCUMENTS, AND (D) AGREES THAT SERVICE OF PROCESS MAY BE MADE UPON IT IN THE MANNER PRESCRIBED IN SECTION 10.01 FOR THE GIVING OF NOTICE TO THE BORROWERS. NOTHING HEREIN CONTAINED, HOWEVER, SHALL PREVENT ANY AGENT FROM BRINGING ANY ACTION OR EXERCISING ANY RIGHTS AGAINST ANY SECURITY AND AGAINST THE BORROWERS PERSONALLY, AND AGAINST ANY ASSETS OF THE BORROWERS, WITHIN ANY OTHER STATE OR JURISDICTION.

                  SECTION 10.17. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                  SECTION 10.18. Source of Funds -- ERISA. Each of the Lenders hereby severally (and not jointly) represents to the Borrower that no part of the funds to be used by such Lender to fund the Loans hereunder from time to time constitutes (i) assets allocated to any separate account maintained by such Lender in which any employee benefit plan (or its related trust) has any interest nor (ii) any other assets of any employee benefit plan. As used in this SECTION, the terms "employee benefit plan" and "separate account" shall have the respective meanings assigned to such terms in SECTION 3 of ERISA.

                  SECTION 10.19. Credit Inquiries. The Borrower hereby authorizes and permits each Agent, Issuer and Lender, at its discretion and without any obligation to do so, to respond to credit inquiries from third parties concerning the Borrower or any of its Subsidiaries.

                  SECTION 10.20. Consequential Damages. NONE OF THE LENDERS, NOR ANY OF THE ISSUERS, OR THE AGENTS, SHALL BE RESPONSIBLE OR LIABLE TO THE BORROWER OR ANY OTHER PERSON OR ENTITY FOR ANY PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

                  SECTION 10.21. Entire Agreement. This Agreement, together with the other Loan Documents, constitute the entire agreement among the parties hereto with respect to the subject matter hereof, and supersede and replace any agreement, written or oral, existing between or among the parties hereto in respect of such subject matter. Without limitation, the Prior Loan Agreement, together with all "Loan Documents" (as defined therein) executed in connection therewith, are superseded and replaced, in their entirety, hereby and by the other Loan Documents, and any "Event of Default" (as defined therein) under the Prior Loan Agreement heretofore existing, is hereby waived by the Lenders.

                  SECTION 10.22. Continuing Effect. This Agreement, together with all other Credit Documents, shall continue in full force and effect, notwithstanding the termination of any one, or more or all of the Commitments or the payment in full of one, or more of all of the Obligations, unless and until all Commitments have been terminated and all Obligations (including, without limitation, any Letter of Credit Obligations in the nature of contingent obligations) have been fully paid and satisfied, each in accordance with the terms and conditions hereof and of the other Credit Documents.



               [SIGNATURES ARE CONTAINED ON THE FOLLOWING PAGES.]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, under seal, by their respective authorized officers as of the day and year first above written.

                                  "BORROWER"

                                  THOMASTON MILLS, INC.


                                  By: /s/ Neil H. Hightower         (SEAL)
                                     -------------------------------------
                                     Neil H. Hightower
                                     President and Chief Executive Officer

                                  Attest: /s/ A. William Ott
                                         ---------------------------------
                                         A. William Ott
                                         Vice President-Finance

                                           (CORPORATE SEAL)

                                  Address for Notices:

                                  115 East Main Street
                                  P.O. Box 1131
                                  Thomaston, Georgia  30286
                                  Attention:  Vice President-Finance
                                  Telecopier No. (706) 646-5094
                                  Confirmation No. (706) 647-7131

                                  With Copy(ies) to:

                                  Jones, Day, Reavis & Pogue
                                  3500 SunTrust Plaza
                                  303 Peachtree Street, N.E.
                                  Atlanta, Georgia  30308-3242
                                  Attention:  John Edwards
                                  Telecopier No. (404) 581-3880
                                  Confirmation No. (404) 521-3939

                                   "SUBSIDIARY GUARANTOR"

                                   THOMASTON MILLS FSC, INC.


                                   By: /s/ Neil H. Hightower          (SEAL)
                                       -------------------------------------
                                       Neil H. Hightower
                                       President and Chief Executive Officer

                                   Attest:  /s/ A. William
                                            --------------------------------
                                            A. William Ott
                                            Vice President-Finance

                                            (CORPORATE SEAL)

                                   Address for Notices:

                                   115 East Main Street
                                   P.O. Box 1131
                                   Thomaston, Georgia  30286
                                   Attention:  Vice President-Finance
                                   Telecopier No. (706) 646-5094
                                   Confirmation No. (706) 647-7131

                                   With Copy(ies) to:

                                   Jones, Day, Reavis & Pogue
                                   3500 SunTrust Plaza
                                   303 Peachtree Street, N.E.
                                   Atlanta, Georgia  30308-3242
                                   Attention:  John Edwards
                                   Telecopier No. (404) 581-8330
                                   Confirmation No. (404) 521-3939

COMMITMENTS                        SUNTRUST BANK, ATLANTA,
                                   as Administrative Agent,
                                   Syndication Agent and as a Lender     (SEAL)
Revolving Loan
Commitment:
$20,466,000.00
                                   By: /s/ David W. Penter
                                      -----------------------------------
Term Loan                             Name:  David W. Penter
Commitment:                                 -----------------------------
$8,186,400.00                         Title: Senior Vice President
                                            -----------------------------
                                   By:   /s/ Kim A. Willis
                                       ----------------------------------
                                       Name:  Kim A. Willis
                                            -----------------------------
                                       Title: Banking Officer
                                             ----------------------------

                                            (CORPORATE SEAL)

Pike Facility                      Lending Office
Bonds Standby                      SunTrust Bank, Atlanta
Letter of Credit                   25 Park Place
Commitment:                        24th Floor
$1,766,898.00                      Atlanta, Georgia  30303
                                   Attention:  Kim Willis
                                   Telecopier Number: (404) 575-2594
                                   Confirmation Number:
                                                        ------------------

                                   With Copy(ies) to:

                                   King & Spalding
                                   191 Peachtree Street
                                   Atlanta, Georgia  30303-1763
                                   Attention:  G. Lemuel Hewes
                                   Telecopy Number:  404-572-5149
                                   Confirmation Number:  404-572-4862

COMMITMENTS                        WACHOVIA BANK, N.A.,
                                   as Special Issuer, Documentation Agent,
                                   Collateral Agent, and as a Lender     (SEAL)
Revolving Loan
Commitment:
$15,169,500.00
                                   By: /s/ James T. Glemon, III
Term Loan                              -------------------------------
Commitment:                             Name: James T. Glemon, III
$6,067,800.00                                -------------------------
                                        Title: Asst. Vice President
                                              ------------------------

                                  Lending Office
Pike Facility Bonds               Wachovia Bank, N.A.
Standby Letter of                 191 Peachtree Street, N.E.
Credit Commitment:                Mail Code 212
$1,309,634.00                     Atlanta, Georgia 30303-1757
                                  Attention: Structured Finance
                                  Telecopier number: 404-332-6920
                                  Confirmation number: 404-332-6559
Prudential Notes Standby
Letter of Credit                  With Copy(ies) to:
Commitment:
$13,207,027.00                    King & Spalding
                                  191 Peachtree Street
Commercial Letters of             Atlanta, Georgia  30303-1763
Credit Commitment:                Attention:  Gerald T. Woods
$1,500,000.00                     Telecopier number:  404-572-5149
                                  Confirmation number:  404-572-4786

COMMITMENTS                       NATIONSBANK, N.A.,
                                  as a Lender                            (SEAL)
Revolving Loan
Commitment:
$9,364,500.00
                                   By: /s/ E. Phifer Helms
                                      ------------------------------
                                      Name:  E. Phifer Helms
                                      Title: Senior Vice-President
Term Loan
Commitment:
$3,745,800.00                      Lending Office
                                   NationsBank, N.A.
Pike Facility Bonds                101 N. Tryon St., 15th Floor
Standby Letter of Credit           -------------------------------------
Commitment:                        Charlotte, NC  28255
$808,468.00                        -------------------------------------

                                   -------------------------------------
                                   Attention: Robert L. Woodbury
                                             ---------------------------
                                   Telecopier Number: 704-386-8694
                                                     -------------------
                                   Confirmation Number: 704-386-7429
                                                       -----------------
                                     (TELEPHONE)

                                   With Copy(ies) to:

                                   -------------------------------------

                                   -------------------------------------

                                   -------------------------------------
                                   Attention:
                                             ---------------------------
                                   Telecopier Number:
                                                     -------------------
                                   Confirmation Number:
                                                       -----------------

TOTAL COMMITMENTS:

Revolving Loans:
$45,000,000.00

Term Loans
$18,000,000.00

Pike Facility Bond
Letter of Credit
$3,885,000.00

Prudential Notes Standby
Letter of Credit
Commitment:
$13,207,027.00

Commercial Letters of
Credit Commitment:
$1,500,000.00

                                   SUNTRUST EQUITABLE SECURITIES
                                   CORPORATION, as Arranger and Lead
                                   Manager


                                   By: /s/ Robert F. Marws
                                      -----------------------------------
                                      Name:  Robert F. Marws
                                             ----------------------------
                                      Title: Managing Director
                                             ----------------------------

                                   By:
                                      -----------------------------------
                                         Name:
                                             ----------------------------
                                         Title:
                                             ----------------------------

                                                    (CORPORATE SEAL)



                                   Address for Notices:


                                   -------------------------------------

                                   -------------------------------------

                                   -------------------------------------

                                   -------------------------------------
                                   Telecopier Number:
                                                     -------------------
                                   Confirmation Number:
                                                       -----------------


                                   With Copy(ies) to:


                                   -------------------------------------

                                   -------------------------------------

                                   -------------------------------------

                                   -------------------------------------
                                   Telecopier Number:
                                                     -------------------
                                   Confirmation Number:
                                                       -----------------